As filed with the Securities and Exchange Commission on March 2, 2005
                                Registration Statement No. 333-________________
===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                          ---------------------------
                        BellaVista Finance Corporation
           (Exact Name of Co-Registrant as Specified in Its Charter)


                   Delaware                                              20-1372845
(State or other Jurisdiction of Incorporation or          (I.R.S. Employer Identification Number)
                 Organization)

                         1299 Ocean Avenue, Suite 230
                        Santa Monica, California 90401
                                 310-255-4408
      (Address, Including Zip Code, and Telephone Number, Including Area
            Code, of Co-Registrant's Principal Executive Offices)
                          ---------------------------
                        BellaVista Funding Corporation
           (Exact Name of Co-Registrant as Specified in Its Charter)


                   Delaware                                           20-1372869
(State or other Jurisdiction of Incorporation or          (I.R.S. Employer Identification Number)
                 Organization)

                         1299 Ocean Avenue, Suite 240
                        Santa Monica, California 90401
                                 310-255-4443
      (Address, Including Zip Code, and Telephone Number, Including Area
             Code, of Co-Registrant's Principal Executive Offices)
                          ---------------------------

                                  CLAUS LUND
                        BellaVista Finance Corporation
                         1299 Ocean Avenue, Suite 230
                        Santa Monica, California 90401
                                 310-255-4408
      (Name, Address, Including Zip Code, and Telephone Number, Including
                       Area Code, of Agent for Service)

                                With a copy to:
                             EDWARD J. FINE, ESQ.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                              New York, NY 10019
                                 212-839-5395
                          ===========================
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                 CALCULATION OF REGISTRATION FEE
========================================== ==================== ===================== ==================== ====================
                                                                  Proposed Maximum      Proposed Maximum
 Title of Each Class of Securities to be      Amount to be         Offering Price      Aggregate Offering        Amount of
               Registered                      Registered             Per Unit              Price(1)          Registration Fee
------------------------------------------ -------------------- --------------------- -------------------- --------------------
Asset-Backed Securities                        $1,000,000               100%              $1,000,000             $117.70
========================================== ==================== ===================== ==================== ====================

(1) Estimated solely for purposes of calculating the Registration Fee.

     THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               Explanatory Note

     This Registration Statement includes (1) the basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Collateralized Mortgage Bonds, (2) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of first mortgage loans and (3) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Bonds representing debt of a trust issuer whose assets consist primarily of home equity loans. The collateral for either type of structure may consist of first mortgage loans or home equity loans or lines of credit.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to completion, dated March ___, 2005
                        BELLAVISTA FINANCE CORPORATION
                                      or
                        BELLAVISTA FUNDING CORPORATION
                                  (Depositor)

                            Asset-Backed Securities
                             (Issuable in Series)


-----------------------------------
Consider carefully the risk             THE TRUSTS
factors beginning on page 1 in
this prospectus.                        The depositor, either BellaVista Finance Corporation or BellaVista Funding
                                        Corporation, will establish a separate trust for each series of securities to
The securities will represent           hold the assets transferred to it by the depositor. The assets of each trust will
obligations of or interests in the      be specified in the related prospectus supplement and may consist of:
related trust created for that
series of securities only, and          o    fixed rate mortgage loans secured by senior and junior liens on one- to
will not represent an interest in            four-family residential properties;
or obligation of BellaVista
Finance Corporation or                  o    adjustable rate mortgage loans secured by senior and junior liens on one-
BellaVista Funding                           to four-family residential properties;
Corporation, as depositor,
Belvedere Trust Mortgage                o    closed-end and/or revolving home equity loans or certain balances
Corporation, or any of their                 thereof secured by senior and junior liens on one- to four-family
affiliates.                                  residential properties; and

This prospectus may be used to          o    other assets described in the prospectus supplement.
offer and sell a series of
securities only if accompanied
by the prospectus supplement
for that series.
-----------------------------------


                                THE SECURITIES

     The depositor, either BellaVista Finance Corporation or BellaVista Funding Corporation, will sell each series of securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust established for that series. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

                             OFFERS OF SECURITIES

     The securities may be offered through several different methods, including offerings through underwriters.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               March [__], 2005


                                                  TABLE OF CONTENTS


RISK FACTORS......................................................................................................1
     Limited Source of Payments - No Recourse to Depositor, Seller or Servicer....................................1
     Credit Enhancement May Not Be Sufficient to Protect You from Losses..........................................1
     Prepayments on the Loans Will Affect the Yield on the Securities.............................................2
     Nature of Loans..............................................................................................3
     A Lack of Secondary Markets May Limit Your Ability to Resell the Securities..................................5
     Consequences of Owning Book-Entry Securities.................................................................5
     Payments to and Rights of Investors May Be Adversely Affected by the
     Insolvency of a Seller, the Depositor or a Servicer..........................................................6
     Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences.................7
     Consumer Protection Laws May Adversely Affect You............................................................7
     You Could Be Adversely Affected By Violations Of Environmental Laws..........................................9
     Ratings Of The Securities Do Not Assure Their Payment........................................................9
THE DEPOSITOR....................................................................................................12
THE TRUSTS.......................................................................................................12
     General.....................................................................................................12
     The Loans...................................................................................................14
     Home Equity Loans...........................................................................................15
     Loan Information............................................................................................16
     Substitution of Loans.......................................................................................17
USE OF PROCEEDS..................................................................................................17
LOAN PROGRAM.....................................................................................................18
     Underwriting Process........................................................................................18
     Alternative Underwriting Standards..........................................................................18
     Originators.................................................................................................18
     Quality Assurance...........................................................................................19
     Representations by Originators and Sellers; Repurchases.....................................................19
DESCRIPTION OF THE SECURITIES....................................................................................20
     General.....................................................................................................21
     Distributions on Securities.................................................................................22
     Advances....................................................................................................24
     Reports to Securityholders..................................................................................25
     Categories of Classes of Securities.........................................................................27
     Indices Applicable to Floating Rate and Inverse Floating Rate Classes.......................................29
     Book-Entry Registration of Securities.......................................................................33
     Credit Enhancement..........................................................................................38
YIELD AND PREPAYMENT CONSIDERATIONS..............................................................................44
THE AGREEMENTS...................................................................................................47
     Assignment of the Loans.....................................................................................47
     No Recourse to Sellers, Depositor or Master Servicer........................................................48
     Payments on Loans; Deposits to Collection Account...........................................................49
     Subservicing by Sellers or Originators......................................................................51
     Collection Procedures.......................................................................................52
     Hazard Insurance............................................................................................52
     Primary Mortgage Insurance..................................................................................54
     Claims Under Insurance Policies and Other Realization Upon Defaulted Loans..................................55
     Servicing and Other Compensation and Payment of Expenses....................................................56
     Evidence as to Compliance...................................................................................57
     Certain Matters Regarding the Master Servicer and the Depositor.............................................57
     Events of Default; Rights Upon Event of Default.............................................................58
     Amendment...................................................................................................61
     Termination; Optional Termination...........................................................................62
THE TRUSTEE......................................................................................................63
CERTAIN LEGAL ASPECTS OF THE LOANS...............................................................................63
     General.....................................................................................................64
     Foreclosure/Repossession....................................................................................64
     Environmental Risks.........................................................................................66
     Rights of Redemption........................................................................................68
     Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens.....................................................68
     Due-on-Sale Clauses.........................................................................................69
     Enforceability of Prepayment and Late Payment Fees..........................................................69
     Applicability of Usury Laws.................................................................................70
     Servicemembers Civil Relief Act.............................................................................70
     Junior Mortgages; Rights of Senior Mortgagees...............................................................70
     Consumer Protection Laws....................................................................................71
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................72
     General.....................................................................................................72


                                                         i




     Non-REMIC Securities........................................................................................73
     REMIC Securities............................................................................................80
     Taxation of Owners of Regular Interest Securities...........................................................81
     Taxation of Owners of Residual Interest Securities..........................................................83
     Prohibited Transactions and Other Possible Taxes............................................................92
     Termination of REMIC........................................................................................92
     Reporting and Other Administrative Matters..................................................................93
     Backup Withholding..........................................................................................94
     Sales of Securities.........................................................................................94
     Foreign Investors in Securities.............................................................................95
     State Tax Considerations....................................................................................96
ERISA CONSIDERATIONS.............................................................................................96
LEGAL INVESTMENT................................................................................................100
METHOD OF DISTRIBUTION..........................................................................................101
LEGAL MATTERS...................................................................................................102
FINANCIAL INFORMATION...........................................................................................103
AVAILABLE INFORMATION...........................................................................................103
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................................103
RATING..........................................................................................................104
INDEX OF DEFINED TERMS..........................................................................................105

                  IMPORTANT NOTICE ABOUT INFORMATION IN THIS
                       PROSPECTUS AND EACH ACCOMPANYING
                             PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o this prospectus, which provides general information, some of which may not apply to a particular series; and

     o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     If the terms of your series of securities and any other information contained herein vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

     We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

     You can find a listing of the pages on which many of the terms used in this prospectus are defined under "Index of Defined Terms" beginning on page 105 of this prospectus.

                                 RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the securities. You should also consider the risk factors described in the prospectus supplement.


Limited Source of Payments - No Recourse to            The assets of the trust are the sole source of
Depositor, Seller or Servicer                          distributions for the securities. Neither the securities
                                                       nor the loans will be guaranteed by or insured by any
                                                       governmental agency or instrumentality, the depositor, any seller, the master servicer, the trustee or any of their
                                                       affiliates, unless so specified in the prospectus
                                                       supplement. Consequently, if payments on the loans and any credit enhancement are insufficient to make all payments
                                                       required on the securities you may incur a loss on your
                                                       investment.

                                                       You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on
                                                       the securities. Nor will you have recourse against the
                                                       assets of the trust related to any other series of
                                                       securities.

                                                       The securities will not represent an interest in the
                                                       depositor, any servicer, any seller to the depositor, or
                                                       anyone else except the trust. The only obligation of the
                                                       depositor to the trust comes from certain representations
                                                       and warranties made by it about assets transferred to the
                                                       trust. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. The depositor does not have
                                                       significant assets and is unlikely to have significant
                                                       assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                                       o  funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

                                                       o  funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

                                                       The only obligations of the master servicer to the trust
                                                       consist of its obligations to service the related loans in accordance with the terms of the related pooling and
                                                       servicing agreement.


Credit Enhancement May Not Be                          Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some


                                                         1




Sufficient to  Protect You from Losses                 classes of a series of securities and the amount of any
                                                       credit enhancement will be limited as described in the
                                                       applicable prospectus supplement. Furthermore, the amount
                                                       of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted
                                                       from payments or for other reasons before the securities
                                                       covered by the credit enhancement are paid in full. In
                                                       addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or
                                                       may not cover fraud or negligence by a loan originator or
                                                       other parties. Also, the trustee may be permitted to
                                                       reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the securities at the request of the depositor
                                                       indicate that that would not cause them to change adversely their rating of the securities. Consequently,
                                                       securityholders may suffer losses even though a credit
                                                       enhancement exists and its provider does not default.

Prepayments on the Loans Will Affect the               The rate of principal distributions and yield to maturity
Yield on the Securities                                on the securities will be directly related to the rate of
                                                       principal payments on the loans. The rate of principal
                                                       payments on the loans will be affected by the following:

                                                       o the amortization schedules of the loans;

                                                       o the rate of principal prepayments (including partial
                                                         prepayments and prepayments resulting from refinancing) by borrowers;

                                                       o liquidations or repurchases of defaulted loans by the
                                                         master servicer;

                                                       o repurchases of loans by sellers as a result of defective documentation or breaches of representations and
                                                         warranties; and

                                                       o the mandatory or optional purchase by the master servicer or other entity with such rights of all of the loans or
                                                         some or all of the securities in connection with an
                                                         optional redemption of securities or termination of the
                                                         trust.

                                                       The rate of principal payments on loans is influenced by a variety of economic, geographic, social and other factors.
                                                       For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of
                                                       prepayment would generally be expected to increase.
                                                       Conversely, if interest rates on similar loans rise above
                                                       the interest rates on the loans, the rate of prepayment
                                                       would generally be expected to decrease.

                                                       We cannot predict the rate at which borrowers will repay


                                                        2




                                                       their loans. Please consider the following:

                                                       o If you are purchasing a security at a discount, your
                                                         yield may be lower than expected if principal payments on
                                                         the loans occur at a slower rate than you expected;

                                                       o If you are purchasing a security at a premium, your yield may be lower than expected if principal payments on the
                                                         loans occur at a rate faster than you expected and, in the case of an interest-only security, you could lose your
                                                         entire investment; and

                                                       o The earlier a payment of principal occurs, the greater
                                                         the impact on your yield. For example, if you purchase a
                                                         security at a premium, although the average rate of
                                                         principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate
                                                         higher than expected, which would adversely impact your
                                                         yield, a subsequent reduction in the rate of principal
                                                         payments will not offset any adverse yield effect.

Nature of Loans                                        Because your securities represent an interest in loans or are
                   Declines in Property Values         secured by loans, your investment may be affected by
                   May Increase Loan Losses            declines in property values. If the outstanding balance of a loan and any secondary financing on the underlying
                                                       property is greater than the value of the property, there
                                                       is an increased risk of delinquency, default, foreclosure
                                                       and loss. A decline in property values could extinguish the value of a junior lien holder's interest in a property.
                                                       Losses on such loans that are not otherwise covered by the credit enhancement described in the prospectus supplement
                                                       will be borne by the holders of one or more classes of
                                                       securities.

                   Delays in Liquidation               Substantial delays may occur before defaulted loans are
                   May Adversely Affect You            liquidated and the proceeds forwarded to investors.
                                                       Property foreclosure actions are regulated by state
                                                       statutes and rules and are subject to many of the delays
                                                       and expenses that characterize lawsuits if defenses or
                                                       counterclaims are raised. As a result, foreclosure actions can sometimes take several years to complete and the
                                                       liquidation proceeds may not cover the defaulted loan
                                                       amount. In particular, because many of the costs associated with a liquidation do not vary based on the loan amount,
                                                       the risk of insufficient liquidation proceeds is greater
                                                       with small loans. Some states prohibit a mortgage lender
                                                       from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold
                                                       outside of a judicial proceeding.

                                                       In addition, federal and state statutory provisions,


                                                        3


                                                       including the federal bankruptcy laws and state laws
                                                       affording relief to debtors, may interfere with or affect
                                                       the ability of the master servicer to liquidate a mortgaged property, which could result in a delay in payments to you.

                    Junior Lien Priority Could         Loans may be secured by mortgages and deeds of trust that
                    Result in Payment Delays           are junior in priority. Junior liens receive proceeds from
                    and Losses                         a sale of the related property only after the senior liens have been paid. If the proceeds remaining after the senior liens have been paid are insufficient to satisfy the loans, then:

                                                       o there may be a delay in payments to securityholders while a deficiency judgment against the borrower is sought; and

                                                       o securityholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

                    Loans Underwritten to              Loans supporting a series of securities may include loans
                    Standard Below "A"                 underwritten according to standards below "A" quality
                    Quality May Result in              (e.g., Alt-A, A minus or subprime). Such loans may be
                    Unexpected Losses                  illiquid and present greater credit and other risks than
                                                       conforming mortgage loans. In addition, such loans may lack standardized terms and may be secured by properties that
                                                       are unique and more difficult to value than typical
                                                       residential properties. Loans may have been underwritten
                                                       primarily on the basis of loan-to-value ratios or favorable credit factors rather than on the borrower's credit
                                                       standing or income ratios. Accordingly, the potential loss experience on non "A" quality loans supporting a series of securities may be more difficult to evaluate compared to
                                                       the experience for "A" quality or other more standardized
                                                       types of residential and mixed-use properties. Actual
                                                       losses incurred on such lower quality loans may exceed
                                                       levels of credit enhancement thought to be sufficient to
                                                       protect securityholders from risk of loss.




                    Concentration of Loans             Loans may be secured by properties that are concentrated in
                    Could Adversely Affect             particular geographic areas, as specified in the prospectus
                    Your Investment                    supplement. Consequently, losses and prepayments on the
                                                       loans and the resulting payments on the securities may be
                                                       affected significantly by changes in the housing markets
                                                       and the regional economies in these areas and by the
                                                       occurrence of natural disasters in these areas, such as
                                                       earthquakes, hurricanes, tornadoes, tidal waves, mud
                                                       slides, fires and floods.


                    Losses On Balloon Payment          Some of the underlying loans may not be fully amortizing
                    Mortgages Are Borne By             over their terms to maturity and, thus, will require
                    You                                substantial principal payments (that is, balloon payments)
                                                       at their stated maturity. Loans with balloon payments



                                                        4




                                                       involve a greater degree of risk than fully amortizing
                                                       loans because typically the borrower must be able to
                                                       refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this
                                                       will depend on such factors as mortgage rates at the time
                                                       of sale or refinancing, the borrower's equity in the
                                                       property, the relative strength of the local housing
                                                       market, the financial condition of the borrower, and tax
                                                       laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.


                    Your Risk Of Loss May Be           The trust may include loans that were originated with
                    Higher Than You Expect If          loan-to-value ratios in excess of the value of the related
                    your Securities Are Backed         mortgaged property. Under these circumstances, the trust
                    By Partially Unsecured             could be treated as a general unsecured creditor as to the
                    Loans                              unsecured portion of any related loan. In the event of a
                                                       default under a loan that is unsecured in part, the trust
                                                       will have recourse only against the borrower's assets
                                                       generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

                    Disproportionate Effect of         Liquidation expenses of defaulted loans generally do not
                    Liquidation Expenses May           vary directly with the outstanding principal balance of the
                    Adversely Affect You               loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small
                                                       remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount
                                                       realized after expenses is smaller as a percentage of the
                                                       outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal
                                                       balance.

A Lack of Secondary Markets May Limit                  A secondary market for the securities of any series or
Your Ability to Resell the Securities                  class may not develop. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to
                                                       you.

                                                       The secondary market for asset-backed securities has
                                                       experienced periods of illiquidity and can be expected to
                                                       do so in the future. Illiquidity can have a severely
                                                       adverse effect on the prices of securities that are
                                                       especially sensitive to prepayment, credit, or interest
                                                       rate risk, or that have been structured to meet the
                                                       investment requirements of limited categories of investors.
                                                       The securities will not be listed on any securities
                                                       exchange.


Consequences of Owning Book-Entry                      Limit on Liquidity of Securities. Issuance of the
                                                       securities in book-entry form may reduce their liquidity in


                                                        5




Securities                                             the secondary trading market because investors may be
                                                       unwilling to purchase securities for which they cannot
                                                       obtain physical certificates.

                                                       Limit on Ability to Transfer or Pledge. Since transactions in the book-entry securities can be effected only through
                                                       the Depository Trust Company ("DTC"), participating
                                                       organizations, indirect participants and certain banks,
                                                       your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC
                                                       system or otherwise to take actions in respect of such
                                                       securities, may be limited due to lack of a physical
                                                       certificate.

                                                       Delays in Distributions. You may experience some delay in
                                                       the receipt of distributions on book-entry securities
                                                       because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants
                                                       which will thereafter credit them to your account either
                                                       directly or indirectly through indirect participants, as
                                                       applicable.


Payments to and Rights of Investors May                Each seller and the depositor have taken steps to structure
Be Adversely Affected by the Insolvency                the transfer of the loans to the depositor as an absolute
of a Seller, the Depositor a Servicer                  sale and not as the grant of a security interest in the
                                                       loans to secure a borrowing of the seller. If a seller were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of the seller or the seller itself were to take the position that the transfer of the loans to the depositor should be recharacterized as the grant of a
                                                       security interest in the loans, then delays in payments on the securities could result. If the court agreed with such position, delays or reductions in payments on the
                                                       securities could result. Each seller and the depositor have taken steps to minimize the risk that in the event a seller were to become the debtor in a bankruptcy case, a court
                                                       would order that the assets and liabilities of the
                                                       depositor be substantively consolidated with those of the
                                                       seller. The depositor a separate, special purpose
                                                       corporation, the organizational documents of which provide that it shall not commence a voluntary bankruptcy case
                                                       without the unanimous affirmative vote of all of its
                                                       directors. Nonetheless, no assurance can be given that if a seller were to become a debtor in a bankruptcy case, a
                                                       court would not order that the assets and liabilities of
                                                       the depositor be consolidated with those of the seller,
                                                       thus resulting in delays or reductions in payments on the
                                                       securities. There may be other possible effects of a
                                                       bankruptcy of a seller that could result in delays or
                                                       reductions in payments to the holders of the securities.
                                                       Regardless of any specific adverse determinations in a


                                                        6




                                                       seller bankruptcy proceeding, the fact of a seller
                                                       bankruptcy proceeding could have an adverse effect on the
                                                       liquidity and value of the Securities.

                                                       If the master servicer or any primary servicer becomes
                                                       bankrupt, the bankruptcy trustee may have the power to
                                                       prevent the appointment of a successor servicer. The period during which cash collections may be commingled with the
                                                       master servicer's own funds before each distribution date
                                                       for securities will be specified in this prospectus
                                                       supplement. If a servicer becomes bankrupt and cash
                                                       collections have been commingled with a servicer's own
                                                       funds, the trust may not have a perfected interest in those collections. In this case the trust might be an unsecured
                                                       creditor of the servicer as to the commingled funds and
                                                       could recover only its share as a general creditor, which
                                                       might be nothing. Collections that are not commingled but
                                                       still in an account of a servicer might also be included in the bankruptcy estate of the servicer even though the trust may have a perfected security interest in them. Their
                                                       inclusion in the bankruptcy estate of the servicer may
                                                       result in delays in payment and failure to pay amounts due on the securities.

                                                       In the event of a bankruptcy or insolvency of a servicer,
                                                       the trustee or the securityholders may be prohibited from
                                                       appointing a successor servicer, which could result in a
                                                       delay or reduction in payments to securityholders.

Owners of Original Issue Discount                      An investor owning a security issued with original issue
Securities Should Consider Federal                     discount will be required to include original issue
Income Tax Consequences                                discount in ordinary gross income for federal income tax
                                                       purposes as it accrues, in advance of receipt of the cash
                                                       attributable to such income. Accrued but unpaid interest on accrual securities will be treated as original issue
                                                       discount for this federal income tax purpose.

Consumer Protection Laws May
Adversely Affect You                                   Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose
                                                       financial privacy requirements, mandate specific business
                                                       practices, and prohibit unfair and deceptive trade
                                                       practices. In addition, licensing requirements may be
                                                       imposed on persons that broker, originate, service or
                                                       collect loans.

                                                       Additional requirements may be imposed under federal, state or local laws on so-called "high cost" mortgage loans,
                                                       which typically are defined as loans that have interest
                                                       rates or origination costs in excess of prescribed


                                                        7




                                                       levels. These laws may limit certain loan terms, such as
                                                       prepayment penalties, or the ability of a creditor to
                                                       refinance a loan unless it is in the borrower's interest.
                                                       In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims
                                                       based on fraud or misrepresentations, to be asserted
                                                       against persons acquiring the loans, such as the trust.

                                                       The federal laws that may apply to loans held in the trust include the following:

                                                       o the Truth in Lending Act and its regulations, which
                                                         (among other things) require disclosures to borrowers
                                                         regarding the terms of loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper
                                                         disclosures are given (but in no event more than three
                                                         years);

                                                       o the Home Ownership and Equity Protection Act and its
                                                         regulations, which (among other things) impose additional
                                                         disclosure requirements and limitations on loan terms with respect to non-purchase money loans with interest rates or origination costs in excess of prescribed levels;

                                                       o the Real Estate Settlement Procedures Act and its
                                                         regulations, which (among other things) prohibit the
                                                         payment of referral fees for real estate settlement
                                                         services and regulate escrow accounts for taxes and
                                                         insurance and billing inquiries made by borrowers;

                                                       o the Equal Credit Opportunity Act and its regulations,
                                                         which (among other things) generally prohibit
                                                         discrimination in any aspect of a credit transaction on
                                                         certain enumerated basis, such as age, race, color, sex,
                                                         religion, marital status, national origin or receipt of
                                                         public assistance; and

                                                       o the Fair Credit Reporting Act, which (among other things)
                                                         regulates the use of consumer reports obtained from
                                                         consumer reporting agencies and the reporting of payment
                                                         histories to consumer reporting agencies.

                                                       The penalties for violating these federal, state, or local laws vary depending on the applicable law and the
                                                       particular facts of the situation. However, private
                                                       plaintiffs typically may assert claims for actual damages
                                                       and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan.
                                                       Violations of certain laws may limit the ability to collect


                                                        8




                                                       all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of
                                                       amounts previously paid. Federal, state and local
                                                       administrative or law enforcement agencies also may be
                                                       entitled to bring legal actions, including actions for
                                                       civil money penalties or restitution, for violations of
                                                       certain of these laws.

                                                       Depending on the particular alleged misconduct, it is
                                                       possible that claims may be asserted against various
                                                       participants in the secondary mortgage market, including
                                                       assignees that hold the loan, such as the trust. Losses on loans from the application of these federal, state and
                                                       local laws that are not otherwise covered by one or more
                                                       forms of credit enhancement will be borne by the holders of one or more classes of securities.

                                                       In addition, applicable federal and state laws regulate
                                                       interest rates and other charges and require certain
                                                       disclosures. Other laws, public policy and general
                                                       principles of equity relating to the protection of
                                                       consumers, unfair and deceptive practices and debt
                                                       collection practices may apply to the origination,
                                                       servicing and collection of the loans. Depending on the
                                                       provisions of the applicable law and the specific facts
                                                       involved, violations may limit the ability to collect all
                                                       or part of the principal of or interest on the loans. In
                                                       some cases, the borrower may be entitled to a refund of
                                                       amounts previously paid and could subject the trust to
                                                       damages and administrative enforcement.

You Could Be Adversely Affected By                     Federal, state, and local laws and regulations impose a
Violations Of Environmental Laws                       wide range of requirements on activities that may affect
                                                       the environment, health, and safety. In certain
                                                       circumstances, these laws and regulations impose
                                                       obligations on owners or operators of residential
                                                       properties such as those that secure the loans held by the trust. Failure to comply with these laws and regulations
                                                       can result in fines and penalties that could be assessed
                                                       against the trust as owner of the related property.

                                                       In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a lender may be held liable as an "owner" or "operator" for
                                                       costs associated with the release of petroleum from an
                                                       underground storage tank under certain circumstances. If
                                                       the trust is considered the owner or operator of a
                                                       property, it will suffer losses as a result of any
                                                       liability imposed for environmental hazards on the
                                                       property.

Ratings Of The Securities Do Not Assure                Any class of securities issued under this prospectus will
                                                       be


                                                        9




Their Payment                                          rated in one of the four highest rating categories of at
                                                       least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust's assets
                                                       and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of securities will receive the payments to
                                                       which they are entitled. A rating does not constitute an
                                                       assessment of how likely it is that principal prepayments
                                                       on the underlying loans will be made, the degree to which
                                                       the rate of prepayments might differ from that originally
                                                       anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to
                                                       purchase, hold, or sell securities because it does not
                                                       address the market price of the securities or the
                                                       suitability of the securities for any particular investor.

                                                       A rating may not remain in effect for any given period of
                                                       time and the rating agency could lower or withdraw the
                                                       rating entirely in the future. For example, the rating
                                                       agency could lower or withdraw its rating due to:

                                                       o decrease in the adequacy of the value of the trust's
                                                         assets or any related credit enhancement,

                                                       o an adverse change in the financial or other condition of a credit enhancement provider, or

                                                       o a change in the rating of the credit enhancement
                                                         provider's long-term debt.

                                                       The amount, type, and nature of credit enhancement
                                                       established for a class of securities will be determined on the basis of criteria established by each rating agency
                                                       rating classes of the securities. These criteria are
                                                       sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the
                                                       amount of credit enhancement required for a class. The
                                                       historical data supporting any actuarial analysis may not
                                                       accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately
                                                       predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate
                                                       markets experience an overall decline in property values
                                                       such that the outstanding principal balances of the loans
                                                       held in a particular trust and any secondary financing on
                                                       the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of
                                                       delinquencies, foreclosures, and losses could be higher
                                                       than those now


                                                        10




                                                       generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely
                                                       payment by mortgagors on their loans whether or not the
                                                       conditions affect real property values and, accordingly,
                                                       the rates of delinquencies, foreclosures, and losses in any trust. Losses from this that are not covered by a credit
                                                       enhancement will be borne, at least in part, by the holders of one or more classes of securities.

                                 THE DEPOSITOR

     The prospectus supplement will identify whether the depositor is BellaVista Finance Corporation or BellaVista Funding Corporation. BellaVista Finance Corporation and BellaVista Funding Corporation were each incorporated in Delaware on July 20, 2004, in each case for the limited purpose of acquiring, owning and transferring loans secured by real property and selling interests therein or bonds secured by such assets and related activities. BellaVista Finance Corporation is a wholly-owned qualified REIT subsidiary of Belvedere Trust Mortgage Corporation, while BellaVista Funding Corporation is a wholly-owned taxable subsidiary of Belvedere Trust Finance Corporation.

     Belvedere Trust Finance Corporation is a wholly-owned subsidiary of Belvedere Trust Mortgage Corporation, which is in turn a wholly-owned qualified REIT subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust Mortgage Corporation was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Anworth Mortgage Asset Corporation is a publicly owned real estate investment trust (REIT) and is listed on the New York Stock Exchange under the symbol "ANH".

     The principal executive office of BellaVista Finance Corporation is located at 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 and its telephone number is 310-255-4408.

     The principal executive office of BellaVista Funding Corporation is located at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401 and its telephone number is 310-255-4443.

     None of Belvedere Trust Finance Corporation, Belvedere Trust Mortgage Corporation, Anworth Mortgage Asset Corporation or any of their affiliates will insure or guarantee distributions on any securities.


                                  THE TRUSTS

General

     Either BellaVista Finance Corporation or BellaVista Funding Corporation, as the depositor, will establish a trust for each series of asset-backed securities and convey to the related trustee certain assets, consisting of one or more pools of loans as specified in the prospectus supplement. Each trust will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the "cut-off date"). All references in this prospectus to "pool," "certificates," "bonds," "securities," or "securityholders," should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

     The certificates of a series will represent interests in the assets of the trust related to that series and the bonds of a series will be secured by the pledge of the loans related to that series. The loans for each series will be held by the trustee for the benefit of the related securityholders. The securities will be entitled to payment from the assets of the trust or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

     The loans will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse by the depositor to the trust. Each seller will have originated or acquired the loans as described in the prospectus supplement.

Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under "Loan Program -- Underwriting Standards" or as otherwise described in the prospectus supplement.

     The depositor will cause the loans to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities. For a fee, the master servicer named in the prospectus supplement will service the loans, either directly or through other servicing institutions (primary servicers), or subservicers, pursuant to a pooling and servicing agreement among the depositor, the master servicer, the trustee and other entities named in the prospectus supplement in the case of a series consisting of certificates, or pursuant to a servicing agreement among the depositor, the master servicer, the trust, the trustee and other entities named in the prospectus supplement in the case of a series consisting of bonds. With respect to loans serviced by the master servicer through a subservicer or primary servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer were servicing such loans. All references in this prospectus or the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer. Unless specified in the prospectus supplement, the master servicer will not be an affiliate of the depositor.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement and, with respect to a series consisting of bonds, the trust agreement, the indenture and the servicing agreement or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

     Prior to the initial offering of each series of securities, the related trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the loans and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

     Generally, the only obligations of the depositor will be to obtain certain representations and warranties from the sellers and to assign them to the trustee. See "The Agreements -- Assignment of the Loans." The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Program -- Representations by Originators and Sellers; Repurchases" and "The Agreements -- Subservicing by Sellers or Originators" and "-- Assignment of the Loans") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the prospectus supplement.

     The following is a brief description of the assets expected to be included in each trust. If specific information about the loans is not known at the time the securities are offered, more general information of the nature described below will be provided in the prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities. A copy of the Agreements with respect to each series of securities will be available for inspection at the corporate trust office of the trustee. A schedule of the loans relating to each series will be attached to the Agreement delivered to the trustee.

The Loans

     The loans included in a trust will be mortgage loans or home equity loans secured by one-to-four-family residential properties. The loans may be either first or junior lien loans and may be either closed-end loans or revolving credit line loans. Unless otherwise described in the prospectus supplement, the loans generally will be underwritten to "A" quality standards.

     The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement. The payment terms of the loans to be included in a trust will be described in the prospectus supplement and may include any of the following features (or combination thereof):

     o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement. Interest may be simple interest or compound interest.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for a specified period of time after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a "balloon payment". Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as "lockout periods." Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

     A trust may contain buydown loans. A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy. To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased. The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties. Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. Some liens, particularly those relating to home equity loans, will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. The mortgaged properties will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes that would otherwise qualify as mortgaged properties under FNMA guidelines, individual units in planned unit developments, and certain other dwelling units. Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates. The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' building. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

     The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the prospectus supplement.

     Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related master servicer.

Home Equity Loans

     As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. As specified in the prospectus supplement, amounts borrowed under a revolving credit line loan after the related cut-off date may also be transferred to the trust and comprise part of the loans.

     The full amount of a closed-end loan is advanced at the origination of the loan and generally is repayable in equal (or substantially equal) installments so that the loan either is fully amortized at its stated maturity or, if the loan is a balloon loan, requires the payment of all or a substantial portion of the principal upon maturity. As more fully described in the prospectus supplement, interest on each closed-end loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the related loan rate thereon and further multiplied by either a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such loan, or a fraction which is 30 over 360. Except to the extent provided in the prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months.

     Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least either (a) the minimum monthly payment of a specified percentage of the average outstanding balance of the loan or (b) an amount sufficient to amortize the loan over a specified time period.

Loan Information

     Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date;

     o the type of property securing the loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or home improvements);

     o    the original terms to maturity of the loans;

     o    the largest principal balance of any of the loans;

     o    the smallest principal balance of any of the loans;

     o the earliest origination date and latest maturity date of any of the loans;

     o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans;

     o the loan rates or annual percentage rates or range of loan rates or annual percentage rates borne by the loans;

     o    the maximum and minimum per annum loan rates; and

     o    the geographical location of the mortgaged properties.

     If specific information regarding the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

     The loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property. Where applicable, the prospectus supplement will describe the combined loan-to-value ratio of a loan, which at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any other mortgage loan(s) to (ii) the collateral value of the property. The effective loan-to-value ratio of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

     Unless the prospectus supplement specifies an alternative method for calculating the collateral value of a property, the "collateral value" of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a "refinance loan"), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sale price for the property if the proceeds of the loan are used to purchase the related property. In the case of a refinance loan, the collateral value of the related property may be the appraised value of the property as determined by an appraisal obtained at the time of refinancing or origination of the earlier loan, or another estimate of the value of the related property based on a drive-by review, a comparison of sale prices of comparable properties, or other procedures that fall short of a full appraisal.

     No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. Such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Substitution of Loans

     Substitution of loans may be permitted in the event of breaches of representations and warranties with respect to certain loans or in the event the documentation with respect to any loan is determined by the trustee to be incomplete or as further specified in the prospectus supplement. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of loans or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of loans acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 LOAN PROGRAM

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers who may also be originators. The loans acquired by the depositor will have been originated in accordance with the underwriting process described in the prospectus supplement for the specific transaction in which they are included. Each seller will generally represent and warrant that all loans originated and/or sold by it have been underwritten in accordance with the criteria specified in the prospectus supplement under "Description of the Mortgage Pool."

Underwriting Process

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit history and financial standing, often described as the ability and willingness to repay the principal balance of the loan.

     Generally, in a traditional loan granting process a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. The borrower generally is obligated to describe assets and liabilities as well as provide detailed information about income and expense obligations. The borrower is also generally requested to allow the lender to investigate the borrower's past experience in meeting credit obligations ("credit report"). The lender will verify significant parts of the information such as employment history, income and, in the case of a self-employed applicant, tax returns for a specified period.

     In addition, lenders typically attempt to determine the value and adequacy of the related property as collateral in case the borrower is no longer able or willing to meet repayment conditions and the collateral has to be sold off to satisfy the loan obligations. To determine the value of the property as collateral, an appraiser will inspect the property, verify its condition and determine its value, based on a comparison to similar homes or the cost of replacing the home.

     Based on all the information obtained a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the obligations on the proposed loan in addition to other monthly housing expenses, other financial obligations and monthly living expenses.

Alternative Underwriting Standards

     The loans acquired may, according to the description in the prospectus supplement, have been originated using other underwriting standards or in a process that replaces parts of the traditional underwriting process with various tools employing algorithm-based decision models and electronic valuation methods. Certain loans may, based on the borrower's credit history, have excluded parts of the underwriting requirements or used alternative decision methods. Loans may be underwritten using guidelines that eliminate some or all of the verification processes described above. These guidelines may include low-documentation, stated income, streamlined and no-documentation programs. Although considered appropriate by originators and investors such origination and underwriting methods and processes may introduce additional or different risks to the expected performance of such loans.

Originators

     Each originator of a loan will be an institution experienced in originating and servicing loans of the type included in the pool in accordance with accepted practices and prudent guidelines, and generally must maintain satisfactory facilities to service those loans. In cases where an originator does not have such servicing facilities, the loans will be acquired on a servicing-released basis and a transfer to a qualified servicer will take place. In such cases the originator must have sufficient facilities to service the loans on an interim basis.

Quality Assurance

     The depositor employs a quality assurance program and procedure to ensure that acquired loans are originated in accordance with the standards of origination represented by the originator or seller. Such procedures include a re-underwriting of a sample of the loans to ascertain whether actual underwriting of the loans at the time of origination conforms to the guidelines and representations regarding origination practices under which the loans were underwritten. Where not all the loans are re-underwritten, the size of the sample selected for review will depend on the perceived risk characteristics of the purchased loans. These perceived risks are based on an evaluation of one or more characteristics of the acquired loans, such as credit worthiness of borrowers, assumed loan-to-value ratios of the loans, loan program types, including documentation and verification of certain information regarding the borrower's income, and other circumstances regarding the mortgaged properties and their locations. The quality assurance review may include verification of information supplied in and through the various documents and security instruments involved in the origination of the loan. The quality assurance program includes one or more third party firms engaged to conduct the re-underwriting of the credit characteristics of the loans and the verification of property values. The sample pool will include an adversely selected pool considered of adequate size to provide the depositors with comfort regarding the inherent risks in the acquired portfolio.

Representations by Originators and Sellers; Repurchases

     Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. Such representations and warranties may include, among other things:

     o that title insurance (or in the case of properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective on the date of purchase of the loan by the depositor or its affiliates of each loan;

     o that the seller had good title to each such loan and such loan was subject to no setoffs, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o that each loan constituted a valid lien on, or a perfected security interest with respect to, the property (subject only to title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the property was free from damage;

     o that there were no delinquent tax or assessment liens against the property;

     o that no required payment on a loan was contractually delinquent for more than the number of days specified in the prospectus supplement; and

     o that each loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects, subject to customary bankruptcy and equity exceptions.

     If so specified in the prospectus supplement, certain representations will have been made by the originators of the loans to the applicable seller, and the seller will pass through to the depositor its rights with respect to breaches of such representations rather than making such representations. The master servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan. Unless otherwise specified in the prospectus supplement, if such seller cannot cure such breach within the time period specified in the prospectus supplement following notice from the master servicer or the trustee, as the case may be, then such seller will be obligated to repurchase, or cause the applicable originator to repurchase, such loan from the trust at a purchase price equal to at least 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.

     If a REMIC election is being made with respect to a trust, the trustee generally will be required to obtain a satisfactory opinion of counsel that any such repurchase or substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the master servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.


                         DESCRIPTION OF THE SECURITIES

     Each series of securities issued in the form of certificates will be issued pursuant to either a pooling and servicing agreement or a trust agreement among the depositor, the master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement. A form of pooling and servicing agreement and trust agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related trust and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the master servicer pursuant to a servicing agreement. A form of indenture and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

     A series of securities may consist of both bonds and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the trust. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreement applicable to each series of securities. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the applicable depositor, at BellaVista Finance Corporation, 1299 Ocean Avenue, Suite 230, Santa Monica, California 90401 or BellaVista Funding Corporation, 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401.

General

     Unless otherwise described in the prospectus supplement, the securities of each series:

     o will be issued in book-entry form, in the authorized denominations specified in the prospectus supplement;

     o will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the trust;

     o    will, in the case of bonds, be secured by the assets of the trust;
          and

     o will not be entitled to payments in respect of the assets included in any other trust established by the depositor.

     Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor. Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement. Each trust will consist of, to the extent provided in the related Agreement and described in the prospectus supplement:

     o the loans subject to the related Agreement, including all payments of interest and principal received with respect to the loans after the cut-off date;

     o such assets as from time to time are required to be deposited in the related collection account;

     o property that secured a loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement; and

     o such other assets or rights, including rights under interest rate swap agreements or other derivative contracts, as are described in the prospectus supplement.

     If so specified in the prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the loans, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties, a demand note or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or a portion of future interest payments and a specified percentage (which may be 0%) or a portion of future principal payments on, and each class of bonds of a series will be secured by, the related loans. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related loans, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement. Payment dates will occur either monthly, quarterly, semiannually or at other specified intervals and will occur on the dates as are described in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to the payment date. Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

     The securities will be transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), may be restricted. The prospectus supplement for each series of securities will describe any such restrictions.

     As to each series, an election may be made to treat the related trust or designated portions thereof as one or more REMICs as defined in the Code. The prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement. If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC. All other classes of securities in such a series will constitute regular interests in the REMIC. As to each series of securities with respect to which a REMIC election is to be made, the master servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

Distributions on Securities

     General

     In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal

(and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

     Available Funds

     All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement. Available funds for each payment date will generally equal the amount on deposit in the related collection account on such payment date (net of related fees and expenses payable by the related trust) other than amounts to be held therein for distribution on future payment dates.

     Distributions of Interest

     Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "class security balance") entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement. The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate. Other than with respect to a class of securities that provides for interest that accrues but is not currently payable ("accrual securities"), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement. Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the trust or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

     Distributions of Principal

     The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement. The aggregate class security balance for a class of securities may also be subject to reduction related to the effects of negative amortization on the loans.

     If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

     Unscheduled Distributions

     If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement. If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the trust) on the loans, the trustee or the master servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date. Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

     To the extent provided in the prospectus supplement, the master servicer will be required to advance on or before each payment date (from its own funds, funds advanced by subservicers or funds held in the collection account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related determination date (as specified in the prospectus supplement) and were not advanced by any subservicer, subject to the master servicer's determination that such advances will be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace the funds advanced on or before any future payment date to the extent that funds in the applicable collection account on that payment date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced with respect to a given loan will be reimbursable to the master servicer out of recoveries on that loan (which recoveries will include late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by a subservicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a subservicer) also will be reimbursable to the master servicer (or subservicer) from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the master servicer determines that any advances previously made are not ultimately recoverable from recoveries on the related loans.

     To the extent provided in the prospectus supplement, the master servicer also will be obligated to make advances in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis, but only to the extent those advances would be recoverable out of insurance proceeds, liquidation proceeds or otherwise. These advances are reimbursable to the master servicer to the extent permitted by the related Agreement and described in the related prospectus supplement. The obligations of the master servicer to make advances may be supported by a cash advance reserve account, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," and in each case as described in the prospectus supplement.

     To the extent provided in the prospectus supplement, the master servicer will be required to advance all funds required for draws by borrowers under revolving lines of credit.

     If specified in the prospectus supplement, in the event the master servicer or a subservicer fails to make a required advance, the trustee, in its capacity as successor master servicer, will be obligated to make the advance. If the trustee makes this type of advance, it will be entitled to reimbursement to the same extent and in the same manner that the master servicer or a subservicer would have been entitled to reimbursement if it had made the advance.

Reports to Securityholders

     Prior to or concurrently with each distribution on a payment date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

     o the amount of the distribution made on that payment date that is allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties included therein;

     o the amount of the distribution made on that payment date that is allocable to interest;

     o    the amount of any advance made during the related due period;

     o the aggregate amount (a) otherwise allocable to the subordinated securityholders on that payment date, and (b) withdrawn from the reserve account, if any, that is included in the amounts distributed to the securityholders;

     o the outstanding principal balance or notional amount, as applicable, of each class of the related series after giving effect to all distributions of principal on that payment date;

     o the percentage or amount of principal payments on the loans (excluding prepayments), if any, that each class will be entitled to receive on the related payment date;

     o the percentage or amount of principal prepayments on the loans, if any, that each such class will be entitled to receive on the related payment date;

     o the amount of the servicing compensation retained or withdrawn from the collection account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

     o    the number and aggregate principal balances of loans that are:

          o not in foreclosure but are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date; and

          o in foreclosure and are delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, as of the close of business on the last day of the calendar month preceding that payment date;

     o the remaining principal balance of any loan secured by real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held as of the last day of the calendar month preceding that payment date;

     o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

     o if applicable, the amount remaining in any reserve account at the close of business on that payment date;

     o the pass-through rate or interest rate, as applicable, as of the day before preceding payment date; and

     o any amounts remaining under letters of credit, pool insurance policies or other forms of credit enhancement after distributions made on that payment date.

     The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

Categories of Classes of Securities

     The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.


               CATEGORIES OF CLASSES                                               DEFINITION

                                             TYPES OF PRINCIPAL PAYMENTS

Accretion Directed....................................       A class that receives principal payments that are
                                                             funded from collections that would have otherwise
                                                             funded interest payments on the accreted interest from
                                                             specified accrual classes.  An accretion directed class
                                                             also may receive principal payments from principal paid
                                                             on the loans.

Component Securities..................................       A class consisting of separate parts, referred to as
                                                             "components." The components of a class of component
                                                             securities may have different principal and/or interest
                                                             payment characteristics but together constitute a
                                                             single class.  Each component of a class of component
                                                             securities may be identified as falling into one or
                                                             more of the categories in this chart.

Notional Amount Securities............................       A class having no principal balance and bearing
                                                             interest on the related notional amount.  The notional
                                                             amount is used for purposes of the determination of
                                                             interest distributions.

Planned Amortization Class or PACs....................       A class that is designed to receive principal payments
                                                             using a predetermined principal balance schedule
                                                             derived by assuming two constant prepayment rates for
                                                             the loans.  These two rates are the endpoints for the
                                                             "structuring range" for the planned amortization
                                                             class.  The planned amortization classes in any series
                                                             of securities may be subdivided into different
                                                             categories (e.g., primary planned principal classes,
                                                             secondary planned principal classes and so forth)
                                                             having different effective structuring ranges and
                                                             different principal payment priorities.  The
                                                             structuring range for the secondary planned principal
                                                             class of a series of securities will be narrower than
                                                             that for the primary planned principal class of such
                                                             series.

Principal Only or PO..................................       A class that does not bear interest and is entitled to
                                                             receive only distributions in respect of principal.


                                                         27




               CATEGORIES OF CLASSES                                               DEFINITION

Scheduled Principal Class.............................       A class that is designated to receive principal
                                                             payments using a predetermined principal balance
                                                             schedule but is not designated as a planned principal
                                                             class or targeted principal class.  In many cases, the
                                                             schedule is derived by assuming two constant prepayment
                                                             rates for the loans.  Theses two rates are the
                                                             endpoints for the "structuring range" for the scheduled
                                                             principal class.

Sequential Pay........................................       Classes that receive principal payments in a prescribed
                                                             sequence, that do not have predetermined principal
                                                             balance schedules and that receive payments of
                                                             principal, when amounts are available to make payments
                                                             of principal, continuously from the first payment date
                                                             on which they receive principal until they are
                                                             retired.  A single class that receives principal
                                                             payments before or after all other classes in the same
                                                             series of securities may be identified as a sequential
                                                             pay class.

Strip.................................................       A class that receives a constant proportion, or
                                                             "strip," of the principal payments on the loans.  The
                                                             constant proportion of such principal payments may or
                                                             may not vary for each loan included in the trust and
                                                             will be calculated in the manner described in the
                                                             prospectus supplement.  These classes may also receive
                                                             payments of interest.

Support Class (or companion class)....................       A class that receives principal payments on any payment
                                                             date only if scheduled payments have been made on
                                                             specified planned principal classes, targeted principal
                                                             classes and/or scheduled principal classes.

Targeted Principal Class..............................       A class that is designated to receive principal
                                                             payments using a predetermined principal balance
                                                             schedule derived by assuming a single constant
                                                             prepayment rate for the loans.

                                              TYPES OF INTEREST PAYMENTS

Accrual...............................................       A class that adds accrued interest otherwise
                                                             distributable on the class to the principal balance of
                                                             the class on each applicable payment date.  The
                                                             accretion may continue until some specified event has
                                                             occurred or until the class is retired.

Fixed Rate............................................       A class with a pass-through rate or interest rate that


                                                         28




               CATEGORIES OF CLASSES                                               DEFINITION


                                                             is fixed throughout the life of the class.

Floating Rate.........................................       A class with an interest rate that resets periodically
                                                             based upon a designated index and that varies directly
                                                             with changes in that index.

Inverse Floating Rate.................................       A class with an interest rate that resets periodically
                                                             based upon a designated index and that varies inversely
                                                             with changes in such index.

Interest Only or IO...................................       A class that receives some or all of the interest
                                                             payments made on the loans and little or no principal.
                                                             Interest only certificates have either a nominal
                                                             principal balance or a notional amount.  A nominal
                                                             principal balance represents actual principal that will
                                                             be paid on the class.  It is referred to as nominal
                                                             since it is extremely small compared to other classes.
                                                             A notional amount is an amount used as a reference to
                                                             calculate the amount of interest due on an interest
                                                             only security but is never actually paid out as
                                                             principal on the class.

Partial Accrual.......................................       A class that adds a portion of the amount of accrued
                                                             interest thereon to the principal balance of the class
                                                             on each applicable payment date, with the remainder of
                                                             the accrued interest to be distributed currently as
                                                             interest on the class on each applicable payment date.
                                                             The accretion of designated amounts of the interest may
                                                             continue until a specified event has occurred or until
                                                             the class is retired.

Variable Rate.........................................       A class with a pass-through rate or interest rate that
                                                             resets periodically and is calculated by reference to
                                                             the rate or rates of interest applicable to specified
                                                             assets or instruments (e.g., the loan rates borne by
                                                             the loans in the trust).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on Telerate page 3750 of the Moneyline Telerate Service, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on Telerate page 3750 of the Moneyline Telerate Service, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

          (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

          o    LIBOR as determined on the previous LIBOR determination date or

          o    the reserve interest rate.

     The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

          o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

          (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds

Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

     The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

     The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

     The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

     Unless otherwise described in the prospectus supplement, the securities will be registered as book-entry securities. This means that, except under the limited circumstances described below under "--Definitive Securities," purchasers of securities will not be entitled to have the securities registered in their names and will not be entitled to receive physical delivery of the securities in definitive paper form.

Instead, upon issuance, all the securities of a class will be represented by one or more fully registered permanent global securities, without interest coupons.

     Each global security will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global security representing book-entry securities may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the securities and will be considered the sole representative of the beneficial owners of securities for purposes of any Agreement.

     The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form. These laws may impair the ability to own or transfer book-entry securities.

     Purchasers of securities in the United States may hold interests in the global securities through DTC, either directly, if they are participants in that system--such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee--or otherwise indirectly through a participant in DTC. Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

     As long as the securities are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

     o the ownership interests of its participants, including the U.S. depositories; and

     o    all transfers of ownership interests between its participants.

     The participants and indirect participants, in turn, will maintain records showing:

     o the ownership interests of their customers, including indirect participants, that hold the securities through those participants; and

     o    all transfers between these persons.

     Thus, each beneficial owner of a book-entry security will hold its security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The depositor, the master servicer, the trustee and each of their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry securities. The depositor, the master servicer, the trustee and each of their agents also will not be responsible or liable for payments made on account of the book-entry securities.

     Until definitive securities are issued to the beneficial owners as described below under "--Definitive Securities," all references to "holders" of securities means DTC. The depositor, the master servicer, the trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the securities for all purposes.

     Beneficial owners of book-entry securities should realize that the trustee will make all distributions of principal and interest on their securities to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the securities. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the trustee to the beneficial owners through the chain of intermediaries.

     Similarly, the trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of securities, each person owning a beneficial interest in the securities must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the depositor that it will take actions under the Agreements only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

     Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

     Beneficial owners of book-entry securities should also realize that book-entry securities may be more difficult to pledge because of the lack of a physical security. Beneficial owners may also experience delays in receiving distributions on their securities since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

     The Depository Trust Company

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of securities. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Clearstream, Luxembourg

     Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream,

Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

     Euroclear System

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Distributions on Book-Entry Securities

     Distributions of principal of and interest on book-entry securities will be made only to DTC. Upon receipt of any payment of principal of or interest on a global security, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global security as shown on the records of DTC. Payments by participants to beneficial owners of book-entry securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     Distributions on book-entry securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

     Distributions on book-entry securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

     In the event definitive securities are issued, distributions of principal and interest on definitive securities will be made directly to the holders of the definitive securities in whose names the definitive securities were registered at the close of business on the related record date.

     Global Clearance and Settlement Procedures

     Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits to securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date, and the credits to or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     None of the depositor, the master servicer, or the trustee will have any liability for any actions taken by DTC or its nominee or Clearstream, Luxembourg or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

     Definitive Securities

     Unless otherwise specified in the prospectus supplement, beneficial owners of book-entry securities may exchange those securities for definitive securities registered in their name only if:

     o DTC is unwilling or unable to continue as depository for the global securities or ceases to be a registered "clearing agency" and the depositor or trustee is unable to find a qualified replacement for DTC; or

     o any event of default has occurred with respect to those book-entry securities and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the securities of that class advise the trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

     If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive securities are available. The appropriate global security will then be exchangeable in whole for definitive securities in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive securities will be recognized as the "holders" of the securities under the Agreements.

Credit Enhancement

     General

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related loans. Credit enhancement may be in the form of:

     o the subordination of one or more classes of the securities of such series;

     o a limited financial guaranty policy issued by an entity named in the prospectus supplement;

     o    the establishment of one or more reserve accounts;

     o    the use of a cross-collateralization feature;

     o    use of a mortgage pool insurance policy;

     o    excess spread;

     o    over-collateralization;

     o    letter of credit;

     o    guaranteed investment contract;

     o    primary mortgage insurance;

     o    other pledged assets;

     o    corporate guarantees;

     o    surety bond;

     o    special hazard insurance policy;

     o    bankruptcy bond;

     o    FHA insurance or VA guarantee;

     o another method of credit enhancement contemplated in this prospectus and described in the prospectus supplement; and

     o    any combination of the foregoing.

     Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities. If losses that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement occur, securityholders will bear their allocable share of any deficiencies.

     If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of coverage provided to those trusts by the credit enhancement and of the application of that coverage to the related trusts.

     Subordination

     If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature. This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement. Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence. Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

     If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans that must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

     As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise. Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise. As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

     o    in the order of their scheduled final payment dates;

     o    in accordance with a schedule or formula;

     o    in relation to the occurrence of events; or

     o    otherwise, as specified in the prospectus supplement.

     As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

     Insurance Policies, Surety Bonds and Guaranties

     If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, a trust may also include a bankruptcy bond, a special hazard insurance policy, a demand note or other insurance or guaranties for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in such trust;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

     Cross Support

     If specified in the prospectus supplement, separate groups of assets included in a trust may be evidenced by or secure only specified classes of the related series of securities. If this is the case, credit support may be provided by a cross support feature. This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same trust. The prospectus supplement for a series of securities that includes a cross support feature will describe the manner and conditions for applying this cross support feature.

     Reserve Accounts

     If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the trust for such series.

     Amounts deposited in the reserve account for a series will be specified in the prospectus supplement and may include:

     o cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination of the foregoing in an aggregate amount specified in the prospectus supplement; or

     o amounts generated by the loans deposited from time to time to which the subordinate securityholders, if any, would otherwise be entitled.

     Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments ("permitted investments"). Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

     Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

     Pool Insurance Policies

     If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement. Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date. As more fully described below, the master servicer will present claims under the pool insurance policy to the credit enhancer. The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     The pool insurance policies generally will provide that no claims may be validly presented unless:

     o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

     o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

     o the insured has acquired good-and merchantable title to the property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the credit enhancer will have the option either:

     o to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

     o to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

     Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

     o fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

     o failure to construct a property in accordance with plans and specifications; or

     o losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

     A failure of coverage attributable to one of these events might result in a breach of the related seller's representations regarding the loan and might give rise to an obligation on the part of the seller to repurchase the defaulted loan if it is unable to cure the breach. Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

     The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

     Over-Collateralization

     Over-collateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves. If described in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities. This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related trust and thereby create or increase over-collateralization.

     Letter of Credit

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement. Under the letter of credit, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the issuing bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust.

     Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

     If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purpose of:

     o maintaining timely payments or providing additional protection against losses on the assets included in the trust;

     o    paying administrative expenses; or

     o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

     These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

     Financial Instruments

     If specified in the related prospectus supplement, the trust may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

     o to convert the payments on some or all of the loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

     o to provide payments in the event that any index rises above or falls below specified levels; or

     o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

     If a trust includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the loans. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the securities.

     The rate of prepayments with respect to first mortgage loans and home equity loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates borne by the loans, such loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, such loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such loan rates. However, there can be no assurance that such will be the case.

     In addition, home equity loans are generally not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

     The prepayment experience of the trust may be affected by a wide variety of factors, including:

     o    general economic conditions;

     o    prevailing interest rate levels;

     o    availability of alternative financing;

     o    homeowner mobility;

     o for junior liens, the amounts of, and interest rates on, the underlying senior mortgage loans; and

     o the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles.

     In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans.

     The yield on any securities that are pass-through certificates will always be slightly less than the pass-through rate due to the delay in passing through interest payments to investors. The purchase price that accounts for this delay in payment to result in an actual yield equal to the pass-through rate is referred to herein as the "parity price." The yield to an investor who purchases securities in the secondary market at a price other than the parity price will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on home equity loans may vary because, among other things, borrowers may:

     o make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month;

     o make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon;

     o    fail to make the required periodic payments; or

     o vary payments month to month due to seasonal purchasing and other personal payment habits.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the prepaid loan not for the entire month in which the prepayment is made, but only for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to securityholders because interest on the principal amount of any prepaid loan will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month in which the partial prepayment was made. Generally, neither full nor partial prepayments will be passed through or paid to securityholders until the month following receipt.

     Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans, which would give rise to corresponding delays in the receipt by securityholders of the proceeds of a liquidation. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on defaulted loans, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Many liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the mortgage loan being liquidated. Therefore, assuming that a master servicer took the same steps in realizing upon a defaulted mortgage loan having a small outstanding principal balance as it would in the case of a defaulted mortgage loan having a large outstanding principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance for the former mortgage loan as opposed to the latter.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on such securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month (unless otherwise specified in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Interest payable on the securities on any given payment date will include all interest accrued during their related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date, and your effective yield at par would be less than the indicated coupon rate.

     Under certain circumstances, the master servicer, the depositor, the holders of the residual interests in a REMIC or any person specified in the prospectus supplement may be obligated to or may have the option to purchase either the assets of a trust or some or all of the securities and thereby effect earlier retirement or redemption of the related series of securities.

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the loans at any time or over the lives of the securities.

     The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.


                                THE AGREEMENTS

     Set forth below is a description of the material provisions of the Agreements that are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

Assignment of the Loans

     At the time of issuance of the securities, the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan or home equity loan, among other things:

     o the mortgage note or credit line agreement endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost;

     o the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

     o an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

     o all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

     If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records. If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

     In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS(R) System the depositor will cause the trustee to be recorded as the owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

     The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the related seller cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the master servicer, the seller will be obligated to either purchase the related loan from the trust at the purchase price or, if so specified in the prospectus supplement, remove such loan from the trust and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Master Servicer

     As described above under "-- Assignment of the Loans," the depositor will cause the loans comprising the trust to be assigned or pledged to the trustee, without recourse. However, each seller will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under "Assignment of the Loans" and "Loan Program -- Representations by Originators and Sellers; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Payments on Loans; Deposits to Collection Account

     The master servicer will establish and maintain or cause to be established and maintained with respect to the each trust a separate account or accounts for the collection of payments on the loans in the trust (the "collection account"). The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

     o maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

     o an account or accounts the deposits in which are fully insured by the FDIC;

     o an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

     o    an account or accounts otherwise acceptable to the rating agency.

     The collateral eligible to secure amounts in the collection account is limited to permitted investments. A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in permitted investments. The master servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized. The collection account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer or trustee will deposit or cause to be deposited in the collection account for each trust within two days following its receipt or on a daily basis, to the extent the master servicer's or its parent's long-term credit rating does not satisfy the requirements set forth in the related Agreement, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

     o all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

     o all net insurance proceeds, less any incurred and unreimbursed advances made by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     o all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the master servicer with respect to the liquidated loans;

     o any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o all advances as described in this prospectus under "Description of the Securities -- Advances";

     o all proceeds of any loan or property in respect thereof repurchased by any seller as described under "Loan Program -- Representations by Originators and Sellers; Repurchases" or "-- Assignment of the Loans" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

     o all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     o all other amounts required to be deposited in the collection account pursuant to the related agreement.

     The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

     o to transfer funds to the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement;

     o to pay to the master servicer the purchase price of any additional balances transferred to the trustee resulting from draws under revolving lines of credit as set forth in the prospectus supplement;

     o to pay to the master servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

     o to reimburse the master servicer for advances made with respect to a loan, to the extent described in the prospectus supplement;

     o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

     o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by insurance policies;

     o to reimburse the master servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, to the extent described in the related prospectus supplement;

     o to pay to the master servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan;

     o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

     o to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

     o to clear and terminate the collection account upon termination of the Agreement.

     In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the master servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee.

     The applicable Agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the master servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts. The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

Subservicing by Sellers or Originators

     The master servicer may enter into subservicing agreements with any servicing entity that will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement. The prospectus supplement may provide that while each subservicing agreement will be a contract solely between the master servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the loans, the trustee or any successor master servicer must recognize the subservicer's rights and obligations under the related subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the master servicer alone were servicing the loans. All references in this prospectus or in the prospectus supplement to actions taken by the master servicer include actions that may be taken through a subservicer or primary servicer.

Collection Procedures

     The master servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion:

     o waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

     o to the extent not inconsistent with the rules applicable to REMIC, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payment on the loan for a period of up to six months, or arrange with the related borrower a schedule for the liquidation of delinquencies.

     The master servicer's obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

     Under the Agreement, the master servicer will be required to enforce due-on-sale clauses with respect to any loans to the extent contemplated by the terms of those loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering such loan will not be affected, the master servicer may permit the assumption of a loan, pursuant to which the original borrower would remain liable on the related loan note, or a substitution of liability with respect to the loan, pursuant to which the new borrower would be substituted for the original borrower as being liable on the loan note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, generally neither the loan rate borne by the related loan note nor its payment terms may be changed.

Hazard Insurance

     Except as otherwise specified in the prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards that are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located. In general, this hazard insurance coverage will be in an amount that is at least equal to the lesser of (a) the maximum insurable value of the improvements securing the loan from time to time; and (b) the greater of (i) the combined principal balance owing on the loan and any mortgage loan senior to such loan and (ii) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

     All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures) will be deposited in the related collection account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. If the blanket policy relating to a trust contains a deductible clause, the master servicer will be required to deposit from its own funds into the collection account an amount equal to the amount that would have been deposited therein but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mud flows;

     o    nuclear reactions;

     o    wet or dry rot;

     o    vermin, rodents, insects or domestic animals; or

     o    theft and, in certain cases, vandalism.

     The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis. The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

     The master servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required. Unless required by law, the master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

     o hazard insurance proceeds in excess of the amount required to restore the property that have not been applied to the payment of the loan;

     o amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

     o    claim payments previously made by the insurer; and

     o    unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

     o failure to construct the property subject to the loan in accordance with specified plans;

     o    physical damage to the property; and

     o the related subservicer not being approved as a servicer by the insurer.

     Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan. The master servicer is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps consistent with its practices regarding comparable loans and necessary to permit recovery thereunder with respect to defaulted loans. Amounts collected by the master servicer shall be deposited in the related collection account for distribution as set forth above.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required to

     o    advance or discharge

     o all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

     o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans

     The master servicer or subservicers will present claims to the insurer under any applicable insurance policies. If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

     If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems appropriate to realize upon the defaulted loan. If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings that are reimbursable under the Agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued on it that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the collection account amounts representing its normal servicing compensation with respect to the loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the collection account amounts representing its normal servicing compensation with respect to the loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the collection account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust that exceeds the principal balance of the defaulted loan together with accrued interest on it.

     The proceeds from any liquidation of a loan will be applied in the following order of priority:

     o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

     o second, to reimburse the master servicer for any unreimbursed advances with respect to the loan;

     o third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

     o    fourth, as a recovery of principal of the loan.

     If a final liquidation of a loan resulted in a realized loss and thereafter the master servicer receives a recovery specifically related to that loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each such class of securities. Holders of securities whose principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the payment date on which the increase occurs. The foregoing provisions will apply even if the principal balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

     The master servicer's primary compensation for its activities as master servicer will come from the payment to it of the amount specified in the prospectus supplement, and the compensation will be retained by it from collections of interest on the loan in the related trust. Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the master servicer to decrease. Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties. In addition, the master servicer or subservicer will generally retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

     If specified in the prospectus supplement, the master servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Certain Matters Regarding the Master Servicer and the Depositor

     The master servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor's affiliates.

     Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon (a) appointment of a successor master servicer and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the master servicer's resignation and the successor master servicer's appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the Agreement.

     Each Agreement generally will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor (each, an "indemnified party") will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment;

provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party's duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds that would otherwise be distributed to securityholders.

     Except as otherwise specified in the prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person satisfies certain other requirements.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Servicing Agreement

     The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each Agreement will consist of

     o any failure by the master servicer to deposit in the collection account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

     o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the security; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

     If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the loans and the other assets of the trust if payments on them are insufficient to make payments required in the Agreement. The assets of the trust will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

     Unless otherwise provided in the prospectus supplement, so long as an event of default under an Agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing not less than 66 2/3% of the aggregate voting rights of such series and under such other circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement relating to such trust, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement including, if specified in the prospectus supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act as successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution that is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $10,000,000 to act as successor to the master servicer under the Agreement. Pending the appointment of a successor master servicer, the trustee is obligated to act in such capacity. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise provided in the prospectus supplement, no securityholder, solely by virtue of the securityholder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to that Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the aggregate voting rights for the related series have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, the trustee for 60 days has neglected or refused to institute any such proceeding, and all other conditions precedent for the initiation of suit as described in the Agreement have been met. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any securityholders, unless those securityholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

     Indenture

     Except as otherwise specified in the prospectus supplement, events of default or rapid amortization events under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any bond as specified in the prospectus supplement;

     o failure to perform in any material respect any other covenant of the depositor or the trust in the indenture that continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

     o any other event of default provided with respect to bonds of that series including, but not limited to, certain defaults on the part of the trust, if any, under a credit enhancement instrument supporting such bonds.

     If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the bonds of that series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series. Rapid amortization events will trigger an accelerated rate of payment of principal on the bonds, as described in the related prospectus supplement.

     If, following an event of default with respect to any series of bonds, the bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the bonds, elect to maintain possession of the collateral securing the bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of that series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default or a rapid amortization event, unless:

     o the holders of 100% of the aggregate voting rights of the bonds of such series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the bonds of that series.

     In the event that the trustee liquidates the collateral in connection with an event of default or a rapid amortization event, the indenture provides that the trustee has a prior right to receive the proceeds of that liquidation in payment of unpaid fees and expenses. As a result, upon the occurrence of an event of default or rapid amortization event, the amount available for distribution to the bondholders could be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the rights of the indenture for the benefit of the bondholders after the occurrence of an event of default or rapid amortization event.

     Except as otherwise specified in the prospectus supplement, in the event the principal of the bonds of a series is declared due and payable, as described above, the holders of any of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default or a rapid amortization event shall occur and be continuing with respect to a series of bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with their request or direction. Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding bonds of the series affected thereby.

Amendment

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may be amended by the depositor, the master servicer, the trustee, and, if applicable, the credit enhancer, without the consent of any of the securityholders,

          (a) to cure any ambiguity or mistake;

          (b) to correct any defective provision therein or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

          (c) to conform the Agreement to the final prospectus and prospectus supplement provided to investors in accordance with the initial offering of the securities;

          (d) to add to the duties of the depositor, the seller or the master servicer;

          (e) to modify, alter, amend, add or to rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the Securities and Exchange Commission from time to time;

          (f) to add any other provisions with respect to matters or questions arising under the Agreement; or

          (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement.

However, no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the collection account is maintained, if the change does not adversely affect the then current rating of the class or classes of securities of the series that have been rated at the request of the depositor. Moreover, if one or more

REMIC elections are made with respect to the trust, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of any REMIC, to avoid or minimize the risk of imposition of any tax on any REMIC or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each Agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on loans that are required to be distributed on any security without the consent of the holder of the security,

          (b) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in (a), without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66?%, or

          (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If one or more REMIC elections are made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause any REMIC to fail to qualify as a REMIC.

Termination; Optional Termination

     Pooling and Servicing Agreement; Trust Agreement

     Unless otherwise specified in the related Agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the collection account or by the master servicer and required to be paid to them pursuant to the Agreement following the later of:

     (a) the final payment of or other liquidation of the last of the trust assets subject thereto or the disposition of all property acquired upon foreclosure of any such loans remaining in the trust; and

     (b) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the prospectus supplement, by the holder of the residual interest or any other party specified to have such rights (see "Material Federal Income Tax Consequences" below and in the related prospectus supplement), from the related trust of all of the remaining loans and all property acquired in respect of the related loans.

         Unless otherwise specified by the prospectus supplement, any purchase of loans and property acquired in respect of loans evidenced by a series of securities will be made at the option of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, such other person or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related loans being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the loans at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (b) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Code.

     Indenture

     The indenture will be discharged with respect to a series of bonds, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the bonds of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the bonds of that series.

     In addition to this type of discharge with certain limitations, the indenture will provide that, if so specified with respect to the bonds of any series, the related trust will be discharged from any and all obligations in respect of the bonds of the related series (except for certain obligations relating to temporary bonds and exchange of bonds, to register the transfer of or exchange bonds of such series, to replace stolen, lost or mutilated bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the bonds of the series on the last scheduled payment date for the bonds and any installment of interest on the bonds in accordance with the terms of the indenture and the bonds of that series. In the event of any defeasance and discharge of bonds of the series, holders of bonds of the series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their bonds until maturity.


                                  THE TRUSTEE

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, savings and loan association or trust company serving as trustee may have banking and other relationships with the depositor, the master servicer and any of their respective affiliates.


                      CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

     Deeds of Trust and Mortgages

     The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

     Deed of Trust

     Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee following a request from the lender-beneficiary to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. A judicial foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to maintain the property adequately or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statue. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust.

Environmental Risks

     Real property pledged as security to a lender may be subject to environmental risks. Such risks, among other things, could substantially impair a borrower's ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability that could exceed the value of such property or the principal balance of the related loan.

     Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the related property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

     If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial. The costs arising from the circumstances set forth above could result in a loss to securityholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decisionmaking control over the borrower's enterprise, participate in the management or control of decisionmaking relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as the holder does not deviate from certain other requirements specified in the rule. In addition, under the

Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

     As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above. In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property. Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties" including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs arising from such circumstances could result in a loss to securityholders.

     While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

     Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

     Some of the loans may be non-recourse loans, as to which recourse in the case of a default will be limited to the mortgaged property and any assets that were pledged to secure the loan. However, even if a loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non- judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Servicemenbers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. If the court determines that the value of the mortgaged property is less than the principal balance of the loan, the secured indebtedness may be reduced to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such loan, change the rate of interest and alter the loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

Due-on-Sale Clauses

     Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the "window period" under the Garn-St Germain Act which ended not later than October 15, 1982, and
(b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans that may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. The absence of such a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts. Late charges and prepayment fees are typically retained by master servicers as additional servicing compensation.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations that would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

     To the extent that the loans comprising the trust for a series are secured by mortgages that are junior to other mortgages, the rights of the trust (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. A notice of default may not be required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before they become delinquent and all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust when due, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders that make revolving credit line loans typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage may be included in the trust. The priority of the lien securing any advance made under a future advance clause may depend on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. It may also depend in certain states if the advance is considered optional or obligatory. If the beneficiary or lender advances additional amounts in certain states the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. The trust deed or mortgage lien securing loans of the type that includes home equity credit lines may apply retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, and possibly except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Consumer Protection Laws

     Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

     Additional requirements may be imposed under federal, state or local laws on so-called "high cost mortgage loans," which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust.

     The federal laws that may apply to loans held in the trust include the following:

     o the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide property owners in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

     o the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money loans with interest rates or origination costs in excess of prescribed levels;

     o the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

     o the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

     o the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

     The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

     Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary mortgage market transactions, including assignees that hold the loan, such as the trust. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion summarizes the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities, as based on the advice of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations (including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations")), rulings and decisions in effect as of the date of this prospectus, all of which are subject to change. In addition, the summary is limited to investors who will hold the securities as "capital assets" (generally, property held for investment) as defined in section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency "is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

     o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State Tax Considerations" below. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. As applied to any particular class or series of securities, the summary is subject to further discussion or change as provided in the related prospectus supplement.

     The material federal income tax consequences applicable with respect to a specific series of securities will vary depending on whether an election is made to treat the trust relating to such series of securities as a real estate mortgage investment conduit ("REMIC") under sections 860A through 860G of the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made with respect to such series. This prospectus discusses two types of securities, (1) securities of any series for which no REMIC election is in effect ("non-REMIC securities") and (2) securities of any series for which a REMIC election is in effect ("REMIC securities"). See "Non-REMIC Securities" and "REMIC Securities" below.

Non-REMIC Securities

     General

     If a REMIC election is not made, Sidley Austin Brown & Wood LLP will deliver its opinion generally to the effect that, although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC securities, assuming ongoing compliance with all provisions of the related Agreements, such securities will be treated for federal income tax purposes as indebtedness.

         Status as Real Property Loans

     Non-REMIC securities held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v), interest on non-REMIC securities will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B), and non-REMIC securities will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A).

     Interest on Non-REMIC Securities

     Except as described below with respect to original issue discount, premium or market discount, interest paid or accrued on non-REMIC securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder's regular method of accounting.

     Original Issue Discount

     General. Non-REMIC securities may be issued with "original issue discount" within the meaning of Code section 1273(a). Holders of any class of non-REMIC securities having original issue discount must generally include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in accordance with a constant yield method, in advance of receipt of the cash attributable to such income. In addition, Code section 1272(a)(6) provides special rules applicable various debt instruments issued with original issue discount. Regulations have not yet been issued under that section. When required by the Code and/or applicable regulations, the depositor will indicate on the face of each non-REMIC security issued by it information concerning the application of the original issue discount rules to such security and certain other information that may be required. The depositor will report annually to the Internal Revenue Service (the "IRS") and to holders of record of such securities information with respect to the original issue discount accruing on such securities during the reporting period.

     Rules governing original issue discount are set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283 and in regulations issued thereunder (the "OID Regulations"). The OID Regulations do not adequately address, or are subject to varying interpretations with respect to, several issues relevant to securities, such non-REMIC securities, that are subject to prepayment. Therefore, there is some uncertainty as to the manner in which the OID Regulations will be applied to non-REMIC securities.

     Original Issue Discount Defined. The amount of original issue discount, if any, on a non-REMIC security will be the excess of the stated redemption price at maturity of the security over its issue price. The issue price of a non-REMIC security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of non-REMIC securities is sold for cash on or prior to the date of the their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date.

     Under the OID Regulations, the stated redemption price at maturity of a non-REMIC security will be equal to the total of all payments to be made on the security other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a security.

     De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a non-REMIC security will be considered to be de minimis if it is less than 0.25 percent of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a non-REMIC security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the security): (i) the number of complete years (rounded down for partial years) from the issue date until the date on which each such payment is expected to be made, presumably taking into account the Tax Prepayment Assumption (defined below), multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the security's stated redemption price at maturity.

     Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser "interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the security. The OID Regulations also would permit a holder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the OID Regulations.

     Accrual of Original Issue Discount. The Code requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the securities (the "Tax Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for original issue discount previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that, as noted above, have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the issuer for the purposes of determining the amount and rate of accrual of original issue discount. However, no representation is made that the mortgage loans will prepay at the Tax Prepayment Assumption or at any other rate.

     Generally, if original issue discount on a non-REMIC security is in excess of a de minimis amount, a holder must include in ordinary gross income the sum of the "daily portions," as determined below, of the original issue discount that accrues on the security for each day the holder holds that security, including the purchase date but excluding the disposition date. In the case of an original holder, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that, unless otherwise stated in the related prospectus supplement, ends on the day in the calendar year corresponding to each of the payment dates on the security and begins on the first day following the immediately preceding accrual period (or in the case of the first accrual period, begins on the closing date). This will be done, in the case of each full accrual period, by:

     o adding (A) the present value, as of the end of the accrual period, of all remaining distributions to be made on the security, if any, in future periods, and (B) any distributions made on the security during such accrual period of amounts included in the stated redemption price, and

     o subtracting from that total the "adjusted issue price" of the security at the beginning of such accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the security will be received in future periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption and using a discount rate equal to the original yield to maturity of the security. For these purposes, the original yield to maturity of the security will be calculated based on its issue price and assuming that distributions on the security will be made in all accrual periods based on the loans being prepaid at a rate equal to the Tax Prepayment Assumption. The "adjusted issue price" of a non-REMIC security at the beginning of any accrual period will equal the issue price of the security plus the aggregate amount of original issue discount that accrued with respect to that security in prior accrual periods and reduced by the amount of any distributions made on that security in prior accrual periods of amounts included in its stated redemption price. The original issue discount accrued during such accrual period, computed as described above, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the securities.

     With respect to any non-REMIC security that is a variable rate debt instrument, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the security. In general terms, original issue discount is accrued by treating the interest rate of the security as fixed and making adjustments to reflect actual interest rate adjustments. Because the proper method of adjusting accruals of original issue discount on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such securities for federal income tax purposes.

     Some classes of non-REMIC securities may provide for the first interest payment with respect to their securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period" some or all interest payments may be required to be included in the stated redemption price of the security and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a non-REMIC security will reflect the accrued interest. In these cases, information returns to the holders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of the security, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the security. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a holder.

     Subsequent Purchasers of Non-REMIC Securities with Original Issue Discount. A subsequent purchaser of a non-REMIC security who purchases the security at a price, excluding any portion of that price attributable to accrued qualified stated interest, less than its remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such security is held, the sum of the daily portions of original issue discount with respect to that security. In computing the daily portions of original issue discount with respect to a non-REMIC security for such a subsequent purchaser, however, the daily portion for any day will be reduced, if the price is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on the security. The adjusted issue price of a non-REMIC security on any given day equals the sum of the adjusted issue price, or, in the case of the first accrual period, the issue price, of the security at the beginning of the accrual period which includes that day, and the daily portions of original issue discount for all days during the accrual period prior to that day.

     Premium

     A holder who purchases a non-REMIC security at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally will be considered to have purchased the security at a premium, which it may elect under Code section 171 to amortize as an offset to interest income on such security (and not as a separate deduction item) on a constant yield method over the life of the security. The OID Regulations also permit holders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the securityholder as having made the election to amortize premium generally. See "--Election to Treat All Interest as Original Issue Discount" below. Although no regulations addressing the computation of premium accrual on securities similar to non-REMIC securities have been issued, the Committee Report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to securities without regard to whether those securities have original issue discount, will also apply in amortizing bond premium under Code section 171. It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. If a holder makes an election to amortize premium on a security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Market Discount

     Non-REMIC securities will be subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a security purchases it at a market discount, that is, in the case of a security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Code section 1276 the securityholder will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     Market discount on a non-REMIC security will be considered to be de minimis for purposes of Code section 1276 if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Tax Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount--De Minimis Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Regulations are to provide similar rules for computing the accrual of amortizable security premium on instruments payable in more than one principal installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that the holder of a market discount security may elect to accrue market discount either on the basis of a constant yield method or using one of the following methods:

     o for a security issued with original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the accrual period and the denominator of which is the total remaining original issue discount as of the beginning of the accrual period; or

     o for a security issued without original issue discount, the amount of market discount that accrues during an accrual period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods, the same prepayment assumption applicable to calculating the accrual of original issue discount is to be used. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues. If made, the election will apply to all market discount instruments acquired by the holder on or after the first day of the first taxable year to which the election applies. See "--Election to Treat All Interest as Original Issue Discount" below.

     To the extent that non-REMIC securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a non-REMIC security generally will be required to treat a portion of any gain on the sale or exchange of that security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Under Code section 1277, a subsequent holder of a non-REMIC security who acquired the security at a market discount may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year attributable to any indebtedness incurred or maintained to purchase or carry the security. For these purposes, the de minimis rule referred to above applies. The amount of such net interest expense deferred in a taxable year would not exceed the amount of market discount accrued on the security for the days during the taxable year on which the subsequent holder held the security and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

     Because the regulations described above with respect to market discounts and premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a non-REMIC security purchased at a discount or premium in the secondary market.

     Election to Treat All Interest as Original Issue Discount

     The OID Regulations permit a holder of a non-REMIC security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a non-REMIC security with market discount, the holder of the security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a non-REMIC security that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize security premium with respect to all debt instruments having amortizable security premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a security is irrevocable.

     Treatment of Realized Losses

     Under Code section 166 both corporate holders of non-REMIC securities and noncorporate holders of non-REMIC securities that acquire those securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their securities become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a non-REMIC security in connection with a trade or business will not be entitled to deduct a loss under Code section 166 until the holder `s security becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a non-REMIC security will be required to accrue interest and original issue discount with respect to that security, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a non-REMIC security could significantly exceed the amount of economic income actually realized by the holder in that period. Although the holder of a non-REMIC security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

     Sale

     For a discussion of certain anticipated federal income tax consequences of a disposition of non-REMIC securities, see "Sale of Securities" below.

REMIC Securities

     Classification of REMICs

     If a REMIC election is made with respect to a series of securities, Sidley Austin Brown & Wood LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, the related trust, or each applicable portion thereof, will qualify as a REMIC for federal income tax purposes, and the securities offered with respect thereto will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC.

     If a REMIC election or elections are made for the related trust, the prospectus supplement for such series will indicate which classes of securities are being designated as regular interests ("regular interest securities") and which class is being designated as the residual interest ("residual interest securities").

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for this status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC securities may not be accorded the status or given the tax treatment described below. For example, if, as the result of a REMIC disqualification, the entity were taxable as a separate corporation, distributions on a regular interest security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding the REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize interest and market discount with respect to the security on an accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could, cause the REMIC securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and real estate investment trusts described under "--Characterization of Investments in REMIC Securities" below.

     Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The related Agreements with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the applicable provisions of the Code. It is not anticipated that the status of any trust as a REMIC will be terminated prior to termination of the trust.

     In general, a swap or yield supplement agreement may not be an asset of a REMIC. If a trust of a particular series contains a swap or yield supplement agreement, the related prospectus supplement will disclose the tax treatment of such an arrangement.

     Tiered REMIC Structures

     For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of any such series of securities, Sidley Austin Brown & Wood LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the tiered REMICs will each qualify as a REMIC for federal income tax purposes. In certain cases, a single residual interest security may represent the residual interest in two or more REMICs. In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

     Solely for purposes of determining whether the REMIC securities will be "real estate assets" within the meaning of Code section 856(c)(4)(A), and "loans secured by an interest in real property" under Code section 7701(a)(19)(C), and whether the income on the securities is interest described in Code section 856(c)(3)(B), the tiered REMICs will be treated as one REMIC.

     Characterization of Investments in REMIC Securities

     Except to the extent otherwise provided in the related prospectus supplement, REMIC securities will be "real estate assets" within the meaning of Code section 856(c)(4)(A) and assets described in Code section 7701(a)(19)(C) in the same proportion that the assets of the REMIC underlying the REMIC securities would be so treated. Moreover, if 95 percent or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, those securities will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular interest securities and income allocated to residual interest securities will be interest described in Code section 856(c)(3)(B) to the extent that those securities are treated as "real estate assets "within the meaning of Code section 856(c)(4)(A). In addition, regular interest securities will be "qualified mortgages" within the meaning of Code section 860G(a)(3) if transferred to another REMIC on its startup day in exchange for regular interest securities or residual interest securities in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to holders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of all of the foregoing sections. In addition, in some instances loans may not be treated entirely as assets described in the foregoing sections. The REMIC Regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Code section 856(c)(4)(A). Furthermore, foreclosure property will qualify as "real estate assets" under Code section 856(c)(4)(A).

Taxation of Owners of Regular Interest Securities

     General

     Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC and not as ownership interests in the REMIC or its assets. Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

     Original Issue Discount

     Certain classes of regular interest securities may be issued with original issue discount within the meaning of Code section 1273(a). Regular interest securities generally will be subject to the rules governing original issue discount with respect to non-REMIC securities as described above under "Non-REMIC Securities--Original Issue Discount." Holders of regular interest securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interest securities. In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such regular interest securities for federal income tax purposes.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Premium

     The rules governing "premium" apply equally to regular interest securities (see "Non-REMIC Securities--Premium" above).

     Market Discount

     A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278. These rules are described above under "Non-REMIC Securities--Market Discount."

     Treatment of Realized Losses

     THE RULES THAT MAY LIMIT DEDUCTIONS FOR LOSSES SUSTAINED ON NON-REMIC SECURITIES APPLY EQUALLY TO REGULAR INTEREST SECURITIES (SEE "NON-REMIC SECURITIES--TREATMENT OF REALIZED LOSSES" ABOVE).

     Sale

     For a discussion of certain anticipated federal income tax consequences of a disposition of a regular interest security, see "Sale of Securities" below.

Taxation of Owners of Residual Interest Securities

     General

     Residual interest securities will be subject to tax rules that differ significantly from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the related REMIC.

     A holder of a residual interest security typically will be required to report on its federal income tax return, as ordinary income, the "daily portion" of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the residual interest security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the holders of residual interest securities in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any holder of a residual interest security by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of a REMIC" and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual interest securities will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations under Code section 469 on the deductibility of "passive losses."

     The amount of income a holder of a residual interest security will be required to report, and the tax liability associated with that income, may exceed the amount of cash distributions received from the related REMIC for the corresponding period. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the mortgage loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on regular interest securities issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to mortgage loans will generally remain constant over time as a percentage of mortgage loan principal. Consequently, holders of residual interest securities should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of residual interest securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interest securities without "significant value" and "noneconomic" residual interest securities discussed below. The fact that the tax liability associated with the income allocated to holders of residual interest securities may exceed the cash distributions received by such holders for the corresponding period may significantly adversely affect such holders' after-tax rate of return. Furthermore, because the holder of a residual interest security is taxed on the net income of the related REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

     A holder of a residual interest security that purchased the security from a prior holder of that security also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it owns such residual interest security. These daily portions generally will equal the amounts that would have been reported for the same days by an original holder, as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a holder of a residual interest security that purchased the residual interest security from a prior holder of the security at a price greater than, or less than, the adjusted basis the residual interest security would have had in the hands of an original holder of the security. The REMIC Regulations, however, do not provide for any modifications.

     Any payments received by a holder of a residual interest security in connection with the acquisition of such security will be taken into account in determining the income of such holder for federal income tax purposes. The Treasury Department has issued regulations that require such payments to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the residual interest security over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the residual interest security is transferred to the taxpayer. Holders of residual interest securities should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     Taxable Income of a REMIC

     The taxable income or net loss of the REMIC will equal the difference between (i) the gross income from the mortgage loans and other assets of the REMIC, including stated interest and any original issue discount or market discount on such assets, plus any cancellation of indebtedness income due to the allocation of realized losses to regular interest securities and (ii) deductions allowed to the REMIC for interest, including stated interest and original issue discount and reduced by the amortization of any premium received on issuance, on regular interest securities, and any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, amortization of any premium and any bad debt deductions with respect to mortgage loans, and for servicing, administrative and other expenses of the REMIC.

     For purposes of computing its taxable income or net loss, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC securities. The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC securities offered by this prospectus will be determined in the manner described above under "Non-REMIC Securities--Original Issue Discount--Original Issue Discount Defined" above.

Accordingly, if one or more classes of REMIC securities are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other assets of the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount with respect to loans that it holds will be equivalent to the method under which securityholders accrue original issue discount (i.e., under the constant yield method taking into account the Tax Prepayment Assumption). The REMIC will deduct original issue discount on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in the loan, determined as described in the preceding paragraph, is less than, or greater than, its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the regular interest securities. It is anticipated that each REMIC will elect under Code section 171 to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the regular interest securities, including any other class of REMIC securities constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "Non-REMIC Securities --Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of regular interest securities, including any other class of securities constituting "regular interests" in the REMIC not offered by this prospectus, described in that section will not apply.

     If a class of regular interest securities is issued at an issue price in excess of the stated redemption price of that class (an "Issue Premium"), the REMIC will have an additional item of income in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "Non-REMIC Securities--Original Issue Discount" above.

     As a general rule, the taxable income of the REMIC is required to be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "Prohibited Transactions and Other Possible Taxes" below. Further, the limitations on miscellaneous itemized deductions imposed on individuals by Code sections 67 and 68, including allowing such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income and the further reduction of such deductions if the taxpayer's adjusted gross income exceeds a certain threshold, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of residual interest securities, subject to the limitations of Code section 67 and the rules relating to the alternative minimum tax. See "--Possible Pass-Through of Miscellaneous Itemized

Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Limitation on Losses and Distributions

     The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The amount of the REMIC's net loss for any calendar quarter that a holder may take into account currently is limited to the holder's adjusted basis in its residual interest security as of the close of that calendar quarter, determined without regard to the net loss. A holder's basis in a residual interest security will initially be equal to the amount paid for that residual interest security, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made, and the amount of the REMIC's net loss allocated, to the holder. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the residual interest security. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Any distribution on a residual interest security (whether at their scheduled times or as a result of prepayments) will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the residual interest security. To the extent a distribution on a residual interest security exceeds its adjusted basis, it will be treated as gain from the sale of the residual interest security. Holders of residual interest securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the residual interest securities will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the residual interest securities will initially equal the amount paid for the residual interest securities and will be increased by their allocable shares of taxable income of the related REMIC. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the holders of residual interest securities. Gain will be recognized to the holder of a residual interest security on a distribution to the extent that, at the time the distribution is made, the amount of the distribution exceeds the holder's initial basis in the residual interest security together with any net increases in that basis. The gain so recognized will be treated as gain from the sale of the residual interest security.

     The effect of these rules is that a holder of a residual interest security may not amortize its basis in a residual interest security, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its residual interest security. See "Sales of Securities" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a residual interest security other than an original holder in order to reflect any difference between the cost of the residual interest security to the holder and the adjusted basis the residual interest security would have had in the hands of the original holder, see "--General" above.

     Excess Inclusions

     "Excess inclusions" with respect to a residual interest security for any calendar quarter generally will be equal to the excess, if any, of:

     o the sum of the daily portions of REMIC taxable income allocable to the residual interest security; over

     o the sum of the "daily accruals" for each day during that quarter that the residual interest security was held by the holder.

     For this purpose, daily accruals will be determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the residual interest security at the beginning of such quarterly period and 120 percent of the "long-term Federal rate" in effect on the date the residual interest security is issued. The adjusted issue price of a residual interest security as of the beginning of any calendar quarter will be equal to its issue price (calculated in a manner analogous to the determination of the issue price of the regular interest securities), increased by the sum of the daily accruals for all prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of any distributions made on the residual interest security before the beginning of that quarter. The "long-term Federal rate," which is computed and published monthly by the IRS, is an interest rate that is an average of current yields on Treasury securities having remaining maturities in excess of nine years. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a residual interest security as an excess inclusion if the residual interest securities are considered not to have "significant value."

     For holders of residual interest securities, any excess inclusions with respect to a residual interest security will be subject to federal income tax in all events and:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities on the federal income tax return of the holder of such residual interest security;

     o if the holder is an organization subject to the tax on unrelated business income imposed by Code section 511, will be treated as unrelated business taxable income of such holder; and

     o if the holder is a foreign person, will be subject to tax at a rate of 30 percent which may not be reduced by treaty, will not eligible for treatment as "portfolio interest" and will be subject to certain additional limitations.

     In the case of any residual interest securities held by a real estate investment trust, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code section 857(b)(2)), excluding any net capital gain, will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives. No such regulations have been issued to date and it is unclear how this provision would be applied in practice. The REMIC Regulations currently do not address this subject.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a residual interest security. First, alternative minimum taxable income for such holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. This has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

     Tax and Restrictions on Ownership and Transfer of Residual Interest Securities

     Disqualified Organizations. If a residual interest security is transferred to a "disqualified organization," a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the security, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the residual interest security for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the residual interest security is transferred and must be based on events that have occurred up to the time of transfer, the Tax Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC `s organizational documents. This tax generally would be imposed on the transferor of the residual interest security, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a residual interest security would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by disqualified organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of residual interest securities and a number of other provisions that are intended to meet this requirement will be included in the related Agreements, and will be discussed more fully in any prospectus supplement relating to the offering of any residual interest security.

     Pass-Through Entities. In addition, if a "pass-through entity" includes in income excess inclusions with respect to a residual interest security, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on it equal to the product of:

     o the amount of excess inclusions on the residual interest security that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, but would not include instrumentalities described in Code section 168(h)(2)(D) or the Federal Home Loan Mortgage Corporation;

     o any organization, other than a cooperative described in Code section 521, that is exempt from federal income tax, unless it is subject to the tax imposed by Code section 511; or

     o    any organization described in Code section 1381(a)(2)(C).

     For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Code section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Foreign Persons. The REMIC Regulations provide that the transfer of a residual interest security that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a United States person (as defined in "Foreign Investors in Securities" below) unless such transferee's income in respect of the residual interest security is effectively connected with the conduct of a United States trade or business. A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-United States person transfers the residual interest security to a United States person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The related Agreements will provide that no residual interest security may be transferred to a non-United States person. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is not a Non-United States person.

     The related Agreements will provide that any attempted transfer or pledge in violation of the transfer restrictions described above shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Non-Economic Residual Interest Securities

     Under the REMIC Regulations, if a residual interest security is a "noneconomic residual interest," as described below, such transfer of a residual interest security will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the residual interest security. The REMIC Regulations provide that a residual interest security is a "noneconomic residual interest" unless, based on the Tax Prepayment Assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the related REMIC `s organizational documents:

     o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest security, which rate is computed and published monthly by the IRS, on the residual interest security at least equals the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive distributions with respect to the residual interest security at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     Accordingly, all transfers of residual interest securities that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Agreements that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a residual interest security, prospective purchasers should consider the possibility that a purported transfer of the residual interest security by this type of a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The Treasury Department has issued final regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest will be respected. The additional conditions require that, in order to qualify as a safe harbor transfer of a residual interest security, the transferee must represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and the transfer satisfies either an "asset test" or "formula test." The "asset test" requires that the transfer be to certain domestic taxable corporations with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned "safe harbor." In addition, the asset test requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest security will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The "formula test" requires that the present value of the net tax detriment associated with holding the residual interest security does not exceed the sum of (i) the present value (determined using the short-term rate provided by Code section 1274(d)) of any consideration given to the transferee to acquire the residual interest security and (ii) the present value of the projected future distributions on the residual interest security.

     The related prospectus supplement will disclose whether offered residual interest securities may be considered "noneconomic" residual interests under the REMIC Regulations. Any disclosure that a residual interest security will not be considered "noneconomic "will be based upon a number of assumptions, and the depositor will make no representation that a residual interest security will not be considered "noneconomic" for purposes of the above-described rules. See "--Tax and Restrictions on Ownership and Transfer of Residual Interest Securities" above for additional restrictions applicable to transfers of residual interest securities.

     Mark-to-Market Rules

     On December 24,1996, the Treasury Department released the Mark-to-Market Regulations. The mark-to-market requirement under the regulations applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a residual interest security acquired after January 4, 1995, is not treated as a security and thus may not be marked to market. Prospective purchasers of a residual interest security should consult their tax advisors regarding the application of the mark-to-market requirement to residual interest securities.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC typically will be allocated to the holders of the related residual interest securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related regular interest securities. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related residual interest securities in their entirety and not to the holders of the related regular interest securities.

     With respect to residual interest securities or regular interest securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder; and

     o the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Code section 67, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

     In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount currently will be reduced.

     The amount of additional taxable income reportable by REMIC securityholders that are covered by the limitations of either Code section 67 or section 68 may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC securities that will receive an allocation of REMIC itemized deductions, as described above, may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these securities.

     Sale

     For a discussion of certain anticipated federal income tax consequences of a disposition of residual interest securities, see "Sale of Securities" below.

Prohibited Transactions and Other Possible Taxes

     The REMIC will be subject to a 100 percent tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, subject to specified exceptions, a prohibited transaction means the disposition of a loan, the receipt of income from a source other than a loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC securities. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, subject to a number of exceptions, a tax is imposed at the rate of 100 percent of the value of some types of contributions to a REMIC made after the day on which the REMIC issues all of its interests. The related Agreements will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer `s or the trustee's obligations, as the case may be, under the related Agreements and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC securities.

Termination of REMIC

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment on the loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a regular interest security will be treated as a payment in retirement of a debt instrument. In the case of a residual interest security, if the last distribution on the residual interest security is less than the holder's adjusted basis in the security, such holder should be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the "wash sale" rules of Code section 1091. See "Sales of Securities" below. The character of this loss as ordinary or capital is uncertain.

     The inadvertent termination of a REMIC may have other consequences. See "REMIC Securities--Classification of REMICs" above.

Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and holders of residual interest securities will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects, and will hold at least a nominal amount of residual interest securities.

     As the tax matters person, the master servicer will have the authority to act on behalf of the REMIC and the holders of residual interest securities in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of residual interest securities will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, as tax matters person, and the IRS concerning the REMIC item.

     Adjustments made to the REMIC tax return may require a holder of a residual interest security to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a return of a holder of a residual interest security. Any person that holds a residual interest security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to regular interest securities is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular interest securities and the IRS; holders of regular interest securities that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a regular interest security issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring this information to be reported to the IRS. Reporting with respect to the residual interest securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the regular interest security information reports will include a statement of the adjusted issue price of the regular interest security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "Non-REMIC Securities--Market Discount" above.

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer. Holders of securities may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer at address provided in the related prospectus supplement.

Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under Code section 3406 if recipients of payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Sales of Securities

     If a security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the security. The adjusted basis of a non-REMIC security or a regular interest security generally will equal the cost of that security to the seller, increased by income reported by the seller with respect to that security, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the security received by the seller and by any amortized premium. The adjusted basis of a residual interest security will be determined as described under "Taxation of Owners of Residual Interest Securities --Limitations on Losses and Distributions" above.

     Except as described below, any gain or loss in most cases will be capital gain or loss provided that the security is held by the seller as a "capital asset" within the meaning of Code section 1221. Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

     Gain from the sale of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to the regular interest security had income accrued thereon at a rate equal to 110 percent of the "applicable Federal rate," which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the security, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the regular interest security; over

     o the amount of ordinary income actually includible in the seller's income prior to the sale.

     In addition, gain recognized on the sale of a non-REMIC security or a regular interest security by a seller who purchased the security at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the security was held. See "Non-REMIC Securities --Market Discount" above.

     The securities will be "evidences of indebtedness" within the meaning of Code section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank, thrift or similar institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a non-REMIC security or a regular interest security that might otherwise be capital gain may be treated as ordinary income to the extent that the security is held as part of a "conversion transaction" within the meaning of Code section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in securities or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in most cases will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120 percent of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a residual interest security reacquires the security, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Code section 7701(i), within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Code section 1091. In that event, any loss realized by the holder of the residual interest security on the sale will not be deductible, but instead will be added to the holder's adjusted basis in the newly-acquired asset.

     Losses on the sale of a residual interest security in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

Foreign Investors in Securities

     A holder of a regular interest security that is not a "United States person" and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of such security will not be subject to United States federal income or withholding tax on a distribution on such security, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is not a United States person and providing the name and address of the holder. For these purposes, "United States person "means a citizen or resident of the United States, a corporation, partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20,1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20,1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular interest security held by a holder of a residual interest security that owns directly or indirectly a 10 percent or greater interest in the residual interest securities in the related REMIC. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30 percent subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain circumstances, certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a regular interest security would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, holders of securities who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of residual interest securities to investors that are not United States persons will be prohibited under the related Agreements.

     Interest paid on a non-REMIC security to a holder thereof that is not a United States person will normally qualify for the exception from United States withholding tax described above, except, in addition to the exceptions noted above, where the recipient is a holder, directly or by attribution, of 10 percent or more of the capital or profits interest in the issuer.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

State Tax Considerations

     In addition to the federal income tax consequences described above, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and other tax consequences of an investment in the securities offered hereunder.


                             ERISA CONSIDERATIONS

     The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply to securities issued by the trust. The related prospectus supplement will contain more specific information concerning the considerations relating to ERISA and the Code applicable to each series of securities.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and Section 4975 of the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in securities without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Any of those plans that are qualified and exempt from taxation under Code Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ("DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg. Section 2510.3-101.) Under this "Plan Assets Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an "equity interest" could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no "substantial equity features." If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan's investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan's investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer's assets. Trust securities are "equity interests" for purposes of the Plan Asset Regulation.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

     Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities: for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

     The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities, including trusts, that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities, provided that the conditions and requirements of the Underwriter Exemptions are met.

     While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

     o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

     o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's, a division of The McGraw-Hill Company, Inc., Moody's Investors Service, Inc. or Fitch Ratings (the "rating agencies");

     o the trustee is not an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

     o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

     o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     If an issuer holds obligations that have high loan-to-value ratios, the Underwriter Exemption may apply to the issuer's non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral for each loan on the closing date is at least 80% of the sum of the outstanding principal balance of the related obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

     The issuer must also meet the following requirements:

     o the investment pool must consist solely of assets of the type that have been included in other investment pools;

     o securities in those other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of at least one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

     o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

     o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

     o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

     o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the trust, any obligor with respect to loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

     The Underwriter Exemptions also extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided the swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from exemption rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security

     The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

     The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of securities to a Plan is in no respect a representation by the issuer or any underwriter of the Securities that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.


                               LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.

     In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part
703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

     Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the securities, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the securities described herein. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the securities retroactively. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

     All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities not entitled to distributions allocated to principal or interest or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor including, but not limited to, "prudent investor" provisions which may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.


                            METHOD OF DISTRIBUTION

     The securities are being offered hereby in series from time to time, with each series evidencing or relating to a separate trust, through any of the following methods:

     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth:

     o    the identity of any underwriters thereof;

     o either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor or the method by which the price at which the underwriters will sell the securities will be determined;

     o    information regarding the nature of the underwriters' obligations;

     o    any material relationship between the depositor and any underwriter;
          and

     o where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered.

     In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the related series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments that such underwriters or agents may be required to make in respect thereof.

     Affiliates of the depositor may purchase securities and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.

     If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.


                                 LEGAL MATTERS

     The validity of the securities and certain federal income tax consequences with respect to the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.


                             AVAILABLE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:

     Chicago Regional Office                  New York Regional Office
     500 West Madison Street                  233 Broadway
     Chicago, Illinois 60661                  New York, New York 10279

     Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding registrants including the depositor, that file electronically with the SEC.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference some of the information filed with it, which means that important information can be disclosed by referring to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of that prospectus supplement and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents.

     The trustee will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for these documents should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.


                                    RATING

     It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

     Ratings on asset-backed securities address the likelihood of receipt by securityholders of all distributions on the loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on asset-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which actual prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped securities in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, security ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF DEFINED TERMS




accrual securities...........................................................23
Agreement....................................................................13
Asset Conservation Act.......................................................67
CERCLA.......................................................................66
class security balance.......................................................23
Code.....................................................................22, 72
collateral value.............................................................17
collection account...........................................................49
cut-off date.................................................................12
daily portions...............................................................75
DTC...........................................................................6
Eleventh District............................................................31
EPA..........................................................................66
ERISA....................................................................22, 96
FHLBSF.......................................................................31
Garn-St. Germain Act.........................................................69
indemnified party............................................................57
IRS..........................................................................74
National Cost of Funds Index.................................................32
non-REMIC securities.........................................................73
OID Regulations..............................................................74
OTS..........................................................................32
Parties in Interest..........................................................96
permitted investments........................................................41
Plans........................................................................96
PTCE.........................................................................97
RCRA.........................................................................66
refinance loan...............................................................17
regular interest securities..................................................80
Relief Act...................................................................70
REMIC........................................................................73
REMIC Regulations............................................................72
residual interest securities.................................................80
Restricted Group.............................................................99
secured creditor exclusion...................................................66
SMMEA.......................................................................100
Tax Prepayment Assumption....................................................75
Underwriter Exemptions.......................................................98
Voting rights................................................................59

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registraton statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              [REMIC Certificates Form of Prospectus Supplement]
                  S Subject to Completion, Dated ___, 200__
            Prospectus Supplement to Prospectus Dated _______, 200_

                        BellaVista Mortgage Trust 200_
                Mortgage Pass-Through Certificates, Series 200_

                        $_______________ (Approximate)

Consider carefully the                          [LOGO]
risk factors beginning                       [Depositor],
on page [___] in this                        AS DEPOSITOR
prospectus supplement
and on page [___] in                     [LOGO] [            ]
the prospectus.                            AS MASTER SERVICER

The certificates represent
obligations of the trust
only and do not represent       The following classes of certificates are being
an interest in or               offered pursuant to this prospectus supplement
obligation of the               and the accompanying prospectus:
depositor, the trustee or
any of their                                     Approximate            Annual
affiliates.                                     Initial Class       Certificate
                                                  Principal           Interest
This prospectus                      Class         Balance               Rate
supplement may be used                A-1                   $             %
to offer and sell the                 A-2                   $             %
certificates only if                   R                    $             %
accompanied by the
prospectus.

                                o       The assets of the trust will consist
                                        primarily of a pool of 30-year
                                        conventional fixed-rate mortgage loans
                                        secured by first liens on one- to
                                        four-family residential properties.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Name of Underwriter] will offer the certificates listed above to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of these classes of certificates are expected to be approximately $ , plus accrued interest, before deducting expenses. See "Method of Distribution."

                             [Name of Underwriter]
                                    [Date]

                               TABLE OF CONTENTS

                                                                           Page

SUMMARY......................................S-5
RISK FACTORS.................................S-9
DESCRIPTION OF THE MORTGAGE POOL............S-15
    General.................................S-15
    Assignment of Mortgage Loans............S-22
    Underwriting Standards..................S-25
DESCRIPTION OF THE CERTIFICATES.............S-25
    General.................................S-26
    Book-Entry Certificates.................S-27
    Payments on Mortgage Loans; Deposits
        to Collection Account and
        Distribution Account................S-27
    Payment Dates...........................S-27
    Priority of Distributions...............S-28
    The Certificate Rate....................S-29
    Interest................................S-29
    Principal...............................S-29
    Reports to Certificateholders...........S-31
    Last Scheduled Payment Date.............S-32
    Termination; Purchase of Mortgage Loans.S-32
    Voting Rights...........................S-33
CREDIT ENHANCEMENT..........................S-33
    The Policy..............................S-33
    The Insurer.............................S-33
    Overcollateralization...................S-33
THE DEPOSITOR...............................S-34
SERVICING OF THE MORTGAGE LOANS.............S-34
    Master servicer.........................S-34
    Foreclosure, Delinquency and Loss
        Experience..........................S-34
    Servicing Procedures....................S-35
    Hazard Insurance........................S-36
    Realization Upon Defaulted Mortgage
        Loans...............................S-36
    Servicing Compensation and Payment of
        Expenses............................S-36
    Advances................................S-37
    Evidence as to Compliance...............S-38
    Certain Matters Regarding the
        Depositor and Master
        Servicer............................S-38
    Master Servicer Defaults................S-39
    Rights Upon an Event of Default.........S-40
    The Trustee.............................S-41
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE.S-41
    General.................................S-41
    Effect of Overcollateralization Feature.S-42
USE OF PROCEEDS.............................S-43
FEDERAL INCOME TAX CONSEQUENCES.............S-43
    Special Tax Considerations Applicable
        to the Residual Certificates........S-44
ERISA CONSIDERATIONS........................S-46
LEGAL INVESTMENT CONSIDERATIONS.............S-48
UNDERWRITING................................S-48
LEGAL MATTERS...............................S-49
RATINGS.....................................S-49
ANNEX I:  INSURER'S AUDITED FINANCIAL
        STATEMENTS.............................1
ANNEX II:  GLOBAL CLEARANCE, SETTLEMENT
        AND TAX DOCUMENTATION PROCEDURES.......1

           Important Notice About the Information Presented in This
             Prospectus Supplement and the Accompanying Prospectus

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates and may be different from the information in the prospectus.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-__ in this prospectus supplement.

     The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the certificates. These types of transactions may include stabilizing the purchase of certificates to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled
"Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports and other information at the following regional offices of the SEC:

      New York Regional Office             Chicago Regional Office
      233 Broadway                         500 West Madison Street, Suite 1400
      New York, New York 10279             Chicago, Illinois 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

      This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                                  [Depositor]
                         1299 Ocean Avenue, Suite [ ]
                        Santa Monica, California 90401
                               (310) [_________]

     You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                    SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the certificates.

THE CERTIFICATES

CHL Mortgage Pass-Through Trust 200 - will issue
classes of certificates,               of which are being offered by this
prospectus supplement and the accompanying prospectus. The assets of the trust that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $
as of        , 200 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist primarily of [30-year] conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by and by .

    Class        Rating    Rating            Type
--------------- --------  --------   -----------------------
Class A-1                            Senior
Class A-2                            Senior
Class A-R                            Senior/Residual

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

See "Description of the Certificates -- General" and "--Book-Entry Certificates" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement.


THE SELLER

[Belvedere Trust Finance Corporation]


THE DEPOSITOR

[Depositor] maintains its principal office at 1299 Ocean Avenue, Suite [___], Santa Monica, California 90401. Its telephone number is (310) [______]. See "The Depositor" in the prospectus.

THE MASTER SERVICER

[Master servicer]

The master servicer will act as master servicer under the pooling and servicing agreement.

THE TRUST

BellaVista Mortgage Trust 200___ will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, and the trustee. The certificates represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement, and not an interest in, or obligation of, the depositor or any other person.

THE TRANSFERORS

[Transferors]

THE TRUSTEE

[Trustee]

THE INSURER

[Insurer]

CUT-OFF DATE

__________, 200 .

CLOSING DATE

__________, 200 .

PAYMENT DATE

The 15th day of each month, or if that day is not a business day, the next business day. The first payment date is ____________, 200 .

RECORD DATE

The last business day preceding a payment date, unless the certificates are no longer book-entry certificates, in which case the record date is the last business day of the month preceding the month of a payment date.

REGISTRATION OF CERTIFICATES

We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of a depository, or in the name of a depository's nominee.

TRUST PROPERTY

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

o two pools of closed-end fixed rate mortgage loans, secured by first and second deeds of trust or mortgages on one- to four-family residential properties;

o    payments on the mortgage loans received on and after the cut-off date;

o property that secured a mortgage loan that has been acquired by foreclosure or deed in lieu of foreclosure;

o rights under any hazard insurance policies covering the mortgaged properties; and

o    amounts on deposit in accounts described in this prospectus supplement.

THE MORTGAGE LOANS

POOL I
------

The mortgage loans in pool I will consist of:

Mortgage loans secured by first or second lien deeds of trust on residential properties located in states [and in the District of Columbia]. As of the close of business on _______, 200 , these mortgage loans in pool I had an aggregate principal balance of approximately $______.

POOL II
-------

The Mortgage loans in pool II will consist of:

Mortgage loans secured by first or second lien deeds of trust or mortgages on residential properties located in states [and the District of Columbia]. As of the close of business on _________, 200 , these mortgage loans in pool II had an aggregate principal balance of approximately $________.

ADVANCES

If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

INTEREST PAYMENTS

o Interest accrues on the certificates from the first day of a calendar month through the last day of that calendar month.

On each payment date, you will be entitled to the following:

o    Interest at the certificate rate that accrued during the interest period;
     and

o any interest that was due on a prior payment date and not paid. [In addition, interest will have accrued on the amount of interest that was previously due and not paid.]

PRINCIPAL PAYMENTS

o Principal distributions are payable on each payment date. However, no class of certificates will receive a principal distribution until the other classes with a lower numerical class designation are paid in full.

o Shortfalls in available funds may result in a class receiving less than what is due.

o The calculation of the amount a class is entitled to receive on each payment date and the priority of principal distributions among the certificates is described in this prospectus supplement under "Description of the Certificates -- Principal."

CREDIT ENHANCEMENT

The Certificate Insurance Policy:  The policy guarantees the payment of:

o    accrued and unpaid interest on the offered certificates;

o    principal losses on the mortgage loans; and

o any principal amounts owed to the certificateholders on the last scheduled payment date.

Overcollateralization: Certain receipts in excess of the amounts due on the certificates will be applied as principal payments to the certificates. This will result in an acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, increasing the amount of credit support for the certificates.

OPTIONAL TERMINATION

If the total pool balance declines below [10%] of the total pool balance as of the cut-off date, then the depositor may purchase all of the trust assets and terminate the trust.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the depositor will cause one or more REMIC elections to be made with respect to the trust. The certificates, other than the Class R Certificates, will represent ownership of regular interests and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of residual interests.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

The certificates are [not] "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. [Consequently, some institutions will be unable to invest in the certificates.] See "Legal Investment" in the prospectus.

CERTIFICATE RATING

The trust will not issue the offered certificates unless they receive a rating
of "         " by [Rating Agency] and "              " by [Rating Agency].

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

                                 RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS SECTION IS BASED ON THE MORTGAGE POOL AS CONSTITUTED AS OF THE CUT-OFF DATE.

Your Yield Will Be Affected By      Borrowers may, at their option, prepay their
Prepayments                         mortgage loans in whole or in part at any
                                    time. We cannot predict the rate at which borrowers will repay their mortgage loans.
                                    A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                                    The rate and timing of prepayment of the mortgage loans will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                    o  If you purchase principal only
                                       certificates or you purchase your
                                       certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                    o  If you purchase your certificates at a
                                       premium and principal is repaid faster
                                       than you anticipate, then your yield may be lower than you anticipate.

                                    o  [It is expected that approximately    %
                                       of the mortgage loans require the
                                       mortgagor to pay a penalty if the
                                       mortgagor prepays the mortgage loan
                                       during periods ranging from one year to
                                       five years after the mortgage loan was
                                       originated. A prepayment penalty may
                                       discourage a mortgagor from prepaying
                                       the mortgage loan during the
                                       applicable period. Prepayment penalties
                                       will not be available for distribution to the certificateholders.]

                                    See "Yield, Prepayment and Maturity
                                    Considerations" in this prospectus
                                    supplement for a description of factors
                                    that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be Affected By      The timing of principal payments on the
How Distributions Are               certificates will be affected by a number
Allocated To The Certificates       of factors, including:

                                    o the extent of prepayments on the mortgage loans,

                                    o  how payments of principal are allocated
                                       among the
                                       classes of certificates as specified on
                                       page S-[o],

                                    o  whether the [master servicer] exercises
                                       its right, in its sole discretion, to
                                       terminate the trust fund,

                                    o  the rate and timing of payment defaults
                                       and losses on the mortgage loans, and

                                    o  repurchases of mortgage loans for
                                       material breaches of representations and warranties.

                                    Since distributions on the certificates
                                    are dependent upon the payments on the
                                    mortgage loans, we cannot guarantee the
                                    amount of any particular payment or the
                                    amount of time that will elapse before the trust fund is terminated.

                                    See "Description of the Certificates --
                                    Principal," and "-- Optional Termination" in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The Mortgage Pool -- Assignment of the Mortgage Loans" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

Credit Enhancement May Not          [The certificates are not insured by any
Be Sufficient To Protect Senior     financial guaranty insurance policy.] The
Certificates From Losses            subordination features are intended to
                                    enhance the likelihood that senior
                                    certificateholders will receive regular
                                    payments of interest and principal.

                                    Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses, to subordinated classes in the reverse order of their priority of payment. This form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes. Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Except as described below, realized losses are allocated to the subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated proportionately to each class of certificates, even if the principal balance of each subordinated class has not been reduced to zero. Among the subordinated certificates, the Class M Certificates are the least subordinated, that is, they have the highest payment priority. The payment priority for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is in numerical order.

                                    See "Description of the Certificates --
                                    Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Certain Interest Shortfalls Will    When a borrower makes a full or partial
Be Allocated To The                 prepayment on a mortgage loan, the amount of
Certificates                        interest which the borrower is required to
                                    pay may be less than the amount of
                                    interest certificateholders would
                                    otherwise be entitled to receive
                                    with respect to the mortgage loan. The
                                    master servicer is required to reduce the basic master servicing fee (but not the excess master servicing fee) to offset this shortfall, but the reduction for any distribution date is limited to one-half of the basic master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the basic master servicing fee, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

                                    In addition, your certificates may be
                                    subject to certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief

                                    Act of 1940, as amended (referred to in
                                    this prospectus supplement as the Relief
                                    Act). The Relief Act provides relief to
                                    borrowers who enter active military
                                    service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be offset by a reduction to the basic master servicing fee or to the excess master servicing fee and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

Certificates May Not Be             The offered certificates may not be an
Appropriate For Some                investment for investors who do not have
Investors                           sufficient resources or expertise to
                                    evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                    o  The yield to maturity of offered
                                       certificates purchased at a price other
                                       than par will be sensitive to the
                                       uncertain rate and timing of principal
                                       prepayments on the mortgage loans;

                                    o  The rate of principal distributions on
                                       and the weighted average lives of the
                                       offered certificates will be sensitive
                                       to the uncertain rate and timing of
                                       principal prepayments on the mortgage
                                       loans and the priority of principal
                                       distributions among the classes of
                                       certificates.  Accordingly, the offered
                                       certificates may be an inappropriate
                                       investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                                    o  You may not be able to reinvest
                                       distributions on an offered certificate
                                       (which, in general, are expected to be
                                       greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your certificate; or

                                    o  A secondary market for the offered
                                       certificates may not develop
                                       or provide certificateholders
                                       with liquidity of investment.

Geographic Concentration             Approximately [o]% of the mortgage loans
Increases Risk That Certificate      by aggregate stated principal balance as
Yields Could Be Impaired             of the cut-off date are secured by property
                                     in [California]. [Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.] In addition,

                                    o  Economic conditions in [California]
                                       (which may or may not affect real
                                       property values) may affect the ability
                                       of borrowers to repay their loans on
                                       time;

                                    o  Declines in the [California]
                                       residential real estate market may
                                       reduce the values of properties located
                                       in [California], which would result in
                                       an increase in the loan-to-value ratios;
                                       and

                                    o  Any increase in the market value of
                                       properties located in [California] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Limited Recourse To Seller          The only obligations of the seller
                                    to the trust fund arise from certain
                                    representations and warranties made by the seller in connection with its sale of the mortgage loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver the required documents, it may be required to repurchase some of the mortgage loans.
                                    The seller does not have significant
                                    assets and is unlikely to have significant assets in the future. As a result, it may not have the ability to effect the repurchase. In addition, if the seller were required to repurchase a mortgage loan because of a breach of a representation and the related transferor is not required or is otherwise unable to repurchase the mortgage loan from the seller pursuant to the related purchase agreement, the seller may not have the financial ability to make the required repurchase. If the seller or a transferor is obligated to repurchase a mortgage loan and fails to do so, you may suffer a loss.


                                    Although the trustee will have the right to enforce the obligations of the transferors to substitute for or repurchase a mortgage loan as to which a representation or warranty was breached, such representations and warranties were made as of the respective cut-off dates or dates of sale of the mortgage loans to the seller (which occurred or will occur between , 2004 and , 2005) and will not be brought down to the cut-off date or the closing date by the related transferor. If a condition occurs between the applicable cut-off date or sale date and the cut-off date or closing date that constitutes a breach of the substance of a representation, the related transferor will not be obligated to repurchase or substitute for the applicable mortgage loan.

You May Have Difficulty             No market for any of the certificates will
Reselling Certificates              exist before they are issued.  Each
                                    underwriter intends to make a
                                    secondary market in the classes of offered certificates purchased by it, but no underwriter has any obligation to do so.
                                    We cannot assure you that a secondary
                                    market will develop or, if it develops,
                                    that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                    The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                    See "Risk Factors -- Ability to Resell
                                    Certificates May Be Limited" in the
                                    prospectus.

SOME OF THE STATEMENTS CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CONSIST OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. THESE STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "MAY," "WILL," "SHOULD," "EXPECTS," "BELIEVES," "ANTICIPATES," "ESTIMATES," OR OTHER COMPARABLE WORDS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL. BECAUSE WE CANNOT PREDICT THE FUTURE, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.



                       DESCRIPTION OF THE MORTGAGE POOL

General

     The depositor will purchase the mortgage loans in the mortgage pool from Belvedere Trust Finance Corporation pursuant to a purchase agreement. The depositor will then transfer the Mortgage Loans to the trust fund pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of January 1, 2005 among the depositor, the master servicer, and the trustee, and will cause the Mortgage Loans delivered to the trustee on the closing date to be assigned to the trustee for the benefit of the holders of the certificates. In connection with the depositor's purchase of the Mortgage Loans from the seller, the seller will also assign to the depositor all of the seller's rights (but none of its obligations) under the purchase agreements with the transferors.

     The Mortgage Loans were acquired by the seller from the transferors in the ordinary course of the seller's business pursuant to the purchase agreements. All of the Mortgage Loans were underwritten by the transferors substantially in accordance with the underwriting criteria specified herein. [The transferor will service the Mortgage Loans that it transferred to the seller. Notwithstanding this subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone was servicing the Mortgage Loans.]

     The seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the purchase agreement between the seller and the depositor and relating to certain limited characteristics of the Mortgage Loans. In addition, the seller will represent and warrant that certain of the representations and warranties of the transferors regarding the Mortgage Loans that each of them sold to the seller have remained true and correct from the dates as of which such representations and warranties were made until the cut-off date or closing date, as applicable.

     Subject to the limitations described in this prospectus supplement under "-- Assignment of Mortgage Loans," the depositor will cause the seller to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there has been an uncured breach of any representation or warranty made by the seller relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. In addition, the seller will assign to the depositor, and the depositor will in turn assign to the trustee, the transferors' representations and warranties regarding the Mortgage Loans and the seller's rights under the purchase agreements to require the transferors to repurchase, or substitute a similar mortgage loan for, each Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty made by the related transferor with respect to the characteristics of the Mortgage Loan that materially and adversely affects the value of the Mortgage Loan. Under each purchase agreement, the related transferors made the representations and warranties described under "Loan Program -- Representations by Originators and Sellers; Repurchases" in the prospectus.

     As set forth in the Pooling and Servicing Agreement, the depositor will assign all of its rights against the seller under the purchase agreement (including the seller's repurchase or substitution obligations with respect to its representations regarding the Mortgage Loans) and all of the seller's rights against the transferors under the related purchase agreements (including the transferors' repurchase or substitution obligations with respect to the transferors' representations regarding the related Mortgage Loans) to the trustee for the benefit of the certificateholders. The trustee will have the right to directly enforce the repurchase or substitution obligations of each transferor under the related purchase agreement with respect to the related Mortgage Loans. The seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the Pooling and Servicing Agreement.

     The depositor believes that the cut-off date information set forth in this prospectus supplement regarding the Mortgage Loans is representative of the characteristics of the Mortgage Loans that will be delivered on the closing date. However, certain Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of Mortgage Loans may be added to or substituted for the Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final mortgage pool. As a result, the cut-off date information regarding the actual Mortgage Loans delivered on the closing date may vary somewhat from the cut-off date information regarding the Mortgage Loans presented in this prospectus supplement.

     As of the cut-off date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $ (referred to as the "Cut-off Date Pool Principal Balance"). [All] of the mortgage loans will provide that payments are due on the first day of each month (the "Due Date"). At origination, substantially all of the mortgage loans will have stated terms to maturity of [30] years. Scheduled monthly payments made by the mortgagors on the mortgage loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for mortgage loans expected to constitute not more than approximately % of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, mortgagors may prepay their mortgage loans at any time without penalty. Any prepayment penalties received on these mortgage loans will not be distributed to certificateholders.

     Each mortgage loan was originated on or after                    .

     The latest stated maturity date of any mortgage loan will be           .
The earliest stated maturity date of any mortgage loan will be              .

     As of the cut-off date, [no] mortgage loan was delinquent more than 30 days.

     As of the cut-off date, [no] mortgage loan will be subject to a buydown agreement. [No] mortgage loan provides for deferred interest or negative amortization.

     No mortgage loan had a Loan-to-Value Ratio at origination of more
than    %. Generally, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses. The specified coverage percentage is % for Loan-to-Value
Ratios between    % and    %,    % for Loan-to-Value Ratios between    % and
   %,    % for Loan-to-Value Ratios between   % and    % and    % for
Loan-to-Value Ratios between    % and    %. However, under certain
circumstances, the specified coverage level may vary from the foregoing. With respect to mortgage loans, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance mortgage loans, no primary mortgage guaranty insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law.

     The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is,

          o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

          o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except as described in the following sentence.

If the mortgagor is refinancing an existing mortgage loan that was originated or acquired by [transferor], and that existing mortgage loan meets the delinquency criteria set forth in the pooling and servicing agreement, then with respect to the refinanced mortgage loan,

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, or

          o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     The following information sets forth in tabular format information about the mortgage loans, as of the cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the mortgage loans as of the cut-off date and due to rounding may not total 100%.

                                                            Mortgage Rates(1)


                                                                Number of         Aggregate          Percent of
                                                                 Mortgage     Principal Balance       Mortgage
Mortgage Rates(%)                                                 Loans          Outstanding            Pool
----------------                                                ---------     -----------------      ----------
5.500                                                                          $                              %
5.625
5.750
5.875
6.000


                                     S-18

6.125
6.250
6.375
6.500
6.625
6.750
6.875
7.000
7.125
7.250
7.375
                                                                ---------     -----------------      ----------
    Total                                                                     $                         100.00%
                                                                =========     =================      ==========

----------
(1)The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) is expected to be approximately % per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans is expected to be approximately % per annum.

                   Current Mortgage Loan Principal Balances

                                                                Number of         Aggregate         Percent of
Range of Current                                                 Mortgage     Principal Balance      Mortgage
Mortgage Loan Amounts                                             Loans          Outstanding           Pool
---------------------                                           ---------     -----------------     -----------
  $300,000.01 -   $350,000.00.............................                    $                             %
  $350,000.01 -   $400,000.00.............................
  $400,000.01 -   $450,000.00.............................
  $450,000.01 -   $500,000.00.............................
  $500,000.01 -   $550,000.00.............................
  $550,000.01 -   $600,000.00.............................
  $600,000.01 -   $650,000.00.............................
  $650,000.01 -   $700,000.00.............................
  $700,000.01 -   $750,000.00.............................
  $750,000.01 -   $1,000,000.00...........................
  $1,000,000.01 -   $1,500,000.00.........................
    Total.................................................                    $                        100.00%
                                                                =========     =================      ==========

As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans is expected to be approximately $ .

                             FICO Credit Scores(1)

                                                                Number of         Aggregate         Percent of
                                                                 Mortgage     Principal Balance      Mortgage
FICO Credit Scores                                                Loans          Outstanding           Pool
------------------                                              ---------     -----------------     ----------
720 and above............................................                     $                             %
700-719..................................................
660-699..................................................
620-659..................................................
   Total.................................................                     $                       100.00%
                                                                =========     =================      ==========

_____________
(1) As of the cut-off date, the weighted average FICO Credit Score of the
mortgagors related to the mortgage loans is expected to be approximately      .


                      Original Loan-to-Value Ratios(1)(2)

Range of Original                                               Number of         Aggregate         Percent of
Loan-to-Value                                                   Mortgage      Principal Balance      Mortgage
Ratios (%)                                                        Loans          Outstanding           Pool
-----------------                                               ---------     -----------------     -----------
50.00 and below.........................................                      $                              %
50.01 to 55.00..........................................
55.01 to 60.00..........................................
60.01 to 65.00..........................................
65.01 to 70.00..........................................
70.01 to 75.00..........................................
75.01 to 80.00..........................................
80.01 to 85.00..........................................
85.01 to 90.00..........................................
90.01 to 95.00..........................................
   Total................................................                      $                        100.00%
                                                                =========     =================      ==========

---------
(1)  The weighted average original Loan-to-Value Ratio of the mortgage loans
     is expected to be approximately          %.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                 State Distribution of Mortgaged Properties(1)

                                                                Number of          Aggregate         Percent of
                                                                 Mortgage      Principal Balance      Mortgage
State                                                             Loans           Outstanding           Pool
-----------                                                     ---------      -----------------     -----------
                   .......................................                     $                             %
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
                   .......................................
 Other (less than 2%).....................................
                                                                ---------      -----------------     -----------
     Total................................................                     $                        100.00%
                                                                =========      =================     ===========


 ---------
(1) The Other row in the preceding table includes other states with under 2% concentrations individually. No more than approximately % of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                           Purpose of Mortgage Loans

                                                                Number of          Aggregate         Percent of
                                                                 Mortgage      Principal Balance      Mortgage
Loan Purpose                                                       Loans           Outstanding           Pool
-----------                                                     ---------      -----------------     -----------
Refiunance (cash-out).....................................                     $                             %
Purchase..................................................
Refinance (rate/term).....................................
                                                                ---------      -----------------     -----------
     Total................................................                     $                        100.00%
                                                                =========      =================     ===========

                         Type of Mortgaged Properties

                                                                Number of          Aggregate         Percent of
                                                                 Mortgage      Principal Balance      Mortgage
Property Type                                                     Loans           Outstanding           Pool
-------------                                                   ---------      -----------------     -----------
2-4 Family Residence......................................                     $                             %
Hi-rise Condominium.......................................
Low-rise Condominium......................................
Planned Unit Development..................................
Single Family Residence...................................
                                                                ---------      -----------------     -----------
     Total................................................                     $                        100.00%
                                                                =========      =================     ===========

                              Occupancy Types(1)

                                                                Number of          Aggregate         Percent of
                                                                 Mortgage      Principal Balance      Mortgage
Occupancy Type                                                    Loans           Outstanding           Pool
--------------                                                  ---------      -----------------     -----------
Investor Property.........................................                     $                             %
Primary Residence.........................................
Secondary Residence.......................................
                                                                ---------      -----------------     -----------
     Total................................................                     $                        100.00%
                                                                =========      =================     ===========

(1) Based upon representations of the related borrowers at the time of origination.

                        Remaining Terms to Maturity(1)


                                                                Number of          Aggregate         Percent of
Remaining Term to                                                Mortgage      Principal Balance      Mortgage
Maturitiy (Months)                                                Loans           Outstanding           Pool
------------------                                              ---------      -----------------     -----------
360.......................................................                     $                             %
359.......................................................
358.......................................................
357.......................................................
356.......................................................
354.......................................................
353.......................................................
352.......................................................
351.......................................................
350.......................................................
349.......................................................
                                                                ---------      -----------------     -----------
     Total................................................                     $                        100.00%
                                                                =========      =================     ===========

________

(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately months.

Assignment of Mortgage Loans

         On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan and the mortgage note, mortgage and other documents relating to the Mortgage Loan (collectively, the "Related Documents"), including all payments received on or with respect to each Mortgage Loan on or after the cut-off date, but not including interest payments due prior to the cut-off date. The depositor will also transfer all of its rights, but not its obligations, under the loan purchase agreement with the seller. The trustee, concurrently with this transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified in a mortgage loan schedule delivered to the trustee pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information about the principal balance of each Mortgage Loan as of the cut-off date, its Mortgage Rate as well as other information.

     Within 90 days of the closing date, the trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and that defect is not cured within 90 days following notification of the defect to the depositor, the depositor will be obligated to cause the seller to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided stating that such substitution will not disqualify the trust as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the "Code"). The depositor is obligated to cause the seller to purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at the Mortgage Rate, plus the amount of any costs and damages incurred by the trust fund in connection with the acts giving rise to such purchase that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan. The purchase price will be deposited in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises. The obligation of the seller to repurchase or substitute a defective mortgage loan, which will be assigned to the depositor and by the depositor to the trust, is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the trustee or the certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the depositor will be required to deposit in the Certificate Account on or prior to the next succeeding Distribution Date after the substitution or repurchase obligation arises an amount (the "Substitution Adjustment Amount") equal to the excess of the Stated Principal Balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the depositor for a defective mortgage loan that must, on the date of the substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

     o have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance) of not more than 10% less than the Stated Principal Balance of the defective mortgage loan;

     o have a Mortgage Rate not less than the Mortgage Rate of the defective mortgage loan and not more than 1% in excess of the Mortgage Rate of the defective mortgage loan;

     o have a Maximum Mortgage Rate not more than 1% per annum higher or lower than the Maximum Mortgage Rate of the defective mortgage loan;

     o have a Minimum Mortgage Rate specified in its related mortgage note not more than 1% per annum higher or lower than the Minimum Mortgage Rate of the defective mortgage loan;

     o have the same Mortgage Index, Payment Caps, reset period, periodic rate cap, maximum negative amortization percentage, and recast provisions as the defective mortgage loan and a Gross Margin not more than 1% per annum higher or lower than that of the defective mortgage loan;

     o have a remaining term to maturity of not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

     o comply with each representation and warranty set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution);

     o have an original loan-to-value ratio not greater than that of the defective mortgage loan; and

     o be secured by the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

     More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

     The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the depositor with respect to each mortgage loan (e.g., cut-off date principal balance and the Mortgage Rate). In addition, the seller will represent and warrant, on the closing date, that, among other things:

     o at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and

     o each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.

     Certain of these representations will be made on the basis of representations made to the seller by the various transferors of the Mortgage Loans. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the depositor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the depositor will cause the seller to substitute for the defective mortgage loan an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trustee. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the certificateholders.

Underwriting Process - [transferor]

[Insert description of transferor's mortgage loan underwriting process]


Underwriting Process - General

     The Mortgage Loans that will be transferred to the trust fund other than those originated or acquired by the transferors described above have been originated or acquired generally in accordance with the procedures set forth in the prospectus under "Loan Program - Underwriting Process."

                                  THE SELLER

         Belvedere Trust Finance Corporation ("Belvedere Finance") is a wholly owned subsidiary of Belvedere Trust Mortgage Corporation ("Belvedere Trust"), which is in turn a wholly owned subsidiary of Anworth Mortgage Asset Corporation. Belvedere Trust was formed as a qualified REIT subsidiary to acquire and own mortgage loans, with a focus on the high credit quality jumbo adjustable rate, hybrid and second-lien mortgage markets. Belvedere Trust intends to securitize the mortgage loans it acquires and may retain certain of the mortgage backed securities for investment. Belvedere Finance was incorporated in the state of Delaware on November 3, 2003. The principal place of business of both Belvedere Trust and Belvedere Finance is 1299 Ocean Avenue, Santa Monica, California 90401 and the telephone number is (310) 255-4493. Neither Belvedere Finance, Belvedere Trust nor any of their respective affiliates will insure or guarantee distributions on the offered certificates.

                                 THE DEPOSITOR

     BellaVista Funding Corporation (the "Depositor") is a Delaware corporation incorporated on July 20, 2004. The Depositor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. It is a wholly owned subsidiary of Belvedere Finance. The depositor maintains its principal office at 1299 Ocean Avenue, Suite 240, Santa Monica, California 90401. Its telephone number is (310) 255-4443. See "The Depositor" in the prospectus

                        DESCRIPTION OF THE CERTIFICATES

     The Mortgage Loan Asset-Backed Certificates, Series 200__ will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe certain provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference.

General

     The offered certificates will be issued in denominations of $1,000 and multiples of $1 in excess of $1,000 and will evidence specified undivided interests in the trust. The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

     o    the mortgage loans;

     o payments on the mortgage loans received on and after the cut-off date (exclusive of amounts that were due prior to the cut-off date);

     o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o the Collection Account and the Distribution Account and funds on deposit in these accounts, but not including any interest earned on these accounts; and

     o rights under hazard insurance policies covering the mortgaged properties.

     In addition, the depositor has caused the Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Insurer will guarantee payments to the Class A certificateholders. Definitive certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

       The Class A-1 and Class A-2 certificates will represent undivided ownership interests in the mortgage loans, all collections on these mortgage loans exclusive of interest payments due prior to the cut-off date) and the proceeds of these mortgage loans. The principal amount of a class of certificates on any Payment Date is equal to the balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class. On any date, the Aggregate Class A Principal Balance is the aggregate of the Class A Principal Balances of the Class A-1 and Class A-2 certificates.

      The person in whose name a certificate is registered as such in the certificate register is referred to herein as a certificateholder.

      The percentage interest of a Class A certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such certificate by the Class A Principal Balance for the related class as of the cut-off date.

        The certificates will not be listed on any securities exchange.

Book-Entry Certificates

        The offered certificates will be issued in book-entry form. See "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

        Neither the depositor, the seller, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

     The master servicer shall establish and maintain in the name of the trustee a separate Collection Account for the benefit of the holders of the certificates. The Collection Account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee), the master servicer will deposit these amounts in the Collection Account. Amounts deposited may be invested in Eligible Investments maturing no later than two Business Days prior to the next succeeding date on which amounts on deposit in the Collection Amount are required to be deposited in the Distribution Account.

     The trustee will establish a Distribution Account into which amounts withdrawn from the Collection Account for distribution to certificateholders on a Payment Date will be deposited. The Distribution Account will be an Eligible Account. Amounts on deposited in the Distribution Account may be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

          An Eligible Account is an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC or otherwise acceptable to each rating agency and the Insurer as evidenced by a letter from each rating agency and the Insurer to the trustee, without reduction or withdrawal of their then current ratings of the certificates.

        Eligible Investments are specified in the pooling and servicing agreement and are limited to investments that meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates.

Payment Dates

      On each Payment Date, which is the [15th] day of each month, or if such day is not a Business Day, then the next Business Day, commencing in , the holders of the offered certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Class Interest Distribution for each class of offered certificates and (b) the Class A Principal Distribution. Distributions will be made (1) in immediately available funds to holders of offered certificates, the aggregate principal balance of which is at least $1,000,000, by wire transfer or to the account of such certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such certificateholder has so notified the trustee in accordance with the pooling and servicing agreement, or (2) by check mailed to the address of the person as it appears on the certificate register maintained by the trustee as certificate registrar.

Priority of Distributions

     On each Payment Date the trustee shall withdraw from the Distribution Account the Available Funds and make distributions in the following order of priority:

          (1) to the trustee, the trustee fee for that Payment Date;

          (2) to the master servicer, the amount of any accrued and unpaid servicing fee;

          (3) to holders of each class of Class A Certificates, an amount equal to the related Class Interest Distribution for that Payment Date;

          (4) sequentially, to the Class A-1 and the Class A-2 certificateholders, in that order, until the respective Class A Principal Balance of each of these classes is reduced to zero, the related Class A Principal Distribution) (other than the portion constituting the Distributable Excess Spread) for such Payment Date; provided, however, that after the occurrence and continuance of an Insurer Default, this portion of the Class A Principal Distribution will be distributed pro rata to the holders of these certificates based on the respective Class A Principal Balances;

          (5) to the Insurer, the amount owing to the Insurer under the Insurance Agreement for the premium;

          (6) sequentially, to the Class A-1 and Class A-2 certificateholders, in that order, until the respective Class A Principal Balance of each of these classes is reduced to zero, the related Distributable Excess Spread for such Payment Date; provided, however, that after the occurrence and continuance of an Insurer Default, the Distributable Excess Spread will be distributed pro rata to the holders of these certificates based on the respective Class A Principal Balances;

          (7) to the Insurer, amounts owing to the Insurer for reimbursement for prior draws made on the Policy;

          (8) to the master servicer, the amount of Nonrecoverable Advances not previously reimbursed;

          (9) to the Insurer, any other amounts owing to the Insurer under the Insurance Agreement; and

          (10) to the Class R certificateholders, the balance.

The Certificate Rate

     The Certificate Rate for any interest accrual period with respect to the Class A-1 certificates will be % per annum, and the Class A-2 certificates will be % per annum. Interest accrual period means the period from the first day of the calendar month preceding the month of that Payment Date through the last day of that calendar month.

     Interest will accrue on the certificates on the basis of a 360-day year consisting of twelve 30-day months.

Interest

     On each Payment Date, if there are sufficient funds available, the Class Interest Distribution will be distributed for each class of Class A Certificates. The Class Interest Distribution is equal to the sum of (a) one month's interest at the Certificate Rate on the related Class A Principal Balance immediately prior to that Payment Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of Class A Certificates for that Payment Date. As to any Payment Date and Class of Class A Certificates, the Class Interest Carryover Shortfall is the sum of (x) the excess of the related Class Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Payment Date, over the amount in respect of interest that is actually distributed to that class on the prior Payment Date plus (y) one month's interest on the excess, to the extent permitted by law, at the related Certificate Rate. The interest entitlement described in (a) above will be reduced by such class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for that Payment Date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.

     On each Payment Date, the Class Interest Distribution for each class of Class A Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest to each class will be allocated between the classes pro rata based on the amount each class would have been distributed in the absence of such shortfall.

Principal

     On each Payment Date, if there are sufficient finds available in accordance with the priorities described above under "Priority of Distributions," principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount equal to the lesser of (A) the related Aggregate Class A Principal Balance and (B) the related Class A Principal Distribution for such Payment Date. "Class A Principal Distribution" means the sum of the related Class A Monthly Principal Distribution Amount for a Payment Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Payment Date.

     Class A Monthly Principal Distributable Amount means to the extent that funds are available, the amount equal to the sum of the following amounts, without duplication, for the immediately preceding Due Period:

     o each payment of principal on a mortgage loan received by the master servicer during the Due Period, including all full and partial principal prepayments,

     o the principal balance as of the end of the immediately preceding Due Period of each mortgage loan that became a liquidated mortgage loan for the first time during that Due Period,

     o the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Due Period,

     o any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed, and

     o the portion of Excess Spread, if any, required to be distributed on such Payment Date to satisfy the required level of overcollateralization for such Payment Date (the "Distributable Excess Spread") but not greater than 100%.

     "Class A Principal Carryover Shortfall" means, with respect to any Payment Date, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding Payment Date and any outstanding Class A Principal Carryover Shortfall on the preceding Payment Date over the amount in respect of principal that is actually distributed to the Class A certificateholders on the preceding Payment Date.

      If the required level of overcollateralization is reduced below the then existing amount of overcollateralization or if the required level of overcollateralization is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following Payment Date will be correspondingly reduced by the amount of the reduction in overcollateralization and by the amount necessary so that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the principal distribution to be made on that Payment Date.

     The application of Distributable Excess Spread is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the mortgage loans. If the amount of losses in a particular Due Period exceeds the amount of the related Excess Spread for the related Payment Date, the amount distributed in respect of principal will be reduced. A draw on the Policy for the payment of principal will not be made until the Class A Principal Balance exceeds the pool balance. See "Credit Enhancement -- The Policy" herein. Accordingly, there may be Payment Dates on which Class A certificateholders receive little or no principal distributions.

       So long as an Insurer Default has not occurred and is continuing, distributions of the Class A Principal Distribution with respect to the offered certificates will be applied, sequentially, so that no class of offered certificates having a higher numerical designation is entitled to distributions of principal until each class of certificates having a lower numerical designation has been reduced to zero. If on any Payment Date, an Insurer Default has occurred and is continuing, the Class A Principal Distribution for the offered certificates will be applied to the distribution of principal of each class outstanding on a pro rata basis in accordance with the Class A Principal Balance of each class.

     On each Payment Date following an Insurer Default, net losses realized on liquidated mortgage loans (if the net losses realized is not covered by Available Funds) will reduce the amount of any overcollateralization.

     Due Period means, with respect to any Determination Date or Payment Date, the calendar month immediately preceding that Determination Date or Payment Date.

     A liquidated mortgage loan, for any Payment Date, is a mortgage loan as to which the master servicer has determined that all Liquidation Proceeds that it expects to recover with respect to such mortgage loan (including upon disposition of the related REO Property) have been recovered. This determination shall be in accordance with the servicing procedures in the pooling and servicing agreement and shall be made at the end of the preceding Due Period.

     "Excess Spread" means, with respect to any Payment Date, the positive excess, if any, of (A) Available Funds for such Payment Date over (B) the amount required to be distributed pursuant to subclause items (1) through (5), in each case set forth under the heading "Description of the Certificates--Priority of Distributions" on the Payment Date.

     An Insurer Default will occur in the event the Insurer fails to make a payment required under the Policy or if certain events of bankruptcy or insolvency occur with respect to the Insurer.

Reports to Certificateholders

      Concurrently with each distribution to the certificateholders, the trustee will forward to each certificateholder a statement (based solely on information received from the master servicer) setting forth among other items with respect to each Payment Date:

          (1) the aggregate amount of the distribution to each class of certificateholders on such Payment Date;

          (2) the amount of the distribution set forth in paragraph (1) above in respect of interest and any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (3) the amount of the distribution set forth in paragraph (1) above in respect of principal and the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (4) the amount of Excess Spread and the amount applied as to a distribution on the certificates;

          (5) the Guaranteed Principal Amount, if any, for such Payment Date;

          (6) the amount paid under the Policy for such Payment Date in respect of the Class Interest Distribution to each class of certificates;

          (7) the servicing fee;

          (8) the pool balance, as of the close of business on the last day of the preceding Due Period;

          (9) the Aggregate Class A Principal Balance after giving effect to payments allocated to principal above;

          (10) the amount of overcollateralization as of the close of business on the Payment Date, after giving effect to distributions of principal on that Payment Date;

          (11) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (12) the book value of any real estate that is acquired by the trust through foreclosure or of deed in lieu of foreclosure;

          (13) the aggregate amount of prepayments received on the mortgage loans during the previous Due Period; and

          (14) the weighted average loan rate on the mortgage loans as of the first day of the month prior to the Payment Date.

     In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by such person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for such calendar year.

Last Scheduled Payment Date

     The last scheduled Payment Date for each class of offered certificates is as follows: Class A-1 certificates, _______; and Class A-2 certificates, _______. It is expected that the actual last Payment Date for each class of offered certificates will occur significantly earlier than the last scheduled Payment Dates.

     Such last scheduled Payment Dates are based on a [ ]% prepayment assumption with no payments of Distributable Excess Spread and the assumptions set forth below under "Yield, Prepayment and Weighted Average Life".

Termination; Purchase of Mortgage Loans

     The trust will terminate on the Payment Date following the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (1) the Payment Date on which the Aggregate Class A Principal Balance has been reduced to zero, (2) the final payment or other liquidation of the last mortgage loan in the trust, (3) the optional purchase by the master servicer of the mortgage loans, and (4) the Payment Date in [ ] on which date the Policy will be available to pay the outstanding principal balance of the Class A Certificates.

     Subject to provisions in the pooling and servicing agreement regarding a plan of complete liquidation, the master servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool balance is less than [5%] of the cut-off date pool balance by purchasing, on the next succeeding Payment Date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool balance (subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Property included in the trust and that appraised value is less than the principal balance of the mortgage loan) and accrued and unpaid interest thereon at the weighted average of the loan rates through the end of the Due Period preceding the final Payment Date together with all amounts due and owing to the Insurer.

     The purchase, shall be accomplished by deposit into the Distribution Account of the purchase price specified above.

Voting Rights

     Under the pooling and servicing agreement, the voting rights (the "Voting Rights") will be allocated to the Class A Certificates among the classes in proportion to their respective Class Principal Balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests. [So long as no Insurer Default is continuing, the Insurer will be entitled to exercise the voting rights of the Class A Certificates].

                              CREDIT ENHANCEMENT

The Policy

     The following information has been supplied by the Insurer for inclusion in this prospectus supplement. Accordingly, neither the depositor nor the master servicer makes any representation as to the accuracy and completeness of such information.

     [To be provided by the Insurer.]

The Insurer

     The information set forth in this section has been provided by [Insurer] (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by [Underwriter] (the "Underwriter"), the Depositor, the Master servicer, the Indenture Trustee or any of their affiliates as to the accuracy or completeness of such information. [Information regarding the Insurer to be provided by the Insurer]

Overcollateralization

     The credit enhancement provisions of the trust result in a limited acceleration of the Class A Certificates relative to the amortization of the mortgage loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the Class A Certificates. This acceleration feature creates overcollateralization (i.e., the excess of the pool balance over the related Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

     The pooling and servicing agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. Any decrease in the required level of overcollateralization will occur only at the sole discretion of the Insurer. The decrease will have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

                                 THE DEPOSITOR

     [_________] (the "Depositor") is a Delaware corporation incorporated on . The Depositor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. The depositor maintains its principal office at 1299 Ocean Avenue, Suite [_], Santa Monica, California 90401. Its telephone number is (310) [_________]. See "The Depositor" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

Master servicer

     [Master servicer] will act as master servicer for the mortgage loans. The principal executive offices of ________________ are located at
_______________.

      The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The master servicer may perform its servicing obligations through one or more subservicers. The master servicer will administer and supervise the performance of each subservicer and will remain responsible for the performance of the servicing functions.

Foreclosure, Delinquency and Loss Experience

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, as of December 31, _____, December 31, _____, and December 31, _______ on approximately $________, $________ and $_______, respectively, in outstanding principal balance of conventional mortgage loans master serviced by __________. __________commenced master servicing conventional mortgage loans during ________________. The delinquency and foreclosure percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the mortgage loans in the futu re:

                                           As of                        As of                        As of
                                    December 31, 20____          December 31, 20____          December 31, 20____
Delinquent Mortgage Loans and
Pending Foreclosures at

Period End(1)

30-59 days
60-89 days
90 days or more (excluding
foreclosures)
Total Delinquencies
Foreclosures pending
Total delinquencies and
foreclosures pending
Net Loss

(1) As a percentage of the total number of loans master serviced.

     There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

Servicing Procedures

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period; provided, that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services.

Hazard Insurance

     The master servicer will cause to be maintained for each mortgage loan and each property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount that is at least equal to the lesser of

     o the outstanding principal balance on the mortgage loan and any related senior lien(s); and

     o the maximum insurable value of the improvements securing the mortgage loan.

     Generally, if the mortgaged property is located in a federally designated flood area, the hazard insurance to be maintained for the mortgage loan shall include flood insurance in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. Any amounts collected by the master servicer under any such policies will be deposited in the Collection Account, net of certain amounts as indicated in the pooling and servicing agreement. The master servicer shall be under no obligation to require that any mortgagor maintain earthquake or other additional insurance; and shall be under no obligation itself to maintain any such additional insurance on property acquired, other than pursuant to applicable laws and regulations. If the master servicer obtains and maintains a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the mortgage loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss that would have been covered by such policy, the master servicer shall deposit in the Collection Account the amount not otherwise payable under the blanket policy because of any deductible clause.

Realization Upon Defaulted Mortgage Loans

     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities for comparable loans; provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The master servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to the certificateholders.

Servicing Compensation and Payment of Expenses

     With respect to each Due Period, the master servicer will receive from interest collections in respect of the mortgage loans a portion of such interest collections as a monthly servicing fee in the amount equal to [ ]% per annum, or the servicing fee rate, on the aggregate principal balances of the mortgage loans as of the first day of the related Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Net Liquidation Proceeds.

Advances

     Not later than two Business Days prior to each Payment Date, the master servicer will remit to the trustee for deposit in the Distribution Account an amount to be distributed on that Payment Date, equal to the sum of the interest accrued and principal due on each mortgage loan through the related Due Date but not received by the master servicer as of the close of business on the last day of the related Due Period (net of the servicing fee) (the "Monthly Advance"). Such obligation of the master servicer continues with respect to each mortgage loan until a mortgage loan becomes a liquidated mortgage loan.

       In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

     o the preservation, restoration and protection of the mortgaged properties,

     o    any enforcement or judicial proceedings, including foreclosures, and

     o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

     Each such expenditure will constitute a "Servicing Advance."

     The master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and other amounts as may be collected by the master servicer from the related mortgagor or that relate to these unreimbursed amounts. The master servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest and principal on any mortgage loan and to Liquidation Proceeds and Insurance Proceeds on the related mortgage loan. The master servicer's right to these reimbursements is prior to the rights of certificateholders.

     If in the good faith judgment and sole discretion of the master servicer it determines that an advance will not be ultimately recoverable from the related mortgagor or other collections from that mortgage, the master servicer will not be required to make an advance for that mortgage loan. If the master servicer determines that an advance will not be recoverable from the related Mortgagor or the other collections from the mortgage, then the master servicer may be reimbursed from other amounts on deposit in the Collection Account.

Evidence as to Compliance

     The pooling and servicing agreement provides for delivery on or before March 31 of each year, beginning on March 31, [year], to the trustee and the Insurer of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before March 31 of each year, beginning March 31, [year], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the depositor) to the trustee, the Insurer and the rating agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Depositor and Master Servicer

     The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder:

     o unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates; or

     o    upon the satisfaction of the following conditions:

          o the master servicer has proposed a successor master servicer to the trustee and the Insurer in writing and such proposed successor master servicer is reasonably acceptable to the trustee and the Insurer; and

          o the rating agencies have confirmed to the trustee and the Insurer that the appointment of such proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates.

     No such resignation will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the certificateholders for the master servicer's duties and


                                     S=38
obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

     Under the pooling and servicing agreement, the trust will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement (other than losses resulting from defaults under the mortgage loans). The pooling and servicing agreement provides that neither the depositor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, the Insurer or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor nor the master servicer will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the pooling and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the certificateholders and the Insurer thereunder.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties.

Master Servicer Defaults

     Events of default by the master servicer under the pooling and servicing agreement will consist of:

          (1) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after written notice is given of that failure to the master servicer by the trustee, or to the master servicer and the trustee by the Insurer or Class A certificateholders evidencing an aggregate of at least 25% of the voting rights;

          (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement that, in each case, materially and adversely affects the interests of the Class A certificateholders or the Insurer and continues unremedied for 60 days after the written notice is given of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Insurer or Class A certificateholders evidencing an aggregate of at least 25% of the voting rights;

          (3) any Insolvency Event, which includes certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations; or

          (4) any Event of Default, as defined in the Insurance Agreement, has occurred and is continuing.

     Under certain other circumstances, the Insurer may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of five Business Days or under clause (2) above for a period of 60 days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the Insurer and the Class A certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Default

     So long as an Event of Default remains unremedied, either (1) the trustee or Class A certificateholders evidencing an aggregate of at least 51% of the voting rights, in each case with the consent of the Insurer, or (2) the Insurer may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans. In these circumstances, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed master servicer must have a net worth of at least $[ ] and must be acceptable to the Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only Event of Default that has occurred is an Insolvency Event.

The Trustee

     [Trustee], is the trustee under the pooling and servicing agreement. [Description of trustee]

     The trustee may have normal banking relationships with the depositor and the master servicer.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

     The weighted average life of, and, if purchased at other than par, the effective yield of each Class of Class A Certificates will be affected by the rate and timing of payments of principal on the mortgage loans (including, for this purpose, prepayments and amounts received by virtue of refinancings and liquidations of mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, the amount and timing of delinquencies and defaults by mortgagors as well as by the application of excess interest accelerated principal payments on the Class A Certificates. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the mortgage loans. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted mortgage loans and optional or required repurchases of mortgage loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the related class of Class A Certificates.

     The mortgage loans generally may be prepaid in full or in part at any time. The prepayment experience with respect to the mortgage loans will affect the weighted average life of each class of Class A Certificates.

     The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

     NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN ANY POOL, OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF CERTIFICATES. EACH INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE CERTIFICATES BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH CERTIFICATES RESULTING FROM ITS PRICE AND SUCH INVESTOR'S

OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PREPAYMENTS FOR THE RELATED POOL AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE RELATED CLASS OF CERTIFICATES, BEFORE ACQUIRING ANY CERTIFICATES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS--INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED; PREPAYMENTS OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS" HEREIN.

     The "Overcollateralization Amount" with respect to each class of Class A Certificates is equal to the amount, if any, by which the related Pool Balance exceeds the outstanding principal balance for the related class of Class A Certificates. The Insurer will require, based upon the terms and conditions hereinafter described, that the Overcollateralization Amount with respect to each class of Class A Certificates be maintained at the Specified Overcollateralization Amount with respect to such class.

     The rate of prepayment on the mortgage loans cannot be predicted. Neither the master servicer nor the depositor is aware of any relevant studies or statistics on the rate of prepayment of such mortgage loans. All of the mortgage loans contain "due-on-sale" provisions and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan.

Effect of Overcollateralization Feature

     Because all or a portion of the Excess Cashflow (as defined below) may be applied as an principal payment in reduction of the outstanding principal balance of the Class A Certificates, the weighted average life of such Class A Certificates will also be influenced by the amount of such Excess Cashflow so applied. "Excess Cashflow" with respect to a Payment Date and a class of Class A Certificates means the amount on deposit in the Collection Account in respect of Available Funds during the related Collection Period, available after making the distributions with respect to such Class specified in clauses
(1) through (5) under the caption "Description of the Certificates--Priority of Distributions" on such Payment Date. Because Excess Cashflow attributable to the overcollateralization feature is derived, in part, from interest collections on the mortgage loans and will be applied to reduce the outstanding principal balance of each class of Class A Certificates, the aggregate payments in reduction of the outstanding principal balance of Class A Certificates on a Payment Date will usually be greater than the aggregate amount of Principal Collections (including prepayments) on the mortgage loans payable during the related Collection Period until the Specified Overcollateralization Amount with respect to such Class is reached. As a consequence, Excess Cashflow available for payment in reduction of the outstanding principal balance of the Class A Certificates will increase in proportion to such outstanding principal balance over time, to the extent such Excess Cashflow is not applied to offset losses on the mortgage loans.

                         [CLASS A-1 DECREMENT TABLES]

                         [CLASS A-2 DECREMENT TABLES]

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by the depositor towards the purchase of the mortgage loans from the seller.

                        FEDERAL INCOME TAX CONSEQUENCES

     Investors may wish to review the material set forth in this section together with the information in the section "Material Federal Income Tax Consequences" in the prospectus.

     For federal income tax purposes, the trust estate will consist of a pool of assets with respect to which an election will be made to treat such pool as one or more "real estate mortgage investment conduits" ("REMIC") for federal income tax purposes. The Class A and Class B Certificates will represent ownership of "regular interests" in a REMIC and the Class R Certificates will represent ownership of one or more of the "residual interests" in a REMIC. Accordingly, prospective investors should review the section entitled [REMICs] under "Material Federal Income Tax Consequences" in the prospectus.

     All interest and original issue discount ("OID") on the Class A and Class B Certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. The Class A and Class B Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of [ ]%. No representation is made that the mortgage loans will, in fact, prepay at this or any other rate. In certain circumstances, OID regulations (as described under "Material Federal Income Tax Consequences" in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by the Master Servicer. in preparing reports to the certificateholders and the Internal Revenue Service.

     If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. If that happens, certificateholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.

     Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate when the certificateholder acquires it. The use of an assumption that there will be no prepayments might be required in calculating the amount of premium to be amortized in each period. Holders of those classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any premium. See "Material Federal Income Tax Consequences" in the prospectus.

     Distributions of interest and principal as well as distributions of proceeds from the sale of certificates, may be subject to the backup withholding tax under section 3406 of the Code if the recipients of these distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the certificates under tax laws of any state. Investors considering an investment in the offered certificates may wish to consult their own tax advisors regarding these tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of the purchase, ownership and disposition of the offered certificates.

Special Tax Considerations Applicable to the Residual Certificates

     The regulations under the provisions of the Internal Revenue Code related to REMICs significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

     The REMIC regulations provide that a transfer to a U.S. Person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The final REMIC regulations add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income to be "attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Material Federal Income Tax Consequences--REMIC Securities--Taxation of Owners of Residual Interest Securities--Noneconomic Residual Interest Securities" in the prospectus.

     The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' terms that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     As discussed above, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Material Federal Income Tax Consequences--REMIC Securities--Taxation of Owners of Residual Interest Securities" in the prospectus.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMICs in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See "Material Federal Income Tax Consequences--REMIC Securities--Possible Pass-Through of Miscellaneous Itemized Deductions" and "--Taxation of Owners of Residual Interest Securities" in the prospectus.

                             ERISA CONSIDERATIONS

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, or to
Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans or with assets of Plans that are subject to ERISA must satisfy ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans. It is anticipated that the certificates will constitute "equity interests" for the purpose of the Plan Assets Regulation.

     The U.S. Department of Labor has granted to the underwriter[s] [an] [substantially identical] administrative exemption[s] ([together,] the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption extends exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the [Class PO and] Class R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- from S&P or Fitch, or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

       [Because the Class PO Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class PO Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class PO Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.]

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, A PLAN MAY HAVE ENGAGED IN A PROHIBITED TRANSACTION OR INCUR EXCISE TAXES OR CIVIL PENALTIES IF IT PURCHASES AND HOLDS CLASS A-R CERTIFICATES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATES (AND OF CERTIFICATES OF ANY CLASS THAT, BECAUSE OF A CHANGE OF RATING, NO LONGER SATISFY THE RATING REQUIREMENT OF THE EXEMPTION) WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

     O A REPRESENTATION FROM THE TRANSFEREE OF THE CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, THAT THE TRANSFEREE IS NOT A PLAN, OR A PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS TO EFFECT THE TRANSFER;

     O IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PCTE 95-60")) AND THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR

     O AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY

OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING
AGREEMENT.

[THE FIRST REPRESENTATION WILL BE DEEMED TO HAVE BEEN MADE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS PO CERTIFICATE. IF THE REPRESENTATION IS NOT TRUE, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING A PLAN'S ASSETS IS INITIATED WITHOUT THE REQUIRED OPINION OF COUNSEL, THE ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID.]

     Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

     Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated , between the depositor and the underwriter, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Class A Certificates.

     Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates will be approximately $_______, plus accrued interest, before deducting expenses payable by the depositor, estimated to be $______in the aggregate. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The depositor has been advised by the underwriter that it presently intends to make a market in the offered certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1993, as amended.

                                 LEGAL MATTERS

     Certain legal matters with respect to the offered certificates will be passed upon for the depositor by [ ], and for the underwriter by ________.

                                    RATINGS

     The Class A Certificates must receive ratings of "____" by [Rating Agency] and "__" by [Rating Agency] prior to their issuance.

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects for the certificates. However, the ratings on the certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the certificates will depend primarily upon the financial strength of the Insurer. Any reduction in a rating assigned to the claims-paying ability of the Insurer below the ratings initially assigned to the certificates may result in a corresponding reduction of the ratings assigned to the certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

PAGE

                                   ANNEX I:
                    INSURER'S AUDITED FINANCIAL STATEMENTS

     [ATTACHED TO PROSPECTUS SUPPLEMENT IF NOT INCORPORATED BY REFERENCE]

                                   ANNEX II:
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the Class A Certificates will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The Class A Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.

     A holder that is not a U.S. person (as described below) will be subject to U.S. withholding taxes unless the holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Class A Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

     Trading Between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Sellers and Clearstream or Euroclear Purchasers. When Class A Certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the Class A Certificates from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the Class A Certificates. After settlement has been completed, the Class A Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Class A Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the Class A Certificates would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading Between Clearstream or Euroclear Sellers and DTC Purchasers. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the Class A Certificates to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding a day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

     o borrowing the Class A Certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Class A Certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

     Exemption for non-U. S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

     Exemption or reduced rate for non-U. S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

     The term "U.S. person" means generally (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders, some of which may be subject to special rules, of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




         [Collateralized Mortgage Bond Form of Prospectus Supplement]




                    Subject to Completion, Dated ___, 200__

            Prospectus Supplement to Prospectus Dated _______, 200_


                        $_______________ (Approximate)
                        BellaVista Mortgage Trust 200_
                                    Issuer


-----------------------------
Consider carefully the risk              Collateralized Mortgage Bonds
factors beginning on page
[___] in this prospectus        The issuer will issue:
supplement and on page
[___] in the accompanying         o   [___] classes of Class A-1 bonds; and
prospectus.
                                  o   [___] classes of subordinate bonds.
The bonds represent
obligations of the issuer       The bonds:
only, and do not represent
an interest in or                 o   will be collateralized primarily by [closed-end] [fixed rate]
obligation of the                     mortgage loans secured by [first] [and second] liens on one-
depositor, the owner                  to four-family residential properties;
trustee, the bond trustee
or any of their respective        o   currently have no trading market; and
affiliates.
                                  o   [will] [will not] be treated for federal income tax purposes as
This prospectus supplement            REMIC regular interests.
may be used to offer and
sell the bonds only if
accompanied by the
prospectus.
-----------------------------


The underwriter will buy the bonds from the depositor at a price equal to _____ of their face value. The underwriter will sell the bonds from time to time in negotiated transactions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 [UNDERWRITER]
                                    [Date]

                               TABLE OF CONTENTS


SUMMARY...........................................S-3
RISK FACTORS......................................S-6
DESCRIPTION OF THE MORTGAGE POOL..................S-7
      General.....................................S-7
      The Index..................................S-13
      Assignment of Mortgage Loans...............S-13
      Underwriting Standards.....................S-15
DESCRIPTION OF THE BONDS.........................S-16
      General....................................S-16
      Book-Entry Bonds...........................S-17
      Payments on Mortgage Loans;
        Deposits to Collection Account
        and Distribution Account.................S-17
      Payment Dates..............................S-17
      Priority of Distributions..................S-18
      The Bond Rate..............................S-18
      Interest...................................S-19
      Principal..................................S-19
      Allocation of Realized Losses..............S-20
      Remedies Upon Default......................S-20
      Reports to Bondholders.....................S-21
      Stated Maturity............................S-22
      Optional Redemption of the Bonds...........S-22
      Optional Clean-Up Redemption of the Bonds..S-22
      Amendment..................................S-23
      Voting Rights..............................S-23
THE ISSUER AND THE DEPOSITOR.....................S-23
SERVICING OF THE MORTGAGE LOANS..................S-24
      Master servicer............................S-24
      Foreclosure, Delinquency and
        Loss Experience..........................S-24
      Servicing Procedures.......................S-25
      Hazard Insurance...........................S-25
      Realization Upon Defaulted Mortgage Loans..S-26
      Servicing Compensation and
        Payment of Expenses......................S-26
      Advances...................................S-27
      Evidence as to Compliance..................S-27
      Certain Matters Regarding the
        Depositor and Master Servicer............S-28
      Master Servicer Defaults...................S-29
      Rights Upon an Event of Default............S-30
      The Bond Trustee...........................S-30
 YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE.....S-30
      General....................................S-30
      Subordination of the Class B-1
        Subordinate Bonds........................S-31
      Weighted Average Life......................S-32
USE OF PROCEEDS..................................S-32
FEDERAL INCOME TAX CONSEQUENCES..................S-32
ERISA CONSIDERATIONS.............................S-33
LEGAL INVESTMENT CONSIDERATIONS..................S-34
UNDERWRITING.....................................S-34
LEGAL MATTERS....................................S-34
RATINGS..........................................S-35
INDEX OF DEFINED TERMS...........................S-36
ANNEX I: GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES................. Annex I-1

           Important Notice About the Information Presented in This Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the bonds in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of bonds, and (2) this prospectus supplement, which describes the specific terms of your series of bonds and may be different from the information in the prospectus.

         If the terms of your series of bonds and any other information contained herein vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-__ in this prospectus supplement.

         The underwriter may engage in transactions that stabilize, maintain, or in some way affect the price of the bonds. These types of transactions may include stabilizing the purchase of bonds to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, please read the section entitled "Underwriting" in this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports and other information at the following regional offices of the SEC:

         New York Regional Office          Chicago Regional Office
         233 Broadway                      500 West Madison Street, Suite 1400
         New York, New York 10279          Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the Depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                                  [Depositor]
                         1299 Ocean Avenue, Suite [ ]
                        Santa Monica, California 90401
                               (310) [_________]

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                                    SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the bonds.


BELLAVISTA MORTGAGE TRUST [___]
COLLATERALIZED MORTGAGE BONDS

              Approximate
             Initial Class
               Principal     Interest
  Class         Balance         Rate      Designation
---------    --------------  ---------   ------------
   A-1                   $          %
   B-1                   $          %
    R                    $          %


The initial class principal balance is subject to a variance of [___]%.

THE ISSUER

BellaVista Mortgage Trust 200___ is a statutory trust established under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the sole purpose of issuing the bonds and an investor certificate. The investor certificate, which represents the sole equity interest in the trust, is not offered hereby and will initially be retained by the depositor. The bonds represent obligations of the issuer only, and no other person or entity has guaranteed or is otherwise obligated to pay the bonds.

THE SELLER

[Seller]

THE DEPOSITOR

[Depositor] maintains its principal office at 1299 Ocean Avenue, Suite [ ], Santa Monica, California 90401. Its telephone number is (310) [______]. See "The Depositor" in the prospectus.

MANAGER

[________] will act as the manager of the issuer pursuant to a management agreement, under which the manager will provide certain administrative duties to the issuer and owner trustee.

THE MASTER SERVICER

[Master servicer]

The master servicer will act as master servicer under a servicing agreement with the issuer.

THE BOND TRUSTEE

[Trustee]

CUT-OFF DATE

__________, 200 .

CLOSING DATE

__________, 200 .

PAYMENT DATE

The [__] day of each month, or if that day is not a business day, the next business day. The first payment date is ____________, 200 .

RECORD DATE

The last business day preceding a payment date, unless the bonds are no longer book-entry bonds, in which case the record date is the last business day of the month preceding the month of a payment date.

REGISTRATION OF BONDS

We will issue the bonds in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the bonds are book-entry, they will be registered in the name of a depository, or in the name of a depository's nominee.

TRUST PROPERTY

The issuer has granted a security interest in the trust property held by the bond trustee for the benefit of the bondholders. The trust property includes:

o a pool of [closed-end] [fixed rate] mortgage loans, secured by first [and second] deeds of trust or mortgages on one- to four-family residential properties;

o    payments on the mortgage loans received on and after the Cut-off Date;

o property that secured a mortgage loan that has been acquired by foreclosure or deed in lieu of foreclosure;

o rights under any hazard insurance policies covering the mortgaged properties; and

o    amounts on deposit in accounts described in this prospectus supplement.

THE MORTGAGE LOANS

The mortgage loans will consist of:

Mortgage loans secured by first or second lien deeds of trust on residential properties located in states [and in the District of Columbia]. As of the close of business on _______, 200 , these mortgage loans had an aggregate principal balance of approximately $______ and had the following characteristics, all of which are approximate figures:

Number of Mortgage Loans:                    ________
Range of Outstanding Principal
    Balances:                                 $______
Average Outstanding Principal Balance:        $______
Range of Remaining Terms to Stated
    Maturity:                                 ___months
Weighted Average Remaining Term to
    Stated Maturity:                          ___months
Range of Loan Rates:                            ___%
Weighted Average Loan Rate:                     ___%
Range of Combined Loan-to-Value
    Ratios:                                     ___%
Weighted Average Combined Loan-
    to-Value Ratio                              ___%
Geographic Concentrations in Excess of
    5%: [State]                                 ___%

MONTHLY ADVANCES

If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust to cover delinquent mortgage loan payments. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the bonds, not to guarantee or insure against losses.

THE BONDS

Interest Distributions

o Interest accrues on the bonds from the first day of a calendar month through the last day of that calendar month.

On each payment date, you will be entitled to the following:

o    interest at the bond rate that accrued during the interest period; and

o any interest that was due on a prior payment date and not paid. [In addition, interest will have accrued on the amount of interest that was previously due and not paid.]

Principal Distributions

o Principal distributions are payable on each payment date. However, no class of bonds will receive a principal distribution until the other classes with a lower numerical class designation are paid in full.

o Shortfalls in available funds may result in a class receiving less than what is due.

o The calculation of the amount a class is entitled to receive on each payment date and the priority of principal distributions among the bonds is described in this prospectus supplement under "Description of the Bonds -- Principal."

CREDIT ENHANCEMENT

Subordination: The subordinate classes of bonds will provide credit enhancement for the Class A-1 bonds. More specifically, the Class A-1 bonds will have payment priority over the Class B-1 bonds, as described herein.

OPTIONAL TERMINATION

The issuer will have the option to redeem all, but not less than all, of the bonds on any payment date after which the aggregate outstanding principal balance of the mortgage loans is equal to or less than [20%] of the principal balance of the mortgage loans as of the Cut-off Date. The optional redemption price must equal 100% of the unpaid principal balance of the bonds plus accrued and unpaid interest thereon. See "Description of the Bonds -- Optional Redemption of the Bonds" in this prospectus supplement for more information.

FEDERAL INCOME TAX CONSEQUENCES

The bonds will be characterized as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" herein.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of ERISA and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended, can limit investments by certain pension and other employee benefit plans. Provided certain conditions are met, the bonds may be purchased by pension and other employee benefit plans. If you are a fiduciary of a pension or other employee benefit plan that is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a bond. See "ERISA Considerations" herein.

LEGAL INVESTMENT CONSIDERATIONS

The bonds are [not] eligible under the Secondary Mortgage Market Enhancement Act of 1984. [Consequently, some institutions will be unable to invest in the bonds.] See "Legal Investment" in the prospectus.

BOND RATING

The trust will not issue the bonds unless they receive a rating of " " by [Rating Agency] and " " by [Rating Agency].

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency. See "Ratings" herein.

                                 RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of bonds. You should also carefully consider the information set forth under "Risk Factors" in the prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted as of the Cut-off Date.

Interest Payments on the        If a mortgagor prepays a mortgage loan in full, the mortgagor is
Mortgage Loans May Be           charged interest only up to the date of the prepayment, instead of a
Reduced; Prepayments of         full month. The master servicer is obligated to reduce its servicing
Principal May Reduce            fee in the month of such prepayment so that one month's
Interest Payments               interest is paid with such prepayment in full. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, a shortfall in interest due on the bonds may result.

Certain Interest Shortfalls     The Servicemembers Civil Relief Act permits certain
Are Not Covered by the          modifications to the payment terms for mortgage loans, including
Master Servicer                 a reduction in the amount of interest paid by the borrower, under certain circumstances. The master servicer will not pay for any interest shortfalls created by the Servicemembers Civil Relief Act.

Risk of Losses as a Result of   As of     , 200, approximately % of the mortgage loans by
Geographic Concentration        aggregate  pool principal balance were secured by properties that are located in the state of [State] and approximately % of the mortgage loans by aggregate pool principal balance were secured by properties that are located in the state of [State].
                                An overall decline in the residential real estate markets in these states could reduce the values of the properties securing such mortgage loans such that the principal balances of the related mortgage loans, together with any primary financing on the properties underlying these mortgage loans, could equal or exceed the value of such properties. Since the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, there is no guaranty that the residential real estate markets in these states will not weaken. If these residential real estate markets should weaken after the dates of origination of the mortgage loans, losses on such mortgage loans will probably increase substantially. In the event of a natural disaster, such as an earthquake, fire or flood, the values of the properties may decline.
                                Neither the mortgages, the indenture nor the loan agreements require natural disaster insurance that would cover earthquake damage.

                       DESCRIPTION OF THE MORTGAGE POOL

         The bonds will be secured by a pool of -year conventional mortgage loans secured by first [and second] liens on one- to four-family residential properties (each, a "Mortgaged Property"). None of the mortgage loans will be guaranteed by any governmental agency. All of the mortgage loans will have been deposited with the trust by the depositor which, in turn, will have acquired them from [Belvedere Trust Finance Corporation] [note to draft: need to discuss whether this needs to be a taxable subsidiary] pursuant to an agreement (the "Mortgage Loan Purchase Agreement") between the depositor and Belvedere Trust Finance Corporation. All of the mortgage loans will have been acquired by Belvedere Trust Finance Corporation in the ordinary course of its business and substantially in accordance with the underwriting criteria specified herein.

General

         Certain information with respect to the mortgage loan pool is set forth below. Prior to the closing date, mortgage loans may be removed from the collateral and other mortgage loans may be substituted therefor. The depositor believes that the information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics of the mortgage loans as they will be constituted at the Closing Date, although certain characteristics of the mortgage loans in the mortgage loan pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the mortgage loans as of the Cut-off Date.

         As of the Cut-off Date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $_________ (the "Cut-off Date Pool Principal Balance"). [The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments.] All of the mortgage loans provide for payments due on the first day of each month (the "Due Date"). At origination, substantially all of the mortgage loans had stated terms to maturity of ____ years. Scheduled monthly payments made by Mortgagors on the mortgage loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Mortgagors may prepay their mortgage loans at any time without penalty.]

         Each mortgage loan will bear interest at a [fixed][adjustable] Mortgage Rate. [Each mortgage loan will bear interest at a Mortgage Rate, subject to annual adjustment on the first day of the month specified in the related Mortgage Note (each such date, an "Adjustment Date"), equal to the sum, rounded to the nearest _____ of one percentage point ( %), of (i) _______________ (the "Index") as made available by the ________ and most recently available as of _____ days prior to the Adjustment Date and (ii) a fixed percentage amount specified in the related Mortgage Note (the "Margin"); provided, however, that the Mortgage Rate will not increase or decrease by more than ____ percentage points (____%), except for mortgage loans, representing approximately ___% of the Cut-off Date Pool Principal Balance which will not increase or decrease by more than ____ percentage points (___%), on the first Adjustment Date or more than _____ percentage points (___%) on any Adjustment Date thereafter (the "Periodic

Rate Cap"). The Index with respect to any Payment Date shall be the Index in effect as of the first day of the month preceding the month in which such Payment Date occurs.]

         [All of the mortgage loans provide that over the life of the mortgage loan the Mortgage Rate will in no event increase by more than the Mortgage Rate fixed at origination plus a fixed number of percentage points specified in the related Mortgage Note (such rate, the "Maximum Rate"). None of the mortgage loans are subject to minimum Mortgage Rates. Effective with the first payment due on a mortgage loan after each related Adjustment Date, the Scheduled Payment will be adjusted to an amount that will pay interest at the adjusted rate and fully amortize the then-outstanding principal balance of the mortgage loan over its remaining term. If the Index ceases to be published or is otherwise unavailable, the Master servicer will select an alternative index based upon comparable information.]

         Each mortgage loan is, by its terms, assumable in connection with a transfer of the related Mortgaged Property if the proposed transferee submits certain information to the Master servicer required to enable it to evaluate the transferee's ability to repay the mortgage loan and if the Master servicer reasonably determines that the security for the mortgage loan would not be impaired by the assumption. See "Risk Factors" herein and in the prospectus.

         Each mortgage loan was originated on or after _______, 20.

         The latest stated maturity date of any mortgage loan is ______, 20__. The earliest stated maturity date of any mortgage loan is ______, 20__.

         [As of the Cut-off Date, no mortgage loan was delinquent more than ____ days.]

         [None of the mortgage loans are subject to buydown agreements.] [No mortgage loan provides for deferred interest or negative amortization.]

         No mortgage loan had a Loan-to-Value Ratio at origination of more than ___%. [Except for mortgage loans, representing approximately % of the Cut-off Date Pool Principal Balance,] each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage insurance policy (each a "Primary Mortgage Insurance Policy") issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses. No such Primary Mortgage Insurance Policy will be required with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value.

         The "Loan-to-Value Ratio" of a mortgage loan, at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such mortgage loans.

         The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the mortgage loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the mortgage loans as of the Cut-off Date and have been rounded in order to total 100%.


------------------------------------------------------------------------------------------------------
                               Cut-off Date Stated Principal Balances(1)
------------------------------------------------------------------------------------------------------
  Range of Cut-Off                                                              Percent of Aggregate
    Date Stated              Number of Mortgage      Aggregate Principal         Principal Balance
  Principal Balances                Loans           Balance Outstanding            Outstanding
------------------------     --------------------   ---------------------       ----------------------







------------------------------------------------------------------------------------------------------

(1) As of the Cut-off Date, the average current mortgage loans principal balance is expected to be approximately $______.


------------------------------------------------------------------------------------------------------
                                       Current Mortgage Rates(1)
------------------------------------------------------------------------------------------------------
                                                                                Percent of Aggregate
  Current Mortgage   Number of Mortgage               Aggregate Principal        Principal Balance
       Rates (%)          Loans                      Balance Outstanding           Outstanding
------------------   ---------------------           -----------------------    ----------------------






------------------------------------------------------------------------------------------------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the mortgage loans is expected to be approximately ____% per annum.

------------------------------------------------------------------------------------------------------------------
                                              Remaining Term To Maturity(1)
------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
  Remaining Term to Maturity                                     Aggregate Principal           Principal Balance
           (Months)              Number of Mortgage Loans        Balance Outstanding              Outstanding
-------------------------------  ---------------------------    -----------------------      ---------------------






------------------------------------------------------------------------------------------------------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately _____ months.



-----------------------------------------------------------------------------------------------------------------------
                                            Original Loan-To-Value Ratios(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
Original Loan-to-Value Ratios                                    Aggregate Principal           Principal Balance
              %                  Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------- ------------------------------- ----------------------------- -------------------------






-----------------------------------------------------------------------------------------------------------------------

(1) The weighted average original Loan-to-Value Ratio of the mortgage loans is expected to be approximately ___%.


----------------------------------------------------------------------------------------------------------------------
                                                     Credit Score(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
         Credit Score            Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------






-----------------------------------------------------------------------------------------------------------------------

(1) The weighted average credit score of the mortgagors is expected to be approximately ____%.

----------------------------------------------------------------------------------------------------------------------
                                   Geographic Distribution Of Mortgaged Properties(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
            State                Number Of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------






-----------------------------------------------------------------------------------------------------------------------

(1) Other includes other states, and the District of Columbia, with under % concentrations individually. No more than approximately % of the mortgage loans will be secured by Mortgaged Properties located in any one postal zip code area.


-----------------------------------------------------------------------------------------------------------------------
                                                   Occupancy Types(1)
-----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
        Occupancy Type           Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------






-----------------------------------------------------------------------------------------------------------------------

(1) Based upon representations of the related mortgagors at the time of origination.


-----------------------------------------------------------------------------------------------------------------------
                                                      Property Type
-----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
        Property Type            Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------
Single-family
Planned Unit Development
Condominium
2-4 Units
Total
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                Purpose Of Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
         Loan Purpose            Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------






----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                            Documentation For Mortgage Loans
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent Of Aggregate
                                                                 Aggregate Principal           Principal Balance
       Type of Program           Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------







----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                        Margin(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
            Margin               Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------








------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) As of the Cut-off Date, the weighted average margin of the mortgage loans is expected to be approximately

----------------------------------------------------------------------------------------------------------------------
                                                Maximum Mortgage Rates(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
      Lifetime Caps (%)          Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------






----------------------------------------------------------------------------------------------------------------------

(1) As of the Cut-off Date, the weighted average Lifetime Cap of the mortgage loans is expected to be approximately ___% per annum.


----------------------------------------------------------------------------------------------------------------------
                                         Next Mortgage Rate Adjustment Dates(1)
----------------------------------------------------------------------------------------------------------------------
                                                                                             Percent of Aggregate
                                                                 Aggregate Principal           Principal Balance
            Months               Number of Mortgage Loans        Balance Outstanding              Outstanding
------------------------------   -----------------------------   --------------------------- -------------------------




----------------------------------------------------------------------------------------------------------------------

(1) As of the Cut-off Date, the weighted average months to the next Adjustment Date of the mortgage loans was approximately months.


The Index

[Description Of Index]

Assignment of Mortgage Loans

         On _________, the closing date, the depositor will transfer to the issuer all of its right, title and interest in and to each mortgage loan, the mortgage notes, mortgages and other documents (collectively, the "Related Documents"), including all payments received on or with respect to each mortgage loan on or after the applicable Cut-off Date, but not including interest payments due prior to the Cut-off Date. Each mortgage loan transferred to the issuer will be identified in a mortgage loan schedule delivered to the bond trustee pursuant to the indenture. The mortgage loan schedule will include information about the principal balance of each mortgage loan as of the Cut-off Date, its loan rate as well as other information.

         Under the indenture, the issuer will pledge all its right, title and interest in and to the mortgage loans and under the mortgage loan purchase agreement with the seller (including the right to enforce the seller's re-purchase obligation) to the bond trustee for the benefit of the bondholders. The issuer will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for defective mortgage loans. The obligations of the seller and the depositor with respect to the bonds are limited to their obligation to purchase or substitute for defective mortgage loans.

         Within 90 days of the closing date, the bond trustee will review the mortgage loans and the Related Documents pursuant to the indenture and if any mortgage loan or Related Document is found to be defective in any material respect and that defect is not cured within 90 days following notification of the defect to the depositor, the seller will be obligated to either replace the defective mortgage loan with an Eligible Substitute mortgage loan or to repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date. The depositor may cause the seller to purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest on the defective mortgage loan, computed at the loan rate, net of the servicing fee (if the seller is the master servicer), plus the amount of any unreimbursed servicing advances made by the master servicer. The purchase price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after the substitutions or repurchase obligation arises. The Determination Date is the [______] day of each month. The obligation of the seller to repurchase or substitute a defective mortgage loan, which will be assigned to the depositor and by the depositor to the trust, is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the bond trustee or the bondholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the depositor will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after the substitution or repurchase obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related defective mortgage loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

         An Eligible Substitute Mortgage Loan is a mortgage loan substituted by the depositor for a defective mortgage loan which must, on the date of the substitution:

         o have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance), equal to or less than the principal balance of the defective mortgage loan;

         o have a loan rate not less than the loan rate of the defective mortgage loan and not more than ___% in excess of the loan rate of a defective mortgage loan;

         o have a mortgage of the same or higher level of priority as the defective mortgage loan at the time of substitution;

         o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

         o comply with each representation and warranty set forth in the indenture (deemed to be made as of the date of substitution);

         o have an original loan-to-value ratio not greater than that of the defective mortgage loan;

         o be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence.

         More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

         The depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the bond trustee with respect to each mortgage loan (e.g., Cut-off Date principal balance and the loan rate). In addition, the depositor will represent and warrant, on the closing date, that, among other things:

         o at the time of transfer to the trust, the depositor has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien; and

         o each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws.

         These representations will be made on the basis of representations made to the depositor by the seller of the mortgage loans. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the issuer or the bondholders in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to substitute for the defective mortgage loan an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the indenture that materially and adversely affects the interests of the bondholders.

Underwriting Standards

         All of the mortgage loans have been purchased by [___________] [Belvedere Trust Finance Corporation] in the ordinary course of business directly from banks, savings and loan associations, mortgage bankers and other mortgage loan originators (each, an "Originator"), or in the secondary mortgage market. [Belvedere Trust Finance Corporation] approves individual institutions as eligible Originators after an evaluation of certain criteria, including the Originator's mortgage origination and servicing experience and financial stability. [Each Originator and/or the entity from which Belvedere Trust Finance Corporation purchased the mortgage loans will represent and warrant that all mortgage loans originated and/or sold by it will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.]

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

                           DESCRIPTION OF THE BONDS

         The BellaVista Mortgage Trust [___] Collateralized Mortgage Bonds will be issued pursuant to the indenture. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries describe certain provisions of the indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. Wherever particular sections or defined terms of the indenture are referred to, these sections or defined terms are incorporated into this prospectus supplement by reference.

General

         The bonds will be issued in denominations of $25,000 and multiples of $1 in excess of $1,000. The property of the issuer will consist of:

         o  the mortgage loans;

         o payments on the mortgage loans received on and after the Cut-off Date (exclusive of amounts that were due prior to the Cut-off
            Date);

         o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

         o the Collection Account and the Distribution Account and funds on deposit in these accounts, but not including any interest earned on these accounts; and

         o rights under hazard insurance policies covering the mortgaged properties.

         Definitive bonds will be transferable and exchangeable at the corporate trust office of the bond trustee, which will initially act as bond registrar. See "Book-Entry Bonds" below. No service charge will be made for any registration of exchange or transfer of bonds, but the bond trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The person in whose name a bond is registered as such in the bond register is referred to herein as a bondholder.

         The bonds will not be listed on any securities exchange.

Book-Entry Bonds

         The bonds will be issued in book-entry form. See "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

         Neither the issuer, the depositor, the seller, the master servicer nor the bond trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The master servicer shall establish and maintain a separate Collection Account for the benefit of the holders of the bonds. The Collection Account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee), the master servicer will deposit these amounts in the Collection Account. Amounts deposited may be invested in Eligible Investments maturing no later than two Business Days prior to the next succeeding date on which amounts on deposit in the Collection Amount are required to be deposited in the Distribution Account.

         The bond trustee will establish a Distribution Account into which amounts withdrawn from the Collection Account for distribution to bondholders on a Payment Date will be deposited. The Distribution Account will be an Eligible Account. Amounts on deposited in the Distribution Account may be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         An Eligible Account is an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC or otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the bond trustee, without reduction or withdrawal of their then current ratings of the bonds.

         Eligible Investments are specified in the indenture and are limited to investments that meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the bonds.

Payment Dates

         On each Payment Date, which is the [15th] day of each month, or if such day is not a Business Day, then the next Business Day, commencing in _____________, the holders of the bonds will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described below under "Priority of Distributions," an aggregate amount equal to the sum of (a) the Interest Payment Amounts for each class of bonds and (b) the Principal Payment Amounts. Distributions will be made (1) in immediately available funds to holders of bonds, the aggregate principal balance of which is at least $1,000,000, by wire transfer or to the account of such bondholder at a domestic bank or other entity having appropriate facilities therefor, if such bondholder has so notified the bond trustee in accordance with the indenture, or (2) by check mailed to the address of the person as it appears on the bond register maintained by the bond trustee as bond registrar.

Priority of Distributions

         On each Payment Date the bond trustee shall withdraw from the Distribution Account the Available Funds and make distributions in the following order of priority:

                 (1) to the bond trustee, the trustee fee for that Payment
            Date;

                 (2) to the master servicer, the amount of any accrued and
            unpaid servicing fee;

                 (3) to holders of the Class A-1 bonds, the Class Interest
            Distribution for the Class A-1 bonds;

                 (4) to holders of the Class A-1 bonds, until the principal balance of the Class A-1 bonds has been reduced to zero, the Monthly Principal Distributable Amount;

                 (5) to holders of the Class B-1 bonds, the Class Interest
            Distribution for the Class B-1 bonds;

                 (6) to holders of the Class B-1 bonds, until the principal balance of the Class B-1 bonds has been reduced to zero, the Monthly Principal Distributable Amount;

                 (7) to the master servicer, the amount of Nonrecoverable
            Advances not previously reimbursed; and

                 (8) to the holders of the investor certificate, the balance.

The Bond Rate

         The Bond Rate for any interest accrual period with respect to the Class A-1 bonds will be ____% per annum, and the Class B-1 bonds will be ____% per annum. Interest accrual period means the period from the first day of the calendar month preceding the month of that Payment Date through the last day of that calendar month.

         Interest will accrue on the bonds on the basis of a 360-day year consisting of twelve 30-day months.

Interest

         On each Payment Date, if there are sufficient funds available, the Class Interest Distribution will be distributed for each class of bonds. The Class Interest Distribution is equal to the sum of (a) one month's interest at the Bond Rate on the related Class A Principal Balance immediately prior to that Payment Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for such Class of bonds for that Payment Date. As to any Payment Date and Class of bonds, the Class Interest Carryover Shortfall is the sum of (x) the excess of the related Class Monthly Interest Distributable Amount for the preceding Payment Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Payment Date, over the amount in respect of interest that is actually distributed to that class on the prior Payment Date plus (y) one month's interest on the excess, to the extent permitted by law, at the related Bond Rate. The interest entitlement described in (a) above will be reduced by such class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for that Payment Date.

         On each Payment Date, the Class Interest Distribution for the Class A-1 bonds will be distributed in priority to such distributions for the Class B-1 bonds, and any shortfall in the amount required to be distributed as interest to each class will be allocated to Class B-1 bondholders.

Principal

         On each Payment Date, principal will be distributed to the holders of bonds then entitled to distributions of principal as described under "Priority of Distributions" above.

         Class A Monthly Principal Distributable Amount means to the extent that funds are available, the amount equal to the sum of the following amounts, without duplication, for the immediately preceding Due Period:

         o each payment of principal on a mortgage loan received by the master servicer during the Due Period, including all full and partial principal prepayments,

         o the principal balance as of the end of the immediately preceding Due Period of each mortgage loan that became a liquidated mortgage loan for the first time during that Due Period,

         o the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Due Period, and

         o any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed.

         Due Period means, with respect to any Determination Date or Payment Date, the calendar month immediately preceding that Determination Date or Payment Date.

         A liquidated mortgage loan, for any Payment Date, is a mortgage loan as to which the master servicer has determined that all Liquidation Proceeds that it expects to recover with respect to such mortgage loan (including upon disposition of the related REO Property) have been recovered. This determination shall be in accordance with the servicing procedures in the indenture and shall be made at the end of the preceding Due Period.

Allocation of Realized Losses

         A "Realized Loss" means (a) with respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of that mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan, or (b) in the event of bankruptcy of a borrower, the amount by which a bankruptcy court reduces the secured debt to the value of the related mortgaged property (a "Deficient Valuation"). A defaulted mortgage loan will be deemed a "liquidated mortgage loan" generally when such mortgage loan or the related REO Property has been disposed of and all amounts expected to be recovered in respect of that mortgage loan have been received by the related servicer. In determination whether a Realized Loss is a loss of principal or of interest, liquidation proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

         If a Realized Loss occurs on the mortgage loans, on each Payment Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of the Class B-1 bonds, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-1 bonds while those bonds are outstanding, then to the Class A-1 bonds.

         The Class Principal Amount of the Class B-1 bonds will also be reduced by the amount, if any, by which the total Bond Principal Amount of all the bonds on any Payment Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the total Stated Principal Balance of the mortgage loans for the related Payment Date (a "Subordinate Bond Writedown Amount").

         In the event that any amount is recovered in respect of principal of a liquidated mortgage loan after any related Realized Loss has been allocated as described herein, such amount will be distributed to the bonds still outstanding, proportionately, on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that any such amounts will be recovered.

Remedies Upon Default

         Under the indenture, an Event of Default will not occur solely due to the occurrence of Realized Losses allocated to the Class B-1 bonds until all the Class A-1 bonds have been paid in full and then only if shortfalls on the Class B-1 bonds have not been paid. In addition, an Event of Default by reason of any Realized Losses that are allocated to the Class A-1 bonds will occur on any Payment Date only when the Pool Balance is less than the principal amount of the Class A-1 bonds outstanding after application of all available amounts on deposit in the Distribution Account on such Payment Date.

         At any time following an Event of Default arising from a shortfall affecting the Class A-1 bonds, the holders of outstanding bonds representing more than 50% in principal amount of all Class A-1 bonds then outstanding, may declare the bonds due and payable or take any other action pursuant to the terms of the indenture. Until the bonds have been declared due and payable following an Event of Default, the holders of the Class B-1 bonds generally may not request the bond trustee to take any action, and may not otherwise cause any action to be taken to enforce the obligation of the issuer to pay principal and interest on the Class B-1 bonds. [Additionally, prior to the bonds being declared due and payable following an Event of Default, the Class A-1 bonds will not accrue interest in any form on the interest component of any shortfall attributable to the Class A-1 bonds.]

Reports to Bondholders

         Concurrently with each distribution to the bondholders, the bond trustee will forward to each bondholder a statement (based solely on information received from the master servicer) setting forth among other items with respect to each Payment Date:

                 (1) the aggregate amount of the distribution to each class of bondholders on such Payment Date;

                 (2) the amount of the distribution set forth in paragraph (1)
            above in respect of interest and any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                 (3) the amount of the distribution set forth in paragraph (1)
            above in respect of principal;

                 (4) the pool balance, as of the close of business on the last day of the preceding Due Period;

                 (5) the Aggregate Class A Principal Balance after giving
            effect to payments allocated to principal above;

                 (6) the Aggregate Class B Principal Balance, after giving
            effect to payments allocated to principal above;

                 (7) the number and aggregate principal balances of the
            mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

                 (8) the book value of any real estate that is acquired by the trust through foreclosure or of deed in lieu of foreclosure;

                 (9) the aggregate amount of prepayments received on the
            mortgage loans during the previous Due Period; and

                 (10) the weighted average loan rate on the mortgage loans as of the first day of the month prior to the Payment Date.

         In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per bond with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the bond trustee will forward to each person, if requested in writing by such person, who was a bondholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for such calendar year.

Stated Maturity

         The Stated Maturity Date for each class of bonds is the Payment Date in ______ _____, which is the Payment Date in the month immediately following the latest stated maturity date of the mortgage loans. It is expected that the actual last Payment Date of the bonds will occur significantly earlier than such Stated Maturity Date. See "Yield, Prepayment and Weighted Average Life."

Optional Redemption of the Bonds

         The issuer has the option to redeem the bonds, in whole but not in part, on any Payment Date after which the then aggregate outstanding principal balance of the mortgage loans is equal to or less than 20% of the aggregate principal balance of the mortgage loans of the Cut-off Date.

         If the issuer elects to redeem the bonds it will deliver notice of such election to the bond trustee together with an undertaking to deposit the Redemption Price into the Distribution Account on or prior to the redemption date. The Redemption Price must equal 100% of the then aggregate outstanding Class Principal Amount of all the bonds, plus accrued interest thereon through the end of the Accrual Period immediately preceding the related Payment Date. There will be no prepayment premium in connection with such a redemption.

         At the option of the issuer, such optional redemption of the bonds can be effected without retiring the bonds, so that the issuer has the ability to own or resell the bonds. Upon a redemption with retirement of the bonds, the collateral securing the bonds will be released from the lien of the indenture. The payment on the final Payment Date in connection with the redemption of the bonds shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the bonds.

Optional Clean-Up Redemption of the Bonds

         On any Payment Date on or after the Payment Date (the "Clean-Up Call Date") on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, the issuer will have the option to sell the mortgage loans and apply the proceeds to redeem the bonds at a price equal to the amount described under "-- Optional Redemption of the Bonds" above. Upon such redemption of the bonds, any funds or property remaining as collateral will be released from the lien of the indenture.

         If the issuer does not exercise its optional clean-up redemption right on the initial Clean-Up Call Date and redeem the bonds, then on the immediately succeeding Payment Date and each

Payment Date thereafter, the applicable margin specified in clause (i) of the definition of bond Interest Rate for the Class A and Class B-1 bonds will increase to [________].

Amendment

         The indenture may be amended from time to time by the issuer and the bond trustee, without the consent of the bondholders, to clarify any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the indenture, to add to the duties of the issuer or the bond trustee or to add or amend any provisions of the indenture as required by the rating agencies in order to maintain or improve any rating of the bonds (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the issuer nor the bond trustee is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the provisions of the indenture or to comply with any requirement imposed by the Code (the "Code"); provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any bondholder; provided, that any such amendment will not be deemed to materially and adversely affect the bondholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the rating agencies stating that such amendment would not result in a downgrading of the then current rating of the bonds. The indenture may also be amended from time to time by the issuer and the bond trustee, with the consent of bondholders evidencing an aggregate of at least 51% of the voting rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the bondholders; provided that no such amendment will:

         o reduce in any manner the amount of, or delay the timing of, collections of payments on the bonds that are required to be made on any bond without the consent of the holder of such bond; or

         o reduce the percentage required to consent to any such amendment, without the consent of the holders of all bonds then outstanding.

Voting Rights

         Under the indenture, the voting rights (the "Voting Rights") will be allocated to the bonds among the classes in proportion to their respective Class Principal Balances. Voting rights allocated to a class of bonds will be further allocated among the bonds of that class on the basis of their respective percentage interests.

                         THE ISSUER AND THE DEPOSITOR

         BellaVista Mortgage Trust 200_ is a statutory trust established under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee for the sole purpose of issuing the bonds and an investor certificate. The investor certificate, which represents the sole equity interest in the trust, is not offered hereunder and will initially be retained by the depositor. The bonds represent obligations of the issuer only, and no other person or entity has guaranteed or is otherwise obligated to pay the bonds. [_____], is the manager of the issuer and performs certain administrative duties on behalf of the issuer.

         The indenture prohibits the issuer from incurring any indebtedness other than the bonds, or assuming or guaranteeing the indebtedness of any other person.

         [_________] (the "Depositor") is a Delaware corporation incorporated on ___________. The Depositor is a special purpose corporation organized for limited purposes, with limited assets and a limited operating history. The depositor maintains its principal office at 1299 Ocean Avenue, Suite [_], Santa Monica, California 90401. Its telephone number is (310) [_________]. See "The Depositor" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

Master servicer

         [Master servicer] will act as master servicer for the mortgage loans. The principal executive offices of ________________ are located at
_______________.

         The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the Indenture. The master servicer may perform its servicing obligations through one or more subservicers. The master servicer will administer and supervise the performance of each subservicer and will remain responsible for the performance of the servicing functions.

Foreclosure, Delinquency and Loss Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, as of December 31, _____, December 31, _____, and December 31, _______ on approximately $________, $________ and $_______, respectively, in outstanding principal balance of conventional mortgage loans master serviced by __________. __________commenced master servicing conventional mortgage loans during ________________. The delinquency and foreclosure percentages and the loss experience may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such mortgage loans were not outstanding long enough to give rise to some or all of the indicated periods of delinquency. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the mortgage loans in the future:

---------------------------------------------- ------------------------ ------------------------ ------------------------
                                                 As Of December 31,       As Of December 31,       As Of December 31,
                                                       20____                   20____                   20_____
Delinquent Mortgage Loans and Pending
Foreclosures at Period End(1)
---------------------------------------------- ------------------------ ------------------------ ------------------------
30-59 days
---------------------------------------------- ------------------------ ------------------------ ------------------------
60-89 days
---------------------------------------------- ------------------------ ------------------------ ------------------------
90 days or more
(excluding foreclosures)
---------------------------------------------- ------------------------ ------------------------ ------------------------



                                     S-24


---------------------------------------------- ------------------------ ------------------------ ------------------------
                                                 As Of December 31,       As Of December 31,       As Of December 31,
                                                       20____                   20____                   20_____
Delinquent Mortgage Loans and Pending
Foreclosures at Period End(1)
---------------------------------------------- ------------------------ ------------------------ ------------------------
Total Delinquencies
---------------------------------------------- ------------------------ ------------------------ ------------------------
Foreclosures pending
---------------------------------------------- ------------------------ ------------------------ ------------------------
Total delinquencies and foreclosures pending
---------------------------------------------- ------------------------ ------------------------ ------------------------
Net Loss
---------------------------------------------- ------------------------ ------------------------ ------------------------

(1)  As a percentage of the total number of loans master serviced.

         There can be no assurance that factors beyond the master servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. [For example, over the last several years there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the Master servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.]

Servicing Procedures

         The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the indenture, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

         With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period; provided, that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services.

Hazard Insurance

         The master servicer will cause to be maintained for each mortgage loan and each property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount that is at least equal to the lesser of

         o the outstanding principal balance on the mortgage loan and any related senior lien(s); and

         o the maximum insurable value of the improvements securing the mortgage loan.

         Generally, if the mortgaged property is located in a federally designated flood area, the hazard insurance to be maintained for the mortgage loan shall include flood insurance in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. Any amounts collected by the master servicer under any such policies will be deposited in the Collection Account, net of certain amounts as indicated in the indenture. The master servicer shall be under no obligation to require that any mortgagor maintain earthquake or other additional insurance; and shall be under no obligation itself to maintain any such additional insurance on property acquired, other than pursuant to applicable laws and regulations. If the master servicer obtains and maintains a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the mortgage loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations and if there shall have been a loss that would have been covered by such policy, the master servicer shall deposit in the Collection Account the amount not otherwise payable under the blanket policy because of any deductible clause.

Realization Upon Defaulted Mortgage Loans

         The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the indenture, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities for comparable loans; provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The master servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to the bondholders.

Servicing Compensation and Payment of Expenses

         With respect to each Due Period, the master servicer will receive from interest collections in respect of the mortgage loans a portion of such interest collections as a monthly servicing fee in the amount equal to [ ]% per annum, or the servicing fee rate, on the aggregate principal balances of the mortgage loans as of the first day of the related Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

         The master servicer will pay certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the indenture. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of bondholders to receive any related Net Liquidation Proceeds.

Advances

         Not later than two Business Days prior to each Payment Date, the master servicer will remit to the bond trustee for deposit in the Distribution Account an amount to be distributed on that Payment Date, equal to the sum of the interest accrued and principal due on each mortgage loan through the related Due Date but not received by the master servicer as of the close of business on the last day of the related Due Period (net of the servicing fee) (the "Monthly Advance"). Such obligation of the master servicer continues with respect to each mortgage loan until a mortgage loan becomes a liquidated mortgage loan.

         In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of

         o the preservation, restoration and protection of the mortgaged properties,

         o any enforcement or judicial proceedings, including foreclosures, and

         o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

         Each such expenditure will constitute a "Servicing Advance."

         The master servicer's right to reimbursement for Servicing Advances is limited to late collections on the related mortgage loan, including Liquidation Proceeds, Insurance Proceeds and other amounts as may be collected by the master servicer from the related mortgagor or that relate to these unreimbursed amounts. The master servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest and principal on any mortgage loan and to Liquidation Proceeds and Insurance Proceeds on the related mortgage loan. The master servicer's right to these reimbursements is prior to the rights of bondholders.

         If in the good faith judgment and sole discretion of the master servicer it determines that an advance will not be ultimately recoverable from the related mortgagor or other collections from that mortgage, the master servicer will not be required to make an advance for that mortgage loan. If the master servicer determines that an advance will not be recoverable from the related Mortgagor or the other collections from the mortgage, then the master servicer may be reimbursed from other amounts on deposit in the Collection Account.

Evidence as to Compliance

         The indenture provides for delivery on or before March 31 of each year, beginning on March 31, [year], to the bond trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the indenture throughout the preceding fiscal year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, [year], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the depositor) to the bond trustee and the rating agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the indenture and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the indenture except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Depositor and Master Servicer

         The indenture provides that the master servicer may not resign from its obligations and duties thereunder:

         o unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates; or

         o  upon the satisfaction of the following conditions:

            o the master servicer has proposed a successor master servicer to the bond trustee in writing and such proposed successor master servicer is reasonably acceptable to the bond trustee; and

            o the rating agencies have confirmed to the bond trustee that the appointment of such proposed successor master servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the bonds.

         No such resignation will become effective until the bond trustee or a successor master servicer has assumed the master servicer's obligations and duties under the indenture.

         The master servicer may perform any of its duties and obligations under the indenture through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the bond trustee and the bondholders for the master servicer's duties and obligations under the indenture, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

         Under the indenture, the trust will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the indenture (other than losses resulting from defaults under the mortgage loans). The indenture provides that neither the depositor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust, the bond trustee, the bondholders or any other person for any action taken or for refraining from taking any action pursuant to the indenture. However, neither the depositor nor the master servicer will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor or the master servicer in the performance of its duties under the indenture or by reason of reckless disregard of its obligations thereunder. In addition, the indenture provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the indenture and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action that it may deem necessary or desirable with respect to the indenture and the rights and duties of the parties thereto and the interest of the bondholders thereunder.

         Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties.

Master Servicer Defaults

         Events of default by the master servicer under the servicing agreement will consist of:

              (1) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the indenture or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for two Business Days after written notice is given of that failure to the master servicer by the bond trustee, or to the master servicer and the bond trustee by Class A bondholders evidencing an aggregate of at least 25% of the voting rights;

              (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the indenture that, in each case, materially and adversely affects the interests of the Class A bondholders and continues unremedied for 60 days after the written notice is given of such failure to the master servicer by the bond trustee, or to the master servicer and the bond trustee by Class A bondholders evidencing an aggregate of at least 25% of the voting rights;

              (3) any Insolvency Event, which includes certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations; or

              (4) any Event of Default, as defined in the Insurance Agreement, has occurred and is continuing.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of five Business Days or under clause (2) above for a period of 60 days, shall not constitute an Event of Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the master servicer shall provide the bond trustee, the depositor and the Class A bondholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Default

         So long as an Event of Default remains unremedied, either the bond trustee or Class A bondholders evidencing an aggregate of at least 51% of the voting rights may terminate all of the rights and obligations of the master servicer under the indenture and in and to the mortgage loans. In these circumstances, the bond trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the indenture and will be entitled to similar compensation arrangements. In the event that the bond trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan master servicer with all licenses and permits required to perform its obligations under the indenture. The appointed master servicer must have a net worth of at least $[ ]. Pending such appointment, the bond trustee will be obligated to act as master servicer unless prohibited by law. The successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the bond trustee and such successor may agree). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only Event of Default that has occurred is an Insolvency Event.

The Bond Trustee

         [Trustee], is the trustee under the indenture. [Description of trustee]

The bond trustee may have normal banking relationships with the depositor and the master servicer.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

         The weighted average life of, and, if purchased at other than par, the effective yield of each class of bonds will be affected by the rate and timing of payments of principal on the mortgage loans (including, for this purpose, prepayments and amounts received by virtue of refinancings and liquidations of mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, the amount and timing of delinquencies and defaults by mortgagors. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the mortgage loans. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted mortgage loans and optional or required repurchases of mortgage loans as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the related class of bonds.

         The mortgage loans generally may be prepaid in full or in part at any time. The prepayment experience with respect to the mortgage loans will affect the weighted average life of each class of bonds.

         The actual rate of prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS IN ANY POOL, OR AS TO THE YIELD TO MATURITY OF ANY CLASS OF BONDS. EACH INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE BONDS BASED ON THE ANTICIPATED YIELD TO MATURITY OF SUCH BONDS RESULTING FROM ITS PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED MORTGAGE LOAN PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF MORTGAGE LOAN PREPAYMENTS FOR THE RELATED POOL AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE RELATED CLASS OF BONDS, BEFORE ACQUIRING ANY BONDS. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS--INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED; PREPAYMENT OF PRINCIPAL MAY REDUCE INTEREST PAYMENTS" HEREIN.

         The rate of prepayment on the mortgage loans cannot be predicted. Neither the master servicer nor the depositor is aware of any relevant studies or statistics on the rate of prepayment of such mortgage loans. All of the mortgage loans contain "due-on-sale" provisions and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan.

Subordination of the Class B-1 Subordinate Bonds

         On each Payment Date, the holders of classes of bonds having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Payment Date before any distributions are made on any class of bonds subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B bonds will be more sensitive than the yields of higher ranking bonds to the rate of delinquencies and defaults on the mortgage loans.

         As more fully described herein, the principal portion of Realized Losses on the mortgage loans will be allocated first to the Class B bonds, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Class A-1 bonds. The interest portion of Realized Losses on the mortgage loans will reduce the amount available for distribution on the related Payment Date to the lowest ranking related class outstanding on such date.

Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Bonds will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "Risk Factors -- If the Rate of Prepayment on the Loans is Different than Expected, Your Yield May Be Considerably Lower Than Expected" in the accompanying prospectus.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the mortgage loans is a Constant Prepayment Rate ("CPR"). CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.

                         [CLASS A-1 DECREMENT TABLES]

                         [CLASS B-1 DECREMENT TABLES]

                                USE OF PROCEEDS

         The issuer intends to distribute all of the net proceeds of the issuance of the bonds to the Depositor which will use such proceeds to pay for the acquisition of the mortgage loans from the Seller. See "Use of Proceeds" in the accompanying prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

         Investors may wish to review the material set forth in this section together with the information in the section "Material Federal Income Tax Consequences" in the prospectus.

         Sidley Austin Brown & Wood LLP has provided the issuer with an opinion that the bonds [will] be characterized as indebtedness for federal income tax purposes.

         Interest and original issue discount on the bonds will be includable in the income of the bondholders according to their regular method of accounting. Certain of the bonds may be treated as issued with original discount. Special rules apply to debt instruments described in section 1272(a)(6) of the Internal Revenue Code (very generally, debt instruments the payments on which may be accelerated by reason of prepayments on other obligations securing the debt instruments). [Although the matter is not certain, the issuer intends to treat the bonds as not described in section 1272(a)(6) for U.S. federal income tax purposes.] [Although the matter is not certain, the issuer intends to treat the bonds as descried in section 1272(a)(6). The prepayment assumption that will be used in calculating the accrual of original issue discount on the bond will be {...}.]

         In certain circumstances, OID regulations (as described under "Material Federal Income Tax Consequences" in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a bond may be able to select a method for bondholders and the Internal Revenue Service.

         [If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of bonds might produce a negative number for certain accrual periods. If that happens, bondholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.]

         Certain classes of bonds may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a bond will be treated as holding a bond with amortizable bond premium will depend on the bondholder's purchase price and the distributions remaining to be made on the bond when the bondholder acquires it. The use of an assumption that there will be no prepayments might be required in calculating the amount of premium to be amortized in each period. Holders of those classes of bonds should consult their own tax advisors regarding the possibility of making an election to amortize any premium. See "Material Federal Income Tax Consequences" in the prospectus.

         Distributions of interest and principal as well as distributions of proceeds from the sale of bonds, may be subject to the backup withholding tax under section 3406 of the Code if the recipients of these distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but does not do so in the proper manner.

         The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the bonds under tax laws of any state. Investors considering an investment in the bonds may wish to consult their own tax advisors regarding these tax consequences.

         For a more extensive discussion of the tax consequences of investing in the bond see "Material Federal Income Tax Consequences--Non-REMIC Securities" in the prospectus, all investors should consult their own tax advisors regarding the federal, state, local or foreign tax consequences of the purchase, ownership and disposition of the bonds.

                             ERISA CONSIDERATIONS

         Any Plan fiduciary which proposes to cause a Plan to acquire any of the bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such bonds.

         Any Plan fiduciary considering whether to purchase any bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. [Before purchasing any bonds, a Plan fiduciary should make its own determination as to the availability of the exemptive relief provided in the Underwriter's exemption.] Moreover, a Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of bonds to a Plan is in no respect a representation by the issuer or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or by any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

         The bonds will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

         Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the bonds complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the prospectus.

                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated ____________, among the depositor, the issuer and the underwriter, the depositor has agreed to cause the issuer to sell to the underwriter and the underwriter has agreed to purchase from the issuer the bonds.

         Distributions of the bonds will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the issuer from the sale of the bonds will be approximately $_______, plus accrued interest, before deducting expenses payable by the depositor or the issuer, estimated to be $______in the aggregate. In connection with the purchase and sale of the bonds, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The issuer has been advised by the underwriter that it presently intends to make a market in the bonds; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the bonds will develop.

         The underwriting agreement provides that the depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1993, as amended.

                                 LEGAL MATTERS

         Certain legal matters with respect to the bonds will be passed upon for the issuer by [ ], and for the underwriter by ___________________.

                                    RATINGS

         The bonds must receive ratings of "____" by [Rating Agency] and "____" by [Rating Agency] prior to their issuance.

         A securities rating addresses the likelihood of the receipt by a bondholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects for the bonds. However, the ratings on the bonds do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that bondholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

Adjustment Date...................................S-7
Class Monthly Interest Distributable Amount......S-19
Clean-Up Call Date...............................S-22
Code.............................................S-23
CPR..............................................S-32
Cut-off Date Pool Principal Balance...............S-7
Deficient Valuation..............................S-20
Depositor........................................S-24
Due Date..........................................S-7
FHLMC.............................................S-8
FNMA..............................................S-8
Index.............................................S-7
Margin............................................S-7
Maximum Rate......................................S-8
Monthly Advance..................................S-27
Mortgage Loan Purchase Agreement..................S-7
Mortgaged Property................................S-7
Originator.......................................S-15
Periodic Rate Cap.................................S-8
Primary Mortgage Insurance Policy.................S-8
Realized Loss....................................S-20
Related Documents................................S-13
Scheduled Payments................................S-7
SEC...............................................S-1
Servicing Advance................................S-27
SMMEA............................................S-34
Subordinate Bond Writedown Amount................S-20
Substitution Adjustment..........................S-14
U.S. person.........................................4
Voting Rights....................................S-23

                                   ANNEX I:
                       GLOBAL CLEARANCE, SETTLEMENT AND
                         TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the bonds will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The bonds will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and as DTC participants.

         A holder that is not a U.S. person (as described below) will be subject to U.S. withholding taxes unless the holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



                                  Annex I-1

         Trading Between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

         Trading Between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading Between DTC Sellers and Clearstream or Euroclear Purchasers. When bonds are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the bonds from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the bonds. After settlement has been completed, the bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the bonds would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale



                                  Annex I-2
proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading Between Clearstream or Euroclear Sellers and DTC Purchasers. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the bonds to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding a day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system's customary procedures;

         o borrowing the bonds in the U.S. from a DTC participant no later than one day prior to settlement, which would give the bonds sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of global securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be



                                  Annex I-3
subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or substitute form.

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Note of Foreign Status of Beneficial Owner for United States Withholding) or substitute form. Form W-8BEN may be filed by the Beneficial Owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN is effective for three calendar years and Form W-8ECI is effective for three calendar years.

         The term "U.S. person" means generally (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders, some of which may be subject to special rules, of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.



                                  Annex I-4

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.



                                  Annex I-5

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.*

              Registration fee.................................    $     117.70
              Trustee's fees and expenses......................             *
              Legal fees and expenses..........................             *
              Accounting fees and expenses.....................             *
              Printing and engraving expenses..................             *
              Blue Sky qualification fees and expenses
                (including counsel fees).......................             *
              Rating agency fees...............................             *
              Miscellaneous....................................             *

               Total...........................................             *


*  To be filed by amendment.

Item 15.      Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

         Sections 6.1 through 6.6 of the bylaws of each of the co-registrants provides as follows:

                  6.1 The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person

                        (a) who is or was a director or officer of the
                  corporation,

                        (b) who is or was serving at the request of the
                  corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or

                        (c) who was a director or officer of a corporation
                  which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                  6.2 The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person

                        (a) who is or was an employee or agent of the
                  corporation,

                        (b) who is or was serving at the request of the
                  corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or

                        (c) who was an employee or agent of a corporation
                  which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                  6.3 Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

                  6.4 The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

                  6.5 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                  6.6   No indemnification or advance shall be made under this
         Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                        (a) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification;

                        (b)  That it would be inconsistent with any
                  condition expressly imposed by a court in approving a settlement.

         There is directors' and officers' liability insurance presently outstanding, which insures directors and officers of each of the co-registrants against certain claims arising out of the performance of their duties.

         The indenture or pooling and servicing agreement for each series of notes or certificates will provide that no director, officer, employee or agent of a co-registrant is liable to any holder of notes or certificates or to the trustee on behalf of the holders of such notes or certificates, or to any other person, except on account of such director's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indenture or pooling and servicing agreement for each series of notes or certificates will further provide that, with the exceptions stated above, a director, officer, employee or agent of a co-registrant is entitled to be indemnified by the trust against all liability in connection with the mortgage pool evidenced by such series.

Item 16.      Exhibits.

*1.1     Form of Underwriting Agreement.
*4.1     Form of Indenture (Collateralized Mortgage Bond form).
*4.2     Form of Trust Agreement.
*4.3     Form of Master Servicing Agreement.
4.4      Form of Pooling and Servicing Agreement.
5.1      Opinion of Sidley Austin Brown & Wood LLP with respect to legality.
8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to tax matters (included in Exhibit 5.1).
23.1 Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).
24.1     Powers of Attorney (included on pages II-7 and II-8).

-----------
* Filed as an exhibit to Registration Statement No. 333-117593 and incorporated herein by reference.

Item 17.      Undertakings.

         A  Undertaking Pursuant to Rule 415.

                  Each undersigned co-registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking Regarding Subsequent Documents Incorporated by
Reference.

         Each undersigned co-registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the co-registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.   Undertaking in Respect of Indemnification

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a co-registrant pursuant to the foregoing provisions, or otherwise, each co-registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of the co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         D.   Undertaking Pursuant to Rule 430A.

              Each undersigned co-registrant hereby undertakes that:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the co-registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         E.   Undertaking Regarding Trust Indenture Qualification.

         Each undersigned co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe (i) that it meets all of the requirements for filing on Form S-3 and (ii) that the security rating requirement will be met by the time of sale of the securities, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California on March 1, 2005.

                                    BELLAVISTA FINANCE CORPORATION


                                    By:          /s/ Claus Lund
                                       -------------------------------------
                                                   Claus Lund
                                                   President


                                    BELLAVISTA FUNDING CORPORATION


                                    By:          /s/ Claus Lund
                                       --------------------------------------
                                                   Claus Lund
                                                   President

                              POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of BellaVista Finance Corporation, a Delaware corporation, hereby constitute and appoint Claus Lund as their attorney in fact with full power of substitution and resubstitution, to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is attached, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorney in fact shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                                    Date
                ---------                                    -----                                    ----
                                             Chairman of the Board of Directors and
             /s/ Claus Lund                  President
---------------------------------------                                                            March 1, 2005
               Claus Lund
      (Principal Executive Officer)


        /s/ Russell Thompson                 Director, Chief Financial Officer and
---------------------------------------      Assistant Secretary                                   March 1, 2005
           Russell Thompson
(Principal Financial Officer and
Principal Accounting Officer)

        /s/ Victor A. Duva
---------------------------------------      Director                                              March 1, 2005
           Victor A. Duva

                              POWERS OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of BellaVista Funding Corporation, a Delaware corporation, hereby constitute and appoint Claus Lund as their attorney in fact with full power of substitution and resubstitution, to sign the names of the undersigned directors and officers in the capacities indicated below to the registration statement to which this Power of Attorney is attached, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorney in fact shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                        Title                                 Date
    /s/ Claus Lund                           Chairman of the Board of Directors and
-------------------------------------        President                                               March 1, 2005
               Claus Lund
      (Principal Executive Officer)


   /s/ Russell Thompson                      Director, Chief Financial Officer and
--------------------------------------       Assistant Secretary                                     March 1, 2005
           Russell Thompson
(Principal Financial Officer and
Principal Accounting Officer)

  /s/ Victor A. Duva
--------------------------------------        Director                                               March 1, 2005
           Victor A. Duva

                                 EXHIBIT INDEX

EXHIBIT

*1.1       Form of Underwriting Agreement.
*4.1       Form of Indenture (Collateralized Mortgage Bond form).
*4.2       Form of Trust Agreement.
*4.3       Form of Master Servicing Agreement.
*4.4       Form of Pooling and Servicing Agreement.
5.1        Opinion of Sidley Austin Brown & Wood LLP with respect to legality.
8.1 Opinion of Sidley Austin Brown & Wood LLP with respect to tax matters (included in Exhibit 5.1).
23.1 Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).
24.1       Powers of Attorney (included on pages II-7 and II-8).

-----------
* Filed as an exhibit to Registration Statement No. 333-117593 and incorporated herein by reference.